Exhibit 10.1

EXECUTION VERSION

CREDIT AND GUARANTY AGREEMENT

dated as of September 4, 2013

among

GPT PROPERTY TRUST LP,

as Borrower,

GRAMERCY PROPERTY TRUST INC.

AND

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

VARIOUS LENDERS,

DEUTSCHE BANK SECURITIES INC.,

as Sole Lead Arranger,

DEUTSCHE BANK SECURITIES INC.,

as Sole Bookrunner,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

$100,000,000 Senior Secured Credit Facility

ii

4.9. No Material Adverse Effect	82
4.10. Adverse Proceedings, Etc.	82
4.11. Payment of Taxes.	82
4.12. Properties	82
4.13. Environmental Matters	83
4.14. No Defaults	84
4.15. Material Contracts	84
4.16. Governmental Regulation	84
4.17. Margin Stock	85
4.18. Employee Matters	85
4.19. Employee Benefit Plans	85
4.20. Solvency	85
4.21. Collateral Documents.	85
4.22. Compliance with Statutes, Etc.	86
4.23. Disclosure	86
4.24. PATRIOT Act	86
4.25. Sanctioned Persons	86
4.26. Use of Proceeds	87
4.27. REIT Status	87
4.28. Insurance	87

SECTION 5. AFFIRMATIVE COVENANTS	87
5.1. Financial Statements and Other Reports	87
5.2. Existence	91
5.3. Payment of Taxes, Claims, and Obligations	91
5.4. Maintenance and Operation of Properties	92
5.5. Insurance	92
5.6. Books and Records; Inspections	94
5.7. Compliance with Laws	94
5.8. Additional Guarantees and Security	94
5.9. Borrowing Base Additions	95
5.10. Use of Proceeds	95
5.11. Maintenance of REIT Status	95
5.12. Further Assurances	95
5.13. Borrowing Base Leases	96
5.14. Environmental Compliance	97
5.15. Material Contracts	98
5.16. Approved Management Agreements	98
5.17. Cash Management Agreement	98
5.18. Qualified Ground Leases.	98
5.19. Interest Rate Hedging	102
5.20. Alterations	102
5.21. Post Closing Obligations	103

SECTION 6. NEGATIVE COVENANTS	103
6.1. Indebtedness	104
6.2. Liens	105

iii

6.3. No Further Negative Pledges	107
6.4. Restricted Payments	108
6.5. Restrictions on Subsidiary Distributions	108
6.6. Investments	109
6.7. Financial Covenants	109
6.8. Fundamental Changes; Disposition of Assets	109
6.9. Transactions with Shareholders and Affiliates.	112
6.10. Conduct of Business	112
6.11. Modification or Waivers of Organizational Documents and Certain Related Agreements	112
6.12. [INTENTIONALLY OMITTED]	112
6.13. Fiscal Year	112
6.14. Limitation on Hedge Agreements	112
6.15. Accounts	112

SECTION 7. GUARANTY	113
7.1. Guaranty of the Obligations	113
7.2. Contribution by Guarantors	113
7.3. Payment by Guarantors	114
7.4. Liability of Guarantors Absolute	114
7.5. Waivers by Guarantors	116
7.6. Guarantors’ Rights of Subrogation, Contribution, Etc.	117
7.7. Subordination of Other Obligations	117
7.8. Continuing Guaranty	117
7.9. Authority of Guarantors or Borrower	117
7.10. Financial Condition of Borrower	118
7.11. Bankruptcy, Etc.	118
7.12. Discharge of Guaranty Upon Sale of Guarantor	119
7.13. Local Law Waivers	119

SECTION 8. EVENTS OF DEFAULT	119
8.1. Events of Default	119
8.2. Application of Proceeds	123
8.3. Borrowing Base Asset Disqualification	124

SECTION 9. AGENTS	124
9.1. Appointment of Agents	124
9.2. Powers and Duties	125
9.3. General Immunity	125
9.4. Agents Entitled to Act as Lender	127
9.5. Lenders’ Representations, Warranties and Acknowledgment	127
9.6. Right to Indemnity	127
9.7. Successor Administrative Agent and Swing Line Lender	128
9.8. Collateral Documents and Guaranty	129
9.9. Withholding Taxes	130

iv

SECTION 10. MISCELLANEOUS	130
10.1. Notices	130
10.2. Expenses	132
10.3. Indemnity	133
10.4. Set-Off	134
10.5. Amendments and Waivers	135
10.6. Successors and Assigns; Participations	137
10.7. Independence of Covenants	140
10.8. Survival of Representations, Warranties and Agreements	140
10.9. No Waiver; Remedies Cumulative	140
10.10. Marshalling; Payments Set Aside	141
10.11. Severability	141
10.12. Obligations Several; Independent Nature of Lenders’ Rights	141
10.13. Headings	141
10.14. APPLICABLE LAW	141
10.15. CONSENT TO JURISDICTION	142
10.16. WAIVER OF JURY TRIAL	142
10.17. Confidentiality	143
10.18. Usury Savings Clause	144
10.19. Counterparts	144
10.20. Effectiveness; Entire Agreement	144
10.21. PATRIOT Act	144
10.22. Electronic Execution of Assignments	144
10.23. No Fiduciary Duty	145
10.24. Disclosure of Information Relating to Agreement	145

v

APPENDICES:	A	Revolving Commitments
	B	Notice Addresses
	C	Borrowing Base Assets
	D	Approved Reserves

SCHEDULES:	1.1(a)	Guarantors as of the Effective Date
	1.1(b)	Guarantors as of the Closing Date
	1.1(c)	Guarantor Subsidiary Requirements
	3.1(b)	Organizational and Capital Structure
	3.1(d)	Material Litigation
	4.1	Jurisdictions of Organization and Qualification
	4.2	Equity Interests and Ownership
	4.12	Title to Properties
	4.13	Environmental Matters
	4.15	Material Contracts
	5.5	Insurance
	5.21	Post Closing Obligations
	6.1	Existing Indebtedness
	6.2	Existing Liens
	6.5	Existing Restrictions on Subsidiary Distributions
	6.9	Existing Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Revolving Loan Note
	B-2	Swing Line Note
	C	Compliance Certificate
	D	Borrowing Base Certificate
	E	Assignment Agreement
	F-1	U.S. Tax Compliance Certificate
	F-2	U.S. Tax Compliance Certificate
	F-3	U.S. Tax Compliance Certificate
	F-4	U.S. Tax Compliance Certificate
	G	Solvency Certificate
	H	Counterpart Agreement
	I	[Reserved]
	J	Mortgage
	K	[Reserved]
	L	Cash Management Agreement

vi

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of September 4, 2013 is entered into by and among GPT PROPERTY TRUST LP, a Delaware limited partnership (the “Borrower”), GRAMERCY PROPERTY TRUST INC., a Maryland corporation (“Parent”), and CERTAIN SUBSIDIARIES OF PARENT, as Guarantors, the Lenders party hereto from time to time and DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”).

In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1.     Definitions. The following terms used herein, including (except to the extent specifically stated otherwise) in the preamble, exhibits and schedules hereto, shall have the following meanings:

“Acceding Lender” as defined in Section 2.24(c).

“Acceptable Appraisal” means an Appraisal that has been commissioned and found acceptable in scope, form and substance by the Administrative Agent, and with respect to Appraisals constituting Collateral Deliverables delivered in connection with Section 5.9, the Requisite Lenders.

“Accession Agreement” as defined in Section 2.24(c).

“Additional Margin Amounts” as defined in the definition of Applicable Margin.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association LIBOR Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by DBNY for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

1

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) whether pending or, to the knowledge of Parent or any of its Subsidiaries, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries.

“Affected Lender” as defined in Section 2.18(b).

“Affected Loans” as defined in Section 2.18(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 15% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Equity Interests or by contract or otherwise.

“Agent” means each of (a) Administrative Agent, (b) Lead Arranger and (c) any other Person appointed under and in accordance with the Credit Documents to serve in an agent or similar capacity.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of the Effective Date, as it may be Modified.

“Alteration” as defined in Section 5.20.

“Applicable Margin” means, at any date of determination, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

2

Pricing Level	Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurodollar Rate Loans
I	< 45%	0.90%	1.90%
II	> 45% but < 50%	1.25%	2.25%
III	> 50% but < 55%	1.50%	2.50%
IV	> 55%	1.75%	2.75%

The Applicable Margin for each Base Rate Loan shall be determined by reference to the Leverage Ratio in effect from time to time and the Applicable Margin for any Interest Period for all Eurodollar Rate Loans comprising part of the same borrowing shall be determined by reference to the Leverage Ratio in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level I on the Effective Date based on the certificate delivered pursuant to Section 3.1(a)(xv), (b) no change in the Applicable Margin resulting from the Leverage Ratio shall be effective until three Business Days after the date on which Administrative Agent receives (i) the financial statements required to be delivered pursuant to Section 5.01(a) or (b), as the case may be, and (ii) a certificate of the chief financial officer (or other Authorized Officer performing similar functions) of Borrower demonstrating the Leverage Ratio, and (c) the Applicable Margin shall be at Pricing Level IV for so long as Borrower has not submitted to Administrative Agent as and when required under Section 5.01(a) or (b), as applicable, the information described in clause (b) of this proviso. If (i) the Leverage Ratio used to determine the Applicable Margin for any period is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or certificate delivered pursuant to Section 5.01(a), (b) or (c), and (ii) as a result thereof, the Applicable Margin paid to the Lenders and/or the Issuing Bank, as the case may be, at any time pursuant to this Agreement is lower than the Applicable Margin that would have been payable to the Lenders and/or the Issuing Bank, as the case may be, had the Applicable Margin been calculated on the basis of the correct Leverage Ratio, the Applicable Margin in respect of such period will be adjusted upwards automatically and retroactively, and Borrower shall pay to each Lender and/or the Issuing Bank, as the case may be, such additional amounts (“Additional Margin Amounts”) as are necessary so that after receipt of such amounts such Lender and/or the Issuing Bank, as the case may be, receives an amount equal to the amount it would have received had the Applicable Margin been calculated during such period on the basis of the correct Leverage Ratio. Additional Margin Amounts shall be payable within (10) days after delivery by Administrative Agent to Borrower of a notice (which shall be conclusive and binding absent manifest error) setting forth in reasonable detail Administrative Agent’s calculation of the amount of any Additional Margin Amounts owed to the Lenders and/or the Issuing Bank. The payment of Additional Margin Amounts pursuant to this Agreement shall be in addition to, and not in limitation of, any other amounts payable by Borrower pursuant to the Credit Documents.

3

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Revolving Commitment Fee Percentage” means 0.35% per annum; provided that at any time that the Total Utilization of Revolving Commitments exceeds 50% of the aggregate Revolving Commitments, the Applicable Revolving Commitment Fee Percentage shall equal 0.25% per annum; provided, further, that outstanding Swing Line Loans shall be disregarded in calculating the Total Utilization of Revolving Commitments for purposes of the Applicable Revolving Commitment Fee Percentage.

“Appraisal” means an appraisal complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as Modified, commissioned by and prepared for the account of the Administrative Agent by a MAI appraiser acceptable to the Administrative Agent.

“Appraised Value” means, for any Borrowing Base Asset, the “as-is” fair market value of such Borrowing Base Asset, determined by the Administrative Agent based on an Acceptable Appraisal of such Borrowing Base Asset, after discretionary adjustments of the value shown in such Acceptable Appraisal following a review by the Administrative Agent’s appraisal review department and consultation with Borrower.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents, Lenders or Issuing Bank by means of electronic communications pursuant to Section 10.1(b).

“Approved Manager” means GPT Management Services LLC, a Delaware limited liability company.

“Approved Management Agreement” means (a) that certain Master Property Management Agreement among the Approved Manager and each Owner (as defined therein) from time to time party thereto, dated as of the Closing Date (as Modified in accordance with the provisions hereof and thereof), and (b) any other management agreement in respect of a Borrowing Base Asset entered into after the Closing Date in compliance with Section 5.8.

“Approved Pro Forma NOI” as defined in the definition of Net Operating Income.

4

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, exclusive license (as licensor or sublicensor), transfer or other disposition to, or any exchange of property with, any Person (other than any Credit Party or any Wholly Owned Subsidiary of Parent or, in the case of any non-Wholly Owned Subsidiary of Parent, to the owners of such non-Wholly Owned Subsidiary on a pro rata basis), in one transaction or a series of transactions, of all or any part of Parent’s or any of its Material Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of Parent’s Subsidiaries or any Joint Ventures owned by Parent or any of its Subsidiaries, other than inventory (or other assets) sold, leased or licensed out in the ordinary course of business (excluding any such sales, leases or licenses out by operations or divisions discontinued or to be discontinued).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, vice president (or the equivalent thereof), chief financial officer or treasurer of such Person; provided that the secretary or any assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Proceeding” means the commencement of a case or proceeding under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Rate based on an Interest Period of one month plus 1% per annum. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

5

“BBA Proposal Package” means, with respect to any Proposed Borrowing Base Asset, the following items, each in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender: (a) a description of such Real Estate Asset in detail satisfactory to the Administrative Agent, (b) a projected cash flow analysis of such Real Estate Asset, (c) a statement of operating expenses for such Real Estate Asset for the immediately preceding 36 consecutive calendar months (or such shorter period as such Real Estate Asset has been operational); provided that if a Credit Party acquired such Real Estate Asset during such period, this requirement shall only apply to that portion of such period prior to such acquisition to the extent such statements are available to such Credit Party after its commercially reasonable efforts to obtain such statements, (d) an operating expense and capital expenditures budget for such Real Estate Asset for the next succeeding 12 consecutive months, and (e) if such Real Estate Asset is then the subject of an acquisition transaction, a copy of the purchase agreement with respect thereto and a schedule of the proposed sources and uses of funds for such transaction.

“Beneficiary” means each Agent, Issuing Bank, and Lender.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Borrowing Base Amount” means, at any date of determination, the least of (i) the aggregate Revolving Commitments of the Lenders, Swing Line Lender and Issuing Bank, (ii) the Total Borrowing Base Value (after giving effect to the Borrowing Base Limitations and any Borrowing Base Asset Disqualification) times 60%, and (iii) the quotient obtained by dividing (a) the aggregate Borrowing Base NOI for all Borrowing Base Assets by (b) the product of (x) 1.50 and (y) the Mortgage Constant; provided, however, that certain reserves in respect of unfunded Tenant allowances and Tenant improvement obligations owed by a Subsidiary Guarantor under Borrowing Base Leases and further described in Appendix D hereto or as otherwise approved in writing by Administrative Agent shall be deducted from the sums otherwise determined under clauses (i), (ii), and (iii) in calculating the Borrowing Base Amount.

“Borrowing Base Asset Disqualification” as defined in Section 8.3.

“Borrowing Base Asset Event of Default” as defined in Section 8.3.

“Borrowing Base Assets” means Mortgaged Properties that at all times satisfy the Borrowing Base Conditions (unless waived by the Administrative Agent and the Requisite Lenders as otherwise provided in this Agreement; provided that on the Closing Date such Borrowing Base Conditions shall be deemed to have been satisfied or so waived with respect to any Mortgaged Properties listed on Appendix C hereto) and (i) either (A) are listed on Appendix C hereto on the Closing Date or (B) for which the applicable conditions in Section 3.1 and, if applicable, Section 5.9 have been satisfied (as may be determined by the Administrative Agent) and the Administrative Agent and the Requisite Lenders, in their sole discretion, shall have elected to treat as Borrowing Base Assets for purposes of this Agreement, and (ii) excluding, in each case, any such Borrowing Base Assets removed pursuant to Section 6.8(h) or the subject of a Borrowing Base Asset Disqualification pursuant to Section 8.3; provided, however, that during the term of this Agreement, there shall at all times exist at least six (6) Borrowing Base Assets and the Borrowing Base Assets must have a Weighted Average Remaining Lease Term of six (6) years; provided that notwithstanding anything in this definition or in any Collateral Document to the contrary, so long as such action otherwise complies with the terms of this Agreement, including Sections 5.13, 5.20, and 6.6, in the event that a Credit Party or Tenant undertakes repairs and maintenance of a Borrowing Base Asset in the ordinary course of business, or undertakes an Alteration of a Borrowing Base Asset, such undertaking shall not disqualify such Mortgaged Property as a Borrowing Base Asset or be deemed to be a breach or lapse of the Borrowing Base Conditions with respect thereto in the event that the occupancy level and cash flows received by the Credit Parties under the Leases of such Mortgaged Property are not reduced as a result thereof.

6

“Borrowing Base Certificate” means a certificate in substantially the form of Exhibit D hereto, duly certified by the chief financial officer (or other Authorized Officer performing similar functions) of Parent.

“Borrowing Base Conditions” means, with respect to any Borrowing Base Asset or Proposed Borrowing Base Asset, that such Mortgaged Property (a) is a Real Estate Asset located in the United States of America; (b) is wholly-owned either in fee simple or ground leased pursuant to a Qualifying Ground Lease, in each case by a Guarantor Subsidiary that meets the Guarantor Subsidiary Requirements; (c) is at least 85% leased by the applicable Guarantor Subsidiary to one or more Tenants pursuant to one or more Leases and (i) such Tenants are not subject to any Bankruptcy Proceedings, (ii) no such Tenant is more than 60 days delinquent in its rent payment, (iii) each such Tenant is occupying the leased portion of the premises and open for business pursuant to a Lease complying with all the requirements set forth in the Loan Documents; and (iv) each such Lease is a net lease with at least six (6) months remaining in the Lease term (provided that for purposes of determining whether the Morristown New Jersey Real Estate Asset meets the Borrowing Base Conditions, the Lease in effect on the Closing Date with US Bank as Tenant shall not be required to have a term of at least six (6) months and, if such Lease is terminated, the Morristown New Jersey Real Estate Asset shall not be disqualified as a Borrowing Base Asset solely because such Real Estate Asset is less than 85% leased after giving effect to such termination); (d) is subject to valid and enforceable First Priority Mortgage; (e) is free of material structural defects and material environmental issues, and not subject to any condemnation proceedings; and (f) is free of any Indebtedness or Liens (other than Permitted Encumbrances).

“Borrowing Base Leases” means Leases entered into by a Guarantor Subsidiary (as landlord) with respect to a Borrowing Base Asset.

“Borrowing Base Limitations” means that the following asset concentration restrictions shall apply to the calculation of Total Borrowing Base Value: (i) the maximum Borrowing Base Value allocable to any individual Borrowing Base Asset shall not exceed 20% of the Total Borrowing Base Value (provided that to the extent such limitation is exceeded, a portion of the value of such asset shall be removed from the calculation of the Total Borrowing Base Value only to the extent necessary to eliminate such excess); (ii) the maximum Borrowing Base Value allocable to Borrowing Base Assets attributed to any single Tenant shall not exceed 20% of Total Borrowing Base Value (provided that to the extent such limitation is exceeded, a portion of the value of such asset shall be removed from the calculation of the Total Borrowing Base Value only to the extent necessary to eliminate such excess); and (iii) no more than 15% of Total Borrowing Base Value shall be allocable to Borrowing Base Assets subject to Qualifying Ground Leases (provided that to the extent such limitation is exceeded, a portion of the value of such asset shall be removed from the calculation of the Total Borrowing Base Value only to the extent necessary to eliminate such excess); provided, however, that solely with respect to those Borrowing Base Assets listed on Appendix C hereto, to the extent such Borrowing Base Asset exceeds the Borrowing Base Limitations as of the Closing Date, the Borrowing Base Limitations for that non-compliant Borrowing Base Asset shall be deemed to be increased to the actual levels in effect as of the Closing Date (the “Grandfathered Borrowing Base Limitations”), and such Grandfathered Borrowing Base Limitations shall thereafter apply to any such non-compliant property so long as it remains a Borrowing Base Asset.

7

“Borrowing Base NOI” means (i) the aggregate Net Operating Income for all Borrowing Base Assets for the most recently ended four (4) Fiscal Quarters; provided that (x) if any Borrowing Base Asset has been owned by a Credit Party for less than four Fiscal Quarters, the Net Operating Income with respect thereto shall be calculated on a pro forma basis as provided in the definition of Net Operating Income and (y) the Net Operating Income for any particular Borrowing Base Asset shall be adjusted by a reserve for capital expenditures and replacements that shall be reasonably determined by the Administrative Agent, on a case by case basis, prior to its inclusion as a Borrowing Base Asset.

“Borrowing Base Value” means, with respect to any Borrowing Base Asset, the Appraised Value of such Borrowing Base Asset.

“Budget” as defined in Section 5.1(h).

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided, however, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease in accordance with GAAP as of the Closing Date be considered to be a Capital Lease for any purpose under this Agreement.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP; and, for the purposes of the Credit Documents, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capitalization Rate” means 7.75%.

8

“Capitalized Loan Fees” means, with respect to any Person, and with respect to any period, any upfront, closing or similar fees paid by in connection with the incurrence or refinancing of Indebtedness during such period that are capitalized on the balance sheet of such Person.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management Agreement” means the Cash Management Agreement among Parent, Borrower, the Guarantor Subsidiaries and the Administrative Agent, for the ratable benefit of the Lender Parties, dated as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent, and to be attached hereto on the Closing Date as Exhibit L, as Modified.

“Change in Law” as defined in Section 2.19(a).

“Change of Control” means the occurrence after the Effective Date of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of Parent; or (b) there is a change in the composition of Parent’s board of directors over a period of 24 consecutive months (or less) such that a majority of board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of board members, to be comprised of individuals who either (i) have been board members continuously since the beginning of such period or (ii) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (i) who were still in office at the time such election or nomination was approved by the board of directors; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of Parent; or (d) Parent ceases to be the sole general partner of and the direct legal and beneficial owner of all of the general partnership interests in, Borrower; or (e) Parent ceases to be the direct or indirect beneficial owner of more than 60% of the limited partnership interests in Borrower; or (f) Parent shall create, incur, assume or suffer to exist any Lien on the Equity Interests of Borrower owned by it other than pursuant to the Collateral Documents; or (g) Borrower ceases to be the direct or indirect legal and beneficial owner of all of the Equity Interests of each direct and indirect Guarantor Subsidiary that owns or ground leases a Borrowing Base Asset.

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“Closing Date” means the date upon which the initial group of Real Estate Assets is admitted as Borrowing Base Assets, which shall be a Business Day no later than October 31, 2013.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Deliverables” means, with respect to any Proposed Borrowing Base Asset, the following items, each in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender:

(i) a certificate of the chief financial officer (or other Authorized Officer) of Borrower, dated the date of the addition of such Proposed Borrowing Base Asset to the Collateral as a Borrowing Base Asset, confirming that (A) the Proposed Borrowing Base Asset satisfies all Borrowing Base Conditions, (B) no Default or Event of Default has occurred or is continuing, and the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset shall not cause or result in a Default or Event of Default, (C) the representations and warranties contained in the Credit Documents are true and correct on and as of such date except to the extent that such representations and warranties specifically relate to a prior date in which case they shall be true and correct as of such prior date, subject however to such additional exceptions to such representations and warranties based upon changes in circumstances subsequent to the Closing Date as shall be disclosed in writing to the Administrative Agent so long as such additional exceptions (x) shall not have resulted in any breach of any other terms of the Loan Documents; and (y) shall not render the original representations and warranties inaccurate in any material respect, and (D) the Credit Parties are in compliance with the covenants contained in Section 6.7 (both immediately before and on a pro forma basis immediately after the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset), together with supporting information demonstrating such compliance;

(ii) a Borrowing Base Certificate demonstrating that the Borrowing Base Amount (calculated on a pro forma basis after giving effect to the addition of such Proposed Borrowing Base Asset to the Collateral as a Borrowing Base Asset and to any Credit Extensions made at the time thereof) will be greater than or equal to the Total Utilization of Revolving Commitments;

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(iii) each of the items set forth in Sections 3.1(a)(ii), (iii), (xi), (xiii) and (xvi) 5.8 and 5.9, in each case to the extent applicable for the Proposed Borrowing Base Asset and for any Guarantor Subsidiary to the extent not previously satisfied with respect to such Guarantor Subsidiary, changing only those things which need to be changed with respect to the subject Proposed Borrowing Base Asset;

(iv) an Acceptable Appraisal of such Proposed Borrowing Base Asset;

(v) reports supplementing Appendix C and Appendix D and Schedules 4.2, 4.12, 4.13 and 4.15 hereto, including descriptions of such changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, certified as correct and complete by an Authorized Officer of Borrower; provided that for purposes of the definition of the terms Borrowing Base Assets and Borrowing Base Amount, the supplement to Appendix C and Appendix D, respectively, shall become effective only upon (A) delivery of all Collateral Deliverables and approval thereof by the Administrative Agent, and (B) approval of the Proposed Borrowing Base Asset as a Borrowing Base Asset pursuant to the definition of Borrowing Base Assets; and

(vi) such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

“Collateral Documents” means the Mortgages, the Cash Management Agreement, the Control Agreement and all other instruments, documents and agreements delivered by or on behalf of any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, the Administrative Agent, for the benefit of the Lender Parties, a Lien on any real, personal or mixed property of such Credit Party as security for the Obligations.

“Commitment” means any Revolving Commitment.

“Commitment Date” as defined in Section 2.24(a).

“Commitment Increase” as defined in Section 2.24(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Parent and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should otherwise be included in “purchase of property and equipment” or similar capital assets, or which should otherwise be capitalized on the balance sheet and reflected as an expense for capital assets on the consolidated statement of cash flows of Parent and its Subsidiaries.

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“Consolidated EBITDA” means, for any period, without duplication, an amount equal to the net income or loss of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP (before minority interests and excluding losses attributable to the sale or other disposition of assets and the adjustment for so-called “straight-line rent accounting”) for such period plus (x) the following to the extent deducted in computing such consolidated net income for such period: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization for such period, (iv) other non-cash charges for such period and (v) acquisition costs for such period with respect to all Real Estate Assets acquired by Borrower or any of its Subsidiaries, and minus (y) all gains attributable to the sale or other disposition of assets or debt restructurings in such period, adjusted to include the pro rata share of Parent and its Subsidiaries on a consolidated basis of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in this definition with respect to the net income or loss of Parent and its Subsidiaries on a consolidated basis.

“Consolidated Fixed Charges” means, for any period, without duplication, the sum of (a) Consolidated Interest Expense of the type described in clause (i) of the definition thereof for such period plus (b) the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by Parent or any of its consolidated Subsidiaries plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which Parent or any of its Subsidiaries is liable and (y) the pro rata share of Parent and its Subsidiaries on a consolidated basis of such Investment Affiliate plus (d) dividends on Parent’s Preferred Stock required to be made during such period pursuant to Parent’s Organizational Documents plus (e) all rental payments due and payable with respect to such period under ground leases of any properties at which Parent and/or any of its Subsidiaries are tenants.

“Consolidated Interest Expense” means, for any period, the sum (without duplication) for such period of: (i) total interest expense, whether paid or accrued, of the Credit Parties, including fees payable in connection with this Agreement, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense, including the Credit Parties’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense (except as provided in clause (ii) below), (ii) amortization of costs related to interest rate protection contracts and rate buydowns, (iii) capitalized interest, (iv) amortization of Capitalized Loan Fees of any Credit Party, (v) interest incurred on any liability or obligation that constitutes a Contingent Obligation of any Credit Party and (vi) to the extent not included in clauses (i), (ii), (iii), (iv) and (v) each Credit Party’s pro rata share of all interest expense and other amounts of the type referred to in such clauses of any consolidated Subsidiary of Parent and Borrower and any Investment Affiliate, not constituting a Credit Party.

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“Consolidated Tangible Net Worth” means, at any date of determination, (i) stockholders’ equity of Parent and its Subsidiaries on a consolidated basis at such time, determined in accordance with GAAP, plus (ii) accumulated depreciation and amortization, minus (iii) goodwill and intangible assets.

“Contingent Obligations” means, as to any Person, without duplication, (a) any contingent obligation of such Person required to be included in such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be included in the disclosure contained in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of (i) contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non-monetary obligations (other than guarantees of completion), in each case under clauses (i) and (ii) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) above in this definition shall be deemed to be (A) with respect to a guaranty of interest, interest and principal, or operating income, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (B) with respect to all guarantees not covered by the preceding clause (A), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements required to be delivered pursuant to Sections 5.1(a) and 5.1(b). Notwithstanding anything contained herein to the contrary, guarantees of completion or other performance shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or other performance shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (1) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is Recourse Indebtedness, directly or indirectly to such Person or any of its Subsidiaries), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person’s obligations under such joint and several guaranty or (ii) such other Person holds an Investment Grade Credit Rating from any of Fitch, Moody’s or S&P, or has creditworthiness otherwise reasonably acceptable to the Administrative Agent, and (2) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

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“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.

“Control Agreement” has the meaning specified in the Cash Management Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.8.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Side Letter, any documents or certificates executed by Borrower in favor of Issuing Bank relating to Letters of Credit, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party for the benefit of any Agent, Issuing Bank or any Lender required to be delivered under any of the foregoing.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Party” means Borrower and the Guarantors from time to time party to a Credit Document.

“DBNY” as defined in the preamble hereto.

“DBSI” means Deutsche Bank Securities Inc.

“Default” means a condition or event that, with notice or lapse of time or both, shall become an Event of Default.

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“Default Excess” means, with respect to any Funds Defaulting Lender, (a) in the case of a failure to fund a Loan, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Funds Defaulting Lenders (including such Funds Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans actually funded by such Funds Defaulting Lender and (b) in the case of a failure to purchase participations under Section 2.3(b)(v) or Section 2.4(e) or to fund its Pro Rata Share of any payment under Section 9.6, such Lender’s Pro Rata Share with respect to such participation or payment.

“Default Period” means, (x) with respect to any Funds Defaulting Lender, the period commencing on the date that such Lender became a Funds Defaulting Lender and ending on the earliest of: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any of its Defaulted Loans or by the non-pro rata application of any mandatory or voluntary prepayments of the Loans in accordance with the terms of Section 2.12 or Section 2.13 or by a combination thereof) and/or such Defaulting Lender shall have purchased all participations required under Section 2.3(b)(v) and Section 2.4(e) or shall have paid all amounts required to be paid by it under Section 9.6, as the case may be, and (b) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrower, Administrative Agent and Requisite Lenders waive all failures of such Defaulting Lender to fund or make payments required hereunder in writing; and (y) with respect to any Insolvency Defaulting Lender, the period commencing on the date such Lender became an Insolvency Defaulting Lender and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable and (ii) the date that such Defaulting Lender ceases to hold any portion of the Loans or Commitments.

“Defaulted Loan” means any Revolving Loan or portion of any unreimbursed payment under Section 2.3(b)(v) or 2.4(e) not made by any Lender when required hereunder.

“Defaulting Lender” means any Funds Defaulting Lender or Insolvency Defaulting Lender.

“Default Rate” means an interest rate that is 3% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any fees and other amounts, at a rate which is 3% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon written demand at a rate which is 3% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

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“Development Property” means any Real Estate Asset acquired for development that, in accordance with GAAP, would be classified as development property on a consolidated balance sheet of Parent and its Subsidiaries, including, for avoidance of doubt, undeveloped land, vacant properties and properties under construction.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests which is not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of, a change of control or asset sale), in whole or in part, in each case prior to the date that is 91 days after the second anniversary of the Effective Date; provided, however, that if such Equity Interests is issued to any plan for the benefit of employees of Parent or its direct or indirect Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institutions” means competitors of Borrower identified by Borrower to Administrative Agent in writing prior to the date of this Agreement, which list of competitors shall be provided to the Lenders by Administrative Agent upon request therefor.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Date” September 4, 2013.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, neither any Disqualified Institution nor any Credit Party nor any Affiliate thereof shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (including, without limitation, any Multiemployer Plan) which is or was sponsored, maintained or contributed to by, or required to be contributed by, Parent, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law or Environmental Permit; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

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“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Parent or any of its Subsidiaries or any Facility.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means the capital stock of a corporation, the membership interests of a limited liability company, the partnership interests in a partnership, the joint venture interests in a joint venture, the interests of a beneficiary under a trust or business trust, and all other evidence or instruments of ownership in any legal entity or trust, together with (i) any rights to receive distributions or payments from such corporation, limited liability company, partnership, joint venture, trust, business trust or other legal entity, and all other economic rights and interests of any nature arising from such Person, (ii) any management and voting rights with respect to such corporation, limited liability company, partnership, joint venture, trust, business trust or other legal entity, and (iii) all other rights of and benefits of any nature arising or accruing with respect to the ownership of the capital stock, membership interests, partnership interests, joint venture interests or beneficial interests such corporation, limited liability company, partnership, joint venture, trust, business trust or other legal entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Parent or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Parent or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Parent or such Subsidiary and with respect to liabilities arising after such period for which Parent or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

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“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Parent, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Parent, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1, subject to Section 8.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender, Issuing Bank or the Administrative Agent or required to be withheld or deducted from a payment to a Lender, Issuing Bank or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender, Issuing Bank or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Debt” means Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement.

“Extension Fee” as defined in Section 2.14(b).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Parent or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means that certain Fee Letter dated as of the Effective Date among DBNY, DBSI, Parent and Borrower, as Modified.

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“FFO” shall have the meaning promulgated for the term “Funds From Operations (FFO)” by the National Association of Real Estate Investment Trusts at the Effective Date (or, if approved by Borrower and Administrative Agent, as such meaning may be updated from time to time), plus, to the extent deducted therefrom and without duplication, depreciation and amortization, non-cash charges, including, without limitation, asset impairments and stock-based compensation expenses, costs and expenses for acquisitions that were consummated and after adjustments for unconsolidated partnerships and Joint Ventures (which will be calculated to reflect funds from operations on the same basis).

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Parent that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” means, as determined for each applicable period specified in Section 6.7(d), the ratio of (i) Consolidated EBITDA to (ii) Consolidated Fixed Charges for the period ending on such date.

“Flood Hazard Property” as defined in Section 3.1(a)(xvi).

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to Issuing Bank, such Defaulting Lender’s Pro Rate Share of the outstanding Letter of Credit Usage other than amounts as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s Pro Rate Share of outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

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“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“Funds Defaulting Lender” means a Lender that has (a) other than at the direction or request of any regulatory agency or authority, failed to fund any portion of the Loans, or participations in Letter of Credit or Swing Line Loan exposure required to be funded by it on the date required, (b) otherwise failed to pay Administrative Agent or any other Lender any other amount required to be paid under the Credit Documents on the date when due unless the subject of a good faith dispute, (c) notified Administrative Agent or Borrower in writing that it does not intend to comply with any of its obligations under the Credit Documents or (d) failed, within three (3) Business Days after request by Administrative Agent, to affirm its willingness to comply with its funding obligations under the Credit Documents.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles in the United States of America as in effect from time to time.

“Good Faith Contest” means a challenge, appeal, or contest with respect to the matters expressly permitted in this Agreement or the other Credit Documents to be challenged, appealed, or contested, so long as (a) the applicable Credit Party shall prosecute such challenge, appeal, or contest in good faith, in accordance with applicable Legal Requirements (other than such Legal Requirements as may be subject to such challenge or appeal) at its own expense and by appropriate legal proceedings, (b) if requested by Administrative Agent, Administrative Agent shall have received assurance reasonably satisfactory to Administrative Agent that (i) such contest will not result in the imposition of any criminal liability or penalty and (ii) subject to Section 8.3, neither the value nor the use of any Borrowing Base Asset will be materially impaired or curtailed thereby, (c) the applicable Credit Party shall have furnished such security as may be required in the proceeding (or if none is required, the applicable Credit Party shall have established adequate reserves, as reasonably determined by Administrative Agent) to insure the cost of compliance, including all interest and penalties in connection therewith, (d) either the applicable Credit Party’s obligation to comply with such matter shall have been discharged as a result of such contest, or the matter being contested will otherwise be addressed to the reasonable satisfaction of Administrative Agent promptly after such contest but in any event prior to the time the any Borrowing Base Asset shall be subjected to any Lien or otherwise jeopardized in the sole opinion of Administrative Agent, and (e) no Event of Default is then continuing.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity of competent authority and jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

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“Gross Asset Value” means the sum of the following, without duplication: (a) for each Borrowing Base Asset, the Appraised Value thereof; (b) for each wholly-owned Real Estate Asset that is a New Acquisition, the acquisition cost for such property; (c) for each wholly-owned Real Estate Asset that is a Development Property, the book value for such property (provided that the amount of Gross Asset Value attributable to all Development Property shall not exceed 5%); (d) for each other wholly-owned Real Estate Asset, an amount equal to the quotient of (i)(x) the Net Operating Income for such property determined for the most recently ended Fiscal Quarter (and for any Real Estate Asset owned for less than one full Fiscal Quarter, calculated on a pro forma basis as provided in the definition of Net Operating Income), times (y) four, divided by (ii) the Capitalization Rate; (e) unrestricted Cash and Cash Equivalents of Borrower and its Wholly Owned Subsidiaries; and (f) with respect to any property described in clauses (b), (c) and (d) of this definition that are not wholly-owned, Borrower’s pro rata share of such property; provided that for purposes of this clause (f), the Borrower’s pro rata share of the JV Core Portfolio Assets shall be valued under clause (d) as though such assets had been owned for over a year and the Borrower’s pro rata share of the JV Non-Core Portfolio Assets shall not be included in calculating Gross Asset Value.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (a) on the Effective Date, each of the entities listed on Schedule 1.1(a) hereto (other than the Borrower, with respect to those Obligations in respect of which Borrower is the primary obligor), (b) on the Closing Date, each of the entities listed on Schedule 1.1(b) hereto which shall be attached on the Closing Date and (c) after the Closing Date, each Person listed in clause (a) and clause (b) and each other Domestic Subsidiary of Parent owning directly or indirectly any Mortgaged Properties, in each case, other than Foreign Subsidiaries.

“Guarantor Deliverables” means each of the items set forth in Section 5.8.

“Guarantor Subsidiary” means each Guarantor other than Borrower and Parent.

“Guarantor Subsidiary Requirements” means the obligation of each Guarantor Subsidiary that owns a Borrowing Base Asset, and each direct parent thereof (other than Borrower) to comply the provisions set forth in Schedule 1.1(c) hereto, and, to the extent provided therein, to include in its Organizational Documents such provisions (as such provisions are Modified solely for the purposes of conforming to the defined terms in the applicable Organizational Documents).

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

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“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an interest rate or currency swap, cap or collar agreement, foreign exchange agreement, commodity contract or similar arrangement entered into by Parent or any of its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the Legal Requirements applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable Legal Requirements which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Legal Requirements now allow.

“Historical Financial Statements” means as of the Effective Date, (a) the audited financial statements of Parent, for the Fiscal Year ended December 31, 2012, consisting of balance sheets and the related consolidated statements of income and cash flows for such Fiscal Year, and (b) the unaudited financial statements of Parent and its Subsidiaries for each Fiscal Quarter ended after December 31, 2012 and at least 60 days prior to the Effective Date, consisting of a balance sheet and the related consolidated statements of income and cash flows for the three-, six-or nine-month period, as applicable, ending on such date.

“Immaterial Subsidiaries” means, at the relevant time of reference thereto, Subsidiaries that, (i) are not a Credit Party, (ii) do not own, directly or indirectly, any Equity Interests of any Credit Party and (iii) in the aggregate, treated as if all such Subsidiaries and their respective Subsidiaries were combined and consolidated as a single Subsidiary, contribute to Consolidated Tangible Net Worth in an amount equal to or less than the lesser of (x) $25,000,000 and (y) 5% of Consolidated Tangible Net Worth.

“Increase Date” as defined in Section 2.24(a).

“Increased-Cost Lender” as defined in Section 2.23.

“Increasing Lender” as defined in Section 2.24(a).

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“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred by such Person in the ordinary course of business) and only to the extent such obligations constitute indebtedness for purposes of GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person (other than (i) obligations existing on the Effective Date that any direct or indirect parent of such Person has the right (subject to satisfaction of applicable securities law requirements, including the filing of registration statements) to satisfy by delivery of its Equity Interests, (ii) obligations that any direct or indirect parent of such Person is given the right to satisfy by delivery of its Equity Interests and (iii) obligations with respect to Preferred Stock of Parent), (h) all Contingent Obligations of such Person in respect of the foregoing clauses (a) through (g), (i) all obligations of the kind referred to in clause (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8.1(b) only, the net obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Indebtedness under clause (i) above shall be limited to the lesser of the amount of such Indebtedness that is Non-Recourse Indebtedness or the fair market value of the assets securing such Indebtedness that is Non-Recourse Indebtedness, as reasonably determined by Borrower. The amount of Indebtedness of any Person shall be calculated at the outstanding principal amount based on the contract and not reflecting purchase accounting or other adjustments pursuant to GAAP.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the reasonable costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any Legal Requirements (including securities and commercial laws, statutes, rules or regulations and Environmental Laws or Environmental Permits), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (b) the Fee Letter and any related fee letter delivered to Borrower with respect to the transactions contemplated by this Agreement; or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Parent or any of its Subsidiaries.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Insolvency Defaulting Lender” means any Lender that has become, or whose direct or indirect parent has become, insolvent or is the subject of a receivership, bankruptcy or other insolvency proceeding; provided that a Lender shall not be an Insolvency Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any Equity Interests in such Lender or a parent company thereof.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Effective Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Borrowers in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Loans shall extend beyond the second anniversary of the Effective Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

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“Investment” means (i) any direct or indirect purchase or other acquisition by Parent or any of its Subsidiaries of, or of a beneficial interest in, any Equity Interests of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Parent from any Person (other than Parent or any Guarantor Subsidiary), of any Equity Interests of such Person; (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Parent or any of its Subsidiaries to any other Person (other than Parent or any Guarantor Subsidiary), but excluding all Indebtedness and accounts receivable from that other Person that are current assets or that arose from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Hedge Agreement, whether entered into for hedging or speculative purposes or otherwise. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Affiliate” means any unconsolidated Joint Venture of Parent, Borrower and their consolidated Subsidiaries.

“Investment Grade Credit Rating” means (a) with respect to Fitch, a credit rating of BBB- or higher, (b) with respect to Moody’s, a credit rating of Baa3 or higher and (c) with respect to S&P, a credit rating of BBB- or higher.

“IRS” means the United States Internal Revenue Service.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means DBNY as Issuing Bank hereunder and other Lenders with a Revolving Commitment that agree in writing with Borrower and Administrative Agent to issue Letters of Credit hereunder, in each case, together with their respective permitted successors and assigns in such capacity.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“JV Core Portfolio Assets” means each property listed on Schedule 4.12 of this Agreement that are held as record owner or lessor by GPT GIG BOA Portfolio Owner LLC.

“JV Non-Core Portfolio Assets” means each property listed on Schedule 4.12 of this Agreement that are held as record owner or lessor by GPT GIG BOA Portfolio HFS Owner LLC.

“Lead Arranger” means DBSI, in its capacity as Lead Arranger.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property included in the Collateral as a Mortgaged Property.

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“Lease” means any lease, sublease or subsublease, letting, license, concession, or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in real property or any facilities at the real property, and every Modification or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including the Patriot Act) affecting Lenders, the Credit Parties or the Collateral or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations issued by Governmental Authorities relating thereto.

“Lenders” means each financial institution listed on the signature pages hereto as a Lender (including the Swing Line Lender where the context requires), each Acceding Lender that shall become a party hereto pursuant to Section 2.24 and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Party” means Administrative Agent and any Lender, the Swing Line Lender or any Issuing Bank.

“Letter of Credit” means a standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

“Letter of Credit Sublimit” means $10,000,000.

“Letter of Credit Usage” means, as at any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (b) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Borrower.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Total Indebtedness to (ii) Gross Asset Value.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement in respect of the property of a Person, in each case, in the nature of security (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means the sum of (i) the aggregate sum of all unrestricted and unencumbered (other than pursuant to the Collateral Documents) Cash and Cash Equivalents, determined in accordance with GAAP, held by Parent and its Subsidiaries; plus (ii) Undrawn Availability.

“Loan” means a Revolving Loan and a Swing Line Loan.

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“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means, a material adverse effect on and/or material adverse developments with respect to (i) the business, assets, properties, liabilities (actual or contingent), results of operations or financial condition or prospects of Parent and its Subsidiaries, taken as a whole; (ii) the material rights and remedies of Administrative Agent and the Lenders, taken as a whole, under the Credit Documents; or (iii) the legality, validity or enforceability of the Credit Documents, taken as a whole.

“Material Alteration” as defined in Section 5.20.

“Material Contract” means any contract or other arrangement to which any Credit Party is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Property Material Adverse Effect. Without limitation of the foregoing, any Material Lease, Qualifying Ground Leases and Approved Management Agreements shall be deemed to comprise Material Contracts hereunder.

“Material Lease” means any Borrowing Base Lease which (i) individually or when aggregated with all other Borrowing Base Leases then in effect for the same Borrowing Base Asset with the same Tenant or its Affiliate, demises 15% or more of such Borrowing Base Asset’s net rentable area , or (ii) contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Borrowing Base Asset.

“Material Litigation” as defined in Section 3.1(d).

“Material Subsidiary” means each Subsidiary of Parent that is not an Immaterial Subsidiary.

“Modifications” shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; “Modify,” “Modified,” or related words shall have meanings correlative thereto.

“Moody’s” means Moody’s Investors Services, Inc.

“Mortgage” means a mortgage or deed of trust substantially in the form of Exhibit J, as it may be Modified.

“Mortgage Constant” means, as of any date of determination, the greater of (i) the weighted average interest rate then applicable to the Revolving Loans outstanding under this Agreement and (ii) 7.0%.

“Mortgaged Properties” means each parcel of real property, the improvements thereon and all personal property owned and/or leased by the applicable Guarantor Subsidiary and encumbered by a Mortgage (together with all rights pertaining to such property and improvements thereon, as more particularly described in the granting clauses of the Mortgage).

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“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a customary narrative report describing the operations of Parent and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate. For the avoidance of doubt, any such narrative report in compliance with the requirements of Form 10-Q (in the case of each applicable Fiscal Quarter) and Form 10-K (in the case of each Fiscal Year) under the Exchange Act shall satisfy this definition.

“Negative Pledge” as defined in Section 6.3.

“Net Operating Income” means, with respect to any Real Estate Asset for any period, property rental and other income attributable to such Real Estate Asset accruing for the trailing four (4) Fiscal Quarters minus all expenses and other proper charges incurred in connection with the operation of such Real Estate Asset (including, without limitation, real estate taxes, management fees, payments under ground leases and bad debt expenses) during such period; but, in any case, calculated before (i.e. without regard to) payment of or provision for debt service charges for such period, income taxes for such period, capital expenses for such period, and depreciation, amortization, and other non-cash expenses for such period, all as determined in accordance with GAAP (except that (a) any rent leveling adjustments and (b) any SFAS 141 amortization shall be excluded from rental income); provided that for any Real Estate Asset that is proposed to be added as a Borrowing Base Asset, if such Real Estate Asset (i) has been owned by the Borrower or any of its Subsidiaries for less than four (4) Fiscal Quarters, or (ii) has Borrowing Base Leases that are still subject to a free rent or other rent reduction period, the Borrower shall submit to Administrative Agent Borrower’s proposed pro forma Net Operating Income attributable to such Real Estate Asset for the applicable period, and upon approval of such pro forma Net Operating Income by Administrative Agent and the Requisite Lenders and the inclusion of such Real Estate Asset as a Borrowing Base Asset: (A) for any Proposed Borrowing Base Asset subject to clause (ii) above, the pro forma Net Operating Income shall be the Net Operating Income for the subject Borrowing Base Asset for the period indicated; provided further that in the event the free rent or rent reduction period for the subject Proposed Borrowing Base Asset is six (6) months or less, then unless otherwise agreed in writing by Administrative Agent and Borrower, the pro forma Net Operating Income for such Real Estate Asset shall be calculated based on the received rental and other income attributable thereto for such period determined on a rent stabilized basis without taking into account any free rent period or other temporary rental adjustment (but such calculation shall not imply any obligation on the part of the Administrative Agent or Requisite Lenders to approve the applicable Borrowing Base Lease or any free rent or temporary rental adjustment set forth therein, and Administrative Agent and Lenders hereby expressly reserve their discretion to do so), and (B) for any Proposed Borrowing Base Asset subject to clause (i) above, the Net Operating Income for such Real Estate Asset shall be (1) until such Real Estate Asset has been a Borrowing Base Asset for one full Fiscal Quarter, the approved pro forma Net Operating Income for the applicable period of four (4) Fiscal Quarters (the “Approved Pro Forma NOI”), (2) after such Real Estate Asset has been a Borrowing Base Asset for one full Fiscal Quarter, the sum of (x) the actual Net Operating Income for such Fiscal Quarter plus (y) seventy-five percent (75%) of the Approved Pro Forma NOI, (3) after such Real Estate Asset has been a Borrowing Base Asset for two (2) full Fiscal Quarters, the sum of (x) the actual Net Operating Income for such two (2) Fiscal Quarters plus (y) fifty percent (50%) of the Approved Pro Forma NOI, (4) after such Real Estate Asset has been a Borrowing Base Asset for three (3) full Fiscal Quarters, the sum of (x) the actual Net Operating Income for such three (3) Fiscal Quarters plus (y) twenty-five percent (25%) of the Approved Pro Forma NOI, and (5) after such Real Asset has been a Borrowing Base Asset for four (4) full Fiscal Quarters, then the actual Net Operating Income for such four (4) Fiscal Quarters.

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“New Acquisition” means any wholly-owned Real Estate Asset acquired by Parent or its Subsidiaries within one year of any date of determination.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-Recourse Indebtedness” means Indebtedness which is not Recourse Indebtedness.

“Note” means a Revolving Loan Note or a Swing Line Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Credit Party owing from time to time to Agents (including former Agents), Lead Arranger, Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise required under any Credit Document but excluding any Excluded Swap Obligations.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” as defined in Section 4.25.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended, and (v) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries or pursuant to which such trust is formed. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar Governmental Authority, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such Governmental Authority.

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“Original Stated Termination Date” as defined in the definition of Revolving Commitment Termination Date.

“Other Connection Taxes” means, with respect to any Lender, Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender, Issuing Bank or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).

“Participant Register” as defined in Section 10.6(g)(i).

“Parent” as defined in the preamble hereto.

“PATRIOT Act” as defined in Section 3.1(h).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Encumbrances” means collectively, (a) the Liens and security interests created by the Credit Documents, (b) all Liens, encumbrances and other matters disclosed in the Mortgage Policies, (c) Liens, if any, for real property taxes imposed by any Governmental Authority not yet due or delinquent, (d) Liens with respect to purchases of equipment or leases of equipment entered into by the applicable Guarantor Subsidiary, as lessee, in the ordinary course of business and consistent with the Guarantor Subsidiary Requirements (including the definition of Permitted Debt thereunder) which Liens shall only encumber the equipment which was the subject of such purchase or lease, (e) easements (such as utility easements), restrictions, reservations, and rights-of-way each of which are entered into in the ordinary course of business, are necessary for the renovation, development, or operation of the Mortgaged Property, and do not and would not be reasonably likely to have a Property Material Adverse Effect, individually or in the aggregate; and (f) such other title and survey exceptions as Administrative Agent has approved or may approve in writing in its sole discretion.

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“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Refinancing” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Permitted Refinancing in respect thereof); provided that:

(a)  the principal amount of such Permitted Refinancing shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and reasonable fees, premium and expenses relating to such extension, renewal or refinancing;

(b) the maturity of such Permitted Refinancing shall not be earlier, and the weighted average life to maturity of such Permitted Refinancing shall not be shorter, than the maturity date or the remaining weighted average life to maturity of such Original Indebtedness;

(c) such Permitted Refinancing shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a sale of assets or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the maturity of such Original Indebtedness;

(d) such Permitted Refinancing shall not constitute an obligation (including pursuant to a guarantee) of Parent or any Subsidiary of Parent that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness and, in each case, shall constitute an obligation of such Subsidiary or of Parent only to the extent of their obligations in respect of such Original Indebtedness;

(e) if such Original Indebtedness shall have been subordinated to the Obligations, such Permitted Refinancing shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders and under an intercreditor agreement satisfactory to the Administrative Agent; and

(f) such Permitted Refinancing shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture, Governmental Authority or other entity of whatever nature.

“Platform” as defined in Section 5.1(k).

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“Preferred Stock,” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

“Projections” as defined in Section 4.8.

“Property Material Adverse Effect” means any event or condition, individually or in the aggregate, that has a material adverse effect on (i) an applicable individual Borrowing Base Asset, or group of Borrowing Base Assets, taken as a whole, (ii) the use, operation, or value of an applicable individual Borrowing Base Asset, or group of Borrowing Base Assets, taken as a whole, (iii) the business, profits, operations or financial condition of the Credit Parties, taken as a whole, (iv) the ability of the Credit Parties, taken as a whole, to repay the principal and interest of the Loans as they become due or to satisfy any of the Credit Parties’ Obligations under the Credit Documents or (v) the value, use or ability to sell or refinance any Borrowing Base Asset.

“Proposed Borrowing Base Asset” as defined in Section 5.9.

“Proposed Increased Commitment” as defined in Section 2.24(a).

“Pro Rata Share” with respect to any Lender means the percentage obtained by dividing (a) the Revolving Exposure of that Lender, by (b) the aggregate Revolving Exposure of all Lenders.

“Public Lenders” means Lenders that do not wish to receive material Non-Public Information with respect to Parent, its Subsidiaries or their securities.

“Purchasing Lender” as defined in Section 2.24(d).

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“Qualifying Ground Lease” means a ground lease that has (i) a remaining term of at least thirty (30) years including, for this purpose, any renewal option exercisable at the sole option of the ground lessee thereunder, with no veto or approval rights by the ground lessor or any lender to such ground lessor, (ii) can be mortgaged without the consent of the ground lessor thereunder, (iii) contains customary leasehold mortgagee protection rights reasonably satisfactory to the Administrative Agent; (iv) can be transferred without the consent of the ground lessor thereunder (or if consent of such ground lessor is required, such consent is subject to either an express reasonableness standard or an objective financial standard for the transferee that is reasonably satisfactory to the Administrative Agent); and (v) that the tenant under the ground lease is entitled to all insurance proceeds and condemnation awards (other than the amount attributable to landlord’s fee interest in the land if an adjustment in rent is provided for in connection therewith).

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then directly owned by any Credit Party or any Subsidiary of a Credit Party in an industrial (warehouse, distribution, flex (light manufacturing or research and development) or trans-shipment center), retail or office property.

“Recourse Indebtedness” means any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender’s Liens on a particular asset or group of assets.

“Refunded Swing Line Loans” as defined in Section 2.3(b)(iv).

“Register” as defined in Section 2.7(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Reimbursement Date” as defined in Section 2.4(d).

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

“REIT Subsidiary” means a Subsidiary of Parent that is a REIT.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

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“Remaining Lease Term” means with respect each Mortgaged Property and each Lease pursuant to which a Credit Party, as lessor, leases all or a portion of such Mortgaged Property to a Tenant, the period (denominated in months) remaining for each such existing Lease (excluding tenant lease extension options), less, if the Tenant has the right to terminate the Lease early, the number of months remaining in the lease term after the point in time following which the Tenant may exercise such right, plus, the period of time represented by any net rent or fees to be received by such Credit Party from the Tenant for such early termination.

“Renovation Budget” as defined in Section 5.20(a).

“Renovation Plans” as defined in Section 5.20(a).

“Replacement Lender” as defined in Section 2.23.

“Requisite Lenders” means two or more Lenders who are not Affiliates of each other and whose aggregate Revolving Exposure is more than 66 2/3% of the aggregate Revolving Exposure of all Lenders.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or Parent now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or the Equity Interests of any direct or indirect parent of such Person or in rights to subscribe for the purchase of such Equity Interests; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Equity Interests of Borrower or Parent now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of Borrower or Parent now or hereafter outstanding except for payments made solely in shares of that class of stock or the Equity Interests of any direct or indirect parent of such Person or in rights to subscribe for the purchase of such Equity Interests.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A, as may be supplemented from time to time pursuant to Section 2.24, or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Effective Date is $100,000,000.

“Revolving Commitment Period” means the period from the Effective Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the second anniversary of the Effective Date (the “Original Stated Termination Date”), as such date may be extended at the election of Borrower pursuant to Section 2.14, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

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“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Loan” means a Loan made by a Lender to Borrower pursuant to Section 2.2(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B-1, as it may be Modified.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Selling Lender” as defined in Section 2.24(d).

“Side Letter” means that certain letter agreement, dated as of the date hereof, entered into by and among Borrower, Parent and the Administrative Agent and the Lenders, as it may be Modified.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Parent substantially in the form of Exhibit G.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on the Effective Date and reflected in the Projections or with respect to any transaction contemplated to be undertaken after the Effective Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable Legal Requirements relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

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“Specified Event” means the sale of certain collateral manager and servicing rights with respect to certain collateral debt obligations pursuant to a sale and purchase agreement, dated as of March 15, 2013, by and between Parent and CWCapital Investments LLC as more fully described on Page 7 of Parent’s Form 10-Q for the quarterly period ended March 31, 2013.

“Successful Syndication” shall have the meaning set forth in the Fee Letter.

“Subordinated Indebtedness” means any subordinated debt permitted under Section 6.1.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company, trust, estate or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swing Line Lender” means DBNY in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by Swing Line Lender to Borrower pursuant to Section 2.3.

“Swing Line Note” means a promissory note in the form of Exhibit B-2, as it may be Modified.

“Swing Line Sublimit” means the lesser of (i) $10,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding) or other charges imposed by any Governmental Authority, (together with any interest, penalties and other additions thereto).

“Tenant” mean any Person leasing, subleasing or otherwise occupying any portion of a Borrowing Base Asset under a Lease with the Guarantor Subsidiary (as landlord) that owns such Borrowing Base Asset.

“Terminated Lender” as defined in Section 2.23.

“Total Borrowing Base Value” means, at any date of determination, subject to compliance with the Borrowing Base Limitations, the sum of the Borrowing Base Values of all Borrowing Base Assets.

“Total Indebtedness” means, without duplication, (i) all Indebtedness owed by Parent and its Subsidiaries on a consolidated basis, plus (ii) Parent and its Subsidiaries’s pro rata share of all Indebtedness (calculated on a consolidated basis) owed by any Investment Affiliate not constituting a Credit Party.

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“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.

“Type of Loan” means (i) with respect to Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Undrawn Availability” means at any date of determination (a) the Borrowing Base Amount, minus (b) Total Utilization of Revolving Commitments.

“Voting Interests” means shares of Equity Interests issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or the election or appointment of persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Weighted Average Remaining Lease Term” means the period of time calculated as the weighted average of the Remaining Lease Term of Leases on all of the Borrowing Base Assets weighted on the basis of the Appraised Value of each such Borrowing Base Asset.

“Wholly Owned Subsidiary” means, as to any Person or Persons, any Subsidiary of any of such Person or Persons all of the Equity Interests of which is owned by such Person or Persons directly or indirectly.

“Withholding Agent” means any Credit Party and the Administrative Agent.

1.2. Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements required to be delivered by Borrower and Parent to Administrative Agent pursuant to Section 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall (i) utilize accounting principles and policies in conformity with GAAP and (ii) shall not give effect to any election made by Borrower or any of its Subsidiaries under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party or any Joint Venture at “fair value.” If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in conformity with those accounting principles and policies in effect before giving effect to such change in GAAP.

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1.3. Interpretation, Etc.   Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as Modified from time to time (subject to any restrictions on such Modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) references herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made as set forth in Section 2.16(e) and (g), the provisos set forth in the definition of Interest Period, or, to the extent provided in any Modification of a Credit Document, as provided therein, as applicable. Whenever performance of any other obligation or agreement is required on a day that is not a Business Day, the date for such performance shall be extended to the next succeeding Business Day.

SECTION 2. LOANS AND LETTERS OF CREDIT

2.1. [Intentionally Omitted].

2.2. Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

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(b) Borrowing Mechanics for Revolving Loans.

(i) Except pursuant to Section 2.4(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000.

(ii) Subject to Section 3.2(b), whenever Borrower desires that Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by facsimile or electronic mail with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Borrower.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office of Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to Administrative Agent by Borrower.

2.3. Swing Line Loans.

(a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender may, from time to time in its discretion, agree to make Swing Line Loans to Borrower in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

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(b) Borrowing Mechanics for Swing Line Loans.

(i) Swing Line Loans shall be made in an aggregate minimum amount of $50,000.

(ii) Subject to Section 3.2(b), whenever Borrower desires that Swing Line Lender make a Swing Line Loan, Borrower shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.

(iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Borrower at Administrative Agent’s Principal Office, or to such other account as may be designated in writing to Administrative Agent by Borrower.

(iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrower pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrower), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Borrower) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note, if any, of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Borrower and shall be due under the Revolving Loan Note, if any, issued by Borrower to Swing Line Lender. Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge Borrower’s accounts, if any, with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrower from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

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(v) If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the fifth Business Day after written demand for the making thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation, each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on written demand from such Lender together with interest thereon for five Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi) Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender had not received prior notice from Borrower or Requisite Lenders that any of the conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.2 to the making of such Swing Line Loan have been satisfied or waived by Requisite Lenders or (C) at a time when any Lender is a Defaulting Lender unless Swing Line Lender has entered into arrangements satisfactory to it and Borrower to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation obligations in respect of such Swing Line Loan, including by Cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.

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(c) Resignation and Removal of Swing Line Lender. Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to Administrative Agent, Lenders and Borrower. Swing Line Lender may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced Swing Line Lender (provided that no consent will be required if the replaced Swing Line Lender has no Swing Line Loans outstanding) and the successor Swing Line Lender. Administrative Agent shall notify Lenders of any such replacement of Swing Line Lender. At the time any such replacement or resignation shall become effective, (i) Borrower shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender, (ii) upon such prepayment, the resigning or removed Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (iii) Borrower shall issue, if so requested by the successor Swing Line Loan Lender, a new Swing Line Note to the successor Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

2.4. Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Borrower in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five days prior to the second anniversary of the Effective Date (the “Letter of Credit Expiration Date”) and (2) the date which is one year from the date of issuance of such Letter of Credit; provided, however, that Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each (but in any event, not beyond the Letter of Credit Expiration Date unless Borrower shall, not later than five days preceding the Letter of Credit Expiration Date, Cash collateralize in accordance with Section 2.4(i), on terms and conditions reasonably satisfactory to Administrative Agent and Issuing Bank, an amount equal to the Letter of Credit Usage with respect to any Letters of Credit having an expiry date later than the Letter of Credit Expiration Date; provided, further, that the obligations under this Section 2.4 in respect of such Letters of Credit of (i) Borrower shall survive the Revolving Commitment Termination Date and shall remain in effect until no such Letters of Credit remain outstanding and (ii) each Lender shall be reinstated, to the extent any such Cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to Borrower by Issuing Bank after the Revolving Commitment Termination Date and while the related Letter of Credit remains outstanding. Amounts held in such Cash collateral account shall be held and applied by Administrative Agent in the manner and for the purposes set forth in Section 2.4(d)), unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, if any Lender is a Defaulting Lender, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements reasonably satisfactory to it and Borrower to eliminate Issuing Bank’s risk with respect to the Defaulting Lenders’ participation obligations in respect of Letters of Credit of the Defaulting Lender, including by Cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.

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(b) Notice of Issuance. Subject to Section 3.2(b), whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the requested date of issuance. Subject to satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance in accordance with Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender with a Revolving Commitment of such issuance, and, if requested by a Lender, provide a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.4(e).

(c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Borrower and Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Borrower. Notwithstanding anything to the contrary contained in this Section 2.4(c), Borrower shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

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(d) Reimbursement by Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Borrower intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse Issuing Bank, on written demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.4(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.4(d).

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(e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Borrower shall fail for any reason to reimburse Issuing Bank as provided in Section 2.4(d), Issuing Bank shall promptly notify each Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first Business Day after the date notified by Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.4(e), Issuing Bank shall be entitled to recover such amount on written demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.4(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.4(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f) Obligations Absolute. The obligation of Borrower to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.4(d) and the obligations of Lenders under Section 2.4(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Parent or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question as determined by a final, non-appealable judgment of a court of competent jurisdiction.

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(g) Indemnification. Without duplication of any obligation of Borrower under Sections 2.20, 10.2 or 10.3, in addition to amounts payable as provided herein, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction or (2) the wrongful dishonor by Issuing Bank of a proper written demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act; provided, that to the extent such claims, demands, liabilities, damages, losses, costs, charges and expenses relate to Taxes, they shall be subject to the provisions of Section 2.20.

(h) Resignation and Removal of Issuing Bank. An Issuing Bank may resign as Issuing Bank upon 60 days prior written notice to Administrative Agent, Lenders and Borrower. An Issuing Bank may be replaced at any time by written agreement among Borrower, Administrative Agent, the replaced Issuing Bank (provided that no consent will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. Administrative Agent shall notify Lenders of any such replacement of such Issuing Bank. At the time any such replacement or resignation shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

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(i) Cash Collateral. For purposes of this Agreement, providing “Cash collateral” or “Cash collateralization” for, or to “Cash collateralize” a Letter of Credit means to pledge and deposit with or deliver to Administrative Agent, for the benefit of Issuing Bank and Lenders funding a participation in Letters of Credit pursuant to Section 2.4(e), as collateral for the Obligations under the Letters of Credit, Cash or deposit account balances in the currency in which the Letters of Credit are denominated and in an amount equal to the undrawn amount of such Letter of Credit and pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and Borrower. Borrower hereby grants to Administrative Agent, for the benefit of Issuing Bank and each Lender funding a participation in Letters of Credit pursuant to Section 2.4(e), a security interest in all such Cash, deposit accounts and all balances therein and all proceeds of the foregoing. All Cash collateral shall be maintained with Administrative Agent for the benefit of Issuing Bank and each Lender in an account subject to an account control agreement in form and substance reasonably satisfactory to Administrative Agent.

2.5. Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. Subject to Section 2.22, all Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.6. Use of Proceeds. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made from and after the Effective Date may be applied by Borrower for general corporate purposes of Borrower and its Subsidiaries, including, but not limited to, working capital purposes, payment of capital expenditures and acquisitions as permitted by this Agreement. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

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2.7. Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Borrower’s Obligations in respect of any Loan. Borrower hereby designates Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.7, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Effective Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Effective Date (or, if such notice is delivered after the Effective Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Revolving Loan or Swing Line Loan, as the case may be.

2.8. Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

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(i) in the case of Revolving Loans:

(1) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; or

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing, including by electronic mail) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

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(e) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears (i) on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity of the Loans, including final maturity of the Loans; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f) Borrower agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans and (ii) thereafter, a rate determined in accordance with Section 2.10.

(g) Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower.

2.9. Conversion/Continuation.

(a) Subject to Section 2.18 and so long as no Event of Default shall have occurred and then be continuing, Borrower shall have the option:

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(i) to convert at any time all or any part of any Revolving Loan equal to at least $1,000,000 from one Type of Loan to another Type of Loan; provided, any part of a Eurodollar Rate Loan may be converted to a Base Rate Loan equal to at least $500,000 to the extent that the principal amount of the portion of the Eurodollar Rate Loan not so converted is at least $1,000,000; provided, further, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to at least $1,000,000 as a Eurodollar Rate Loan.

(b) Subject to Section 3.2(b), Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

2.10. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the overdue principal amount of Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any overdue fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on written demand at a rate equal to the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.11. Fees.

(a) Borrower agrees to pay to Lenders having Revolving Exposure:

(i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding Revolving Loans (for the avoidance of doubt, excluding Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

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All fees referred to in this Section 2.11(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(b) Borrower agrees to pay directly to Issuing Bank, for its own account, the following fees:

(i) a fronting fee equal to the greater of (x) $1,500 and (y) 0.125% per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

(ii) such documentary, processing and other charges and a courier delivery fee of $15 for any issuance, amendment, renewal, negotiation, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, renewal, negotiation, transfer or payment, as the case may be.

(c) All fees referred to in Section 2.11(a) and 2.11(b)(i) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period commencing on the first such date to occur after the Effective Date, and on the Revolving Commitment Termination Date.

(d) In addition to any of the foregoing fees, Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed.

2.12. Mandatory Prepayments.

(a) Scheduled Payments. The principal amounts of the Revolving Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full no later than the Revolving Commitment Termination Date.

(b) Mandatory Prepayments. Borrower shall, if applicable, on each Business Day, prepay an aggregate principal amount of the Loans and the Letters of Credit Usage in an amount sufficient to cause (i) the Total Utilization of Revolving Commitments not to exceed the Borrowing Base Amount on such Business Day and (ii) the Total Utilization of Revolving Commitments not to exceed the aggregate Revolving Commitments of the Lenders. Prepayments pursuant to this subsection (b) shall be applied in accordance with Section 8.2. Upon the drawing of any Letter of Credit for which funds are on deposit in the Cash collateral account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable. All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

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2.13. Voluntary Prepayments/Commitment Reductions.

(a)      Voluntary Prepayments.

(i) Any time and from time to time:

(1) with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 (or the remaining outstanding balance of such Loans);

(2) with respect to Eurodollar Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 (or the remaining outstanding balance of such Loans); and

(3) with respect to Swing Line Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $50,000 (or the remaining outstanding balance of such Loans).

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written notice (including by electronic mail) in the case of Base Rate Loans;

(2) upon not less than three Business Days’ prior written notice (including by electronic mail) in the case of Eurodollar Rate Loans; and

(3) upon written notice (including by electronic mail) on the date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by electronic mail, promptly confirmed by delivery of original written notice thereof to Administrative Agent (and Administrative Agent will promptly transmit such original written notice for Revolving Loans by facsimile, electronic mail or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

(b) Voluntary Commitment Reductions.

(i) Borrower may, upon not less than three Business Days’ prior written notice (including by electronic mail) promptly confirmed by delivery of original written notice thereof to Administrative Agent (which original written notice Administrative Agent will promptly transmit by facsimile, electronic mail or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction (after giving effect to any concurrent prepayments on such date); provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

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(ii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.14. Extension of the Revolving Commitments.

(a) Provided that no Event of Default shall have occurred and be continuing, or would result therefrom, Borrower shall have the option, to be exercised by giving written notice to Administrative Agent (the “Extension Notice”) at least ninety (90) days prior to the Original Stated Termination Date, subject to the terms and conditions set forth in this Agreement, to extend the Original Stated Termination Date by twelve (12) months to the third anniversary of the Effective Date.

(b) The obligations of Administrative Agent and the Lenders to extend the Original Stated Termination Date as provided in the foregoing clause (a) shall be subject to the satisfaction of each of the following conditions precedent as determined by Administrative Agent in its good faith judgment:

(i) no Event of Default shall have occurred and be continuing on the date the Extension Notice is given and on the Original Stated Termination Date;

(ii) the representations and warranties made by the Credit Parties in the Credit Documents are true and correct on the Original Stated Termination Date except to the extent that such representations and warranties specifically relate to a prior date in which case they shall be true and correct as of such prior date, subject however to such additional exceptions to such representations and warranties based upon changes in circumstances subsequent to the Effective Date as shall be disclosed in writing to the Administrative Agent so long as such additional exceptions (x) shall not have resulted in any breach of any other terms of the Loan Documents; and (y) shall not render the original representations and warranties inaccurate in any material respect;

(iii) the Administrative Agent shall have received a certificate signed by an Authorized Officer of Borrower certifying that the conditions set forth in subsections (i) and (ii) above have been satisfied;

(iv) Borrower shall have, on or prior to the Original Stated Termination Date, paid to Administrative Agent for the ratable benefit of the Lenders an extension fee (the “Extension Fee”) equal to one-quarter of one percent (0.25%) of the total Revolving Commitments then outstanding (which fee Borrower hereby agrees shall be fully earned and nonrefundable under any circumstances when paid) in connection with such extension;

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(v) Borrower shall have delivered to Administrative Agent a Compliance Certificate demonstrating that Parent and its Subsidiaries are in compliance with the covenants set forth in Section 6.7 both before and immediately after giving effect to such extension;

(vi) Each Credit Party shall have acknowledged and ratified that its obligations under the Credit Documents to which it is party remain in full force and effect, and continue to guaranty, evidence or secure (as applicable) the Obligations, as extended pursuant to this Section 2.14;

(vii) Borrowers shall have paid all out-of-pocket third party costs and expenses incurred by Administrative Agent (including reasonable attorneys’ fees and expenses) as to which Administrative Agent has notified Borrowers;

(viii) The Credit Parties shall provide an updated Acceptable Appraisal with respect to any Borrowing Base Asset that has a most recent Appraisal in excess of one year old.

(c) Administrative Agent shall notify each of the Lenders in the event that Borrower requests that the Original Stated Termination Date be extended as provided in this Section 2.14 and upon any such extension.

2.15. Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans to the full extent thereof;

second, to repay outstanding Revolving Loans to the full extent thereof; and

third, to Cash collateralize any outstanding Letters of Credit;

(b) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.18(c).

2.16. General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due at the Principal Office of Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day.

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(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of Interest Period as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f) Borrower hereby authorizes Administrative Agent to charge Borrower’s accounts, if any, with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in such accounts for that purpose).

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) on the date due to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt written notice (including by electronic mail) to Borrower and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.10 from the date such amount was due and payable until the date such amount is paid in full.

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(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents in respect of any of the Obligations shall be applied in accordance with the application arrangements described in Section 8.2.

2.17. Ratable Sharing. Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.18. Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by facsimile, electronic mail or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded or converted into a request for borrowing of Base Rate Loans at Borrower’s option, in each case without payment of any amount under Section 2.18(c).

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(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give written notice (including by electronic mail) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written notice (including by electronic mail) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).

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(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a request by electronic mail for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or request by electronic mail for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

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2.19. Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.20 (which shall be controlling with respect to the matters covered thereby), in the event that the adoption or taking effect of any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental or quasi-Governmental Authority (whether or not having the force of law) (a “Change in Law”): (i) subjects any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition, cost or expense (other than Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender or the Administrative Agent, as applicable, of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) or the Administrative Agent, as applicable, with respect thereto; then, in any such case, Borrower shall, within ten (10) days after such Lender’s or Administrative Agent’s demand, pay to such Lender or the Administrative Agent upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender or the Administrative Agent for any such increased cost or reduction in amounts received or receivable hereunder. A certificate delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent under this Section 2.19(a) shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Administrative Agent the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

(b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that any Change in Law affecting such Lender or Issuing Bank (or its applicable lending office) regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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2.20. Taxes.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Credit Parties shall indemnify each Lender and the Administrative Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender and the Administrative Agent or required to be withheld or deducted from a payment to such Lender and the Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(g) and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

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(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.20, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Evidence of Exemption From U.S. Withholding Tax. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i) For purposes of this Section 2.20 the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

2.21.  Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

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2.22. Defaulting Lenders.

(a) Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes a Defaulting Lender, then during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of any amendment, waiver or consent with respect to any provision of the Credit Documents that requires the approval of Requisite Lenders. During any Default Period with respect to a Defaulting Lender, (i) any amounts that would otherwise be payable to such Defaulting Lender with respect to its Revolving Loans and Revolving Commitments under the Credit Documents (including, without limitation, voluntary and mandatory prepayments and fees) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent and applied in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Lender hereunder; third, to Cash collateralize the Issuing Banks’ Revolving Exposure with respect to such Defaulting Lender in accordance with clause (f) below; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with clause (f) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Credit Extensions in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Lenders that are not Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans are held by the Lenders pro rata in accordance with their Commitments without giving effect to clause (e) below; and (ii) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender as a result of it becoming a Defaulting Lender and which Administrative Agent or any Lender may have against such Defaulting Lender with respect thereto. Administrative Agent shall not be required to ascertain or inquire as to the existence of any Funds Defaulting Lender or Insolvency Defaulting Lender.

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(b) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which such Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(c) Each Defaulting Lender shall be entitled to receive letter of credit fees for any period during which such Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has posted Cash collateral pursuant to clause (f) below.

(d) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (b) or (c) above, Borrower shall (x) pay to each Lender that is not a Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Lender pursuant to clause (e) below, (y) pay to each Issuing Bank and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swing Line Lender’s Revolving Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(e) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in respect of Letters of Credit and Swingline Loans shall be reallocated among the Lenders that are not Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified the Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Exposure of any Lender that is not a Defaulting Lender to exceed such Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Lender that is not a Defaulting Lender as a result of such Lender’s increased exposure following such reallocation.

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(f) Cash Collateral. In the event that any Lender becomes a Defaulting Lender, then during any Default Period with respect to such Defaulting Lender, within one Business Day following the written request of the Administrative Agent or Issuing Bank (with a copy to the Administrative Agent) Borrower shall Cash collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to clause (e) above and any Cash collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided (other than Permitted Liens), or that the total amount of such Cash collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash collateral provided by the Defaulting Lender).

(ii) Notwithstanding anything to the contrary contained in this Agreement, Cash collateral provided under this Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Cash collateral (or the appropriate portion thereof) provided to reduce Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(f) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and Issuing Bank that there exists excess Cash Collateral; provided that, subject to clauses (a) and (e) above, the Person providing Cash collateral and Issuing Bank may agree that Cash collateral shall be held to support future anticipated Fronting Exposure or other obligations.

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2.23. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender, or the Administrative Agent on behalf of such Lender (in either case, an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section  2.18, 2.19 or 2.20, and (ii) such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21; or (b) any Lender shall become a Defaulting Lender; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or Insolvency Defaulting Lender, and the Funds Defaulting Lender (if not also an Insolvency Defaulting Lender) shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings under Letters of Credit that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; and (2) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Borrower exercise its option hereunder to cause an assignment by such Lender as a Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

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2.24.  Increase in Aggregate Commitments.  (a) Borrower may, at any time after a Successful Syndication (but no more than once in any consecutive 12-month period), by written notice to the Administrative Agent, request an increase in the aggregate amount of the Revolving Commitments by not less than $5,000,000 (each such proposed increase, a “Commitment Increase”) to be effective as of a Business Day that is no later than the Original Stated Termination Date. (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Revolving Commitments at any time exceed $150,000,000, and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.2 shall be satisfied as if the proposed Commitment Increase constituted a Credit Extension.  The Administrative Agent shall promptly notify the Lenders of each request by Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Commitments (the “Commitment Date”). Each Lender that is willing to participate in such requested Commitment Increase (each, an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment (the “Proposed Increased Commitment”). If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Revolving Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated to each Lender willing to participate therein in an amount equal to the Commitment Increase multiplied by the ratio of each Lender’s Proposed Increased Commitment to the aggregate amount of Proposed Increased Commitments.

(b) Promptly following each Commitment Date, the Administrative Agent shall notify Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing, in their sole and absolute discretion, to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that (i) each such Eligible Assignee shall be subject to the approval of Administrative Agent, in its reasonable discretion; and (ii) the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

(c) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.24(b) (an “Acceding Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Revolving Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.24(a)) as of such Increase Date; provided, however, that the Administrative Agent shall have received at or before 12:00 p.m. (New York City time) on such Increase Date the following, each dated such date:

(i) an accession agreement from each Acceding Lender, if any, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent (each, an “Accession Agreement”), duly executed by such Acceding Lender, the Administrative Agent and the Borrower;

(ii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Commitment in a writing reasonably satisfactory to Borrower and the Administrative Agent, together with an amended Appendix A hereto as may be necessary for such Appendix A to be accurate and complete, certified as correct and complete by an Authorized Officer of Borrower; and

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(iii) such certificates or other information as may be required pursuant to Section 3.2 as if the proposed Commitment Increase constituted a Credit Extension.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.24(c), the Administrative Agent shall notify the Lenders (including, without limitation, each Acceding Lender) and Borrower, at or before 1:00 p.m. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Acceding Lender on such date.

(d) On the Increase Date, to the extent the Revolving Loans then outstanding and owed to any Lender immediately prior to the effectiveness of the Commitment Increase shall be less than such Lender’s Pro Rata Share (calculated immediately following the effectiveness of the Commitment Increase) of all Revolving Loans then outstanding and owed to all Lenders (each such Lender, including any Acceding Lender, a “Purchasing Lender”), then such Purchasing Lender, without executing an Assignment Agreement, shall be deemed to have purchased an assignment of a pro rata portion of the Revolving Loans then outstanding and owed to each Lender that is not a Purchasing Lender (a “Selling Lender”) in an amount sufficient such that following the effectiveness of all such assignments the Revolving Loans outstanding and owed to each Lender shall equal such Lender’s Pro Rata Share (calculated immediately following the effectiveness of the Commitment Increase on the Increase Date) of all Revolving Loans then outstanding and owed to all Lenders. The Administrative Agent shall calculate the net amount to be paid by each Purchasing Lender and received by each Selling Lender in connection with the assignments effected hereunder on the Increase Date. Each Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 p.m. (New York time) on the Increase Date. The Administrative Agent shall distribute on the Increase Date the proceeds of such amount to each of the Selling Lenders entitled to receive such payments at its applicable lending office. If in connection with the transactions described in this Section 2.24 any Lender shall incur any losses, costs or expenses of the type described in Section 10.2, then Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for such losses, costs or expenses reasonably incurred.

SECTION 3. CONDITIONS PRECEDENT

3.1. Effective Date. Subject to the terms and conditions of the Side Letter, the obligation of each Lender or Issuing Bank, as applicable, to make a Credit Extension on or after the Effective Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Effective Date:

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(a) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes, as to which one original of each shall be sufficient) in sufficient copies for each Lender, the Issuing Bank and the Swing Line Lender:

(i) A Note duly executed by Borrower and payable to the order of each Lender or Swing Line Lender that has requested the same.

(ii) Each of the following:

(1) acknowledgment copies of proper financing statements, duly filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the First Priority Liens and security interests created under the Collateral Documents, covering the Collateral described therein;

(2) completed requests for information dated a recent date, including UCC, judgment, tax, litigation and bankruptcy searches with respect to each applicable Credit Party, and, in the case of UCC searches, listing all effective financing statements filed in the jurisdictions referred to in clause (1) above and in such other jurisdictions specified by the Administrative Agent that name any Credit Party as debtor, together with copies of such financing statements;

(3) copies, certified by an Authorized Officer, of each Material Contract listed on Schedule 4.15;

(4) an assignment and subordination agreement with respect to the Approved Management Agreements executed and delivered by each Approved Manager with respect to each Borrowing Base Asset; and

(5) evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the First Priority Liens and security interests created under the Collateral Documents has been taken;

(iii) Mortgages (in each case with such changes as may be required to account for local law matters and otherwise satisfactory in form and substance to the Administrative Agent in its reasonable discretion) covering all Borrowing Base Assets, duly executed by the appropriate Credit Party, together with:

(1) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered on or before the Effective Date and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid First Priority and subsisting Lien on the Collateral described therein in favor of the Administrative Agent and that all required affidavits, tax forms and filings pertaining to any applicable documentary stamp, intangible and mortgage recordation taxes have been executed and delivered by all appropriate parties and are in form suitable for filing with all applicable Governmental Authorities;

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(2) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements and in amount reasonably acceptable to the Administrative Agent issued by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid First Priority and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Credit Documents and for mechanics’ and materialmen’s Liens) together with copies of all Liens on each of the Borrowing Base Assets that are listed as exceptions on the title insurance policy, including, without limitation, any reciprocal easement agreements, easements and other items of record;

(3) a zoning report with respect to such Borrowing Base Asset issued by Planning and Zoning Resources Corp. or another professional firm reasonably acceptable to the Administrative Agent, together with all material licenses, permits and approvals for each Borrowing Base Asset;

(4) American Land Title Association/American Congress on Surveying and Mapping form surveys for which all necessary fees have been paid, dated no more than 30 days before the date of their delivery to the Administrative Agent, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the jurisdictions in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent;

(5) property condition assessment, seismic (for those Borrowing Base Assets located in seismic zones 3 or 4) and Phase 1 environmental reports as to the Borrowing Base Assets, in form and substance and from professional firms reasonably acceptable to the Administrative Agent;

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(6) estoppel and consent agreements, in form and substance reasonably satisfactory to the Administrative Agent, executed by each of the lessors of any Borrowing Base Assets subject to a Qualifying Ground Lease, along with (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected Borrowing Base Asset, as lessor, or (B) evidence that the applicable lease with respect to such leasehold interest or memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest or (C) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent;

(7) an Acceptable Appraisal of each Borrowing Base Asset described in the Mortgages, dated no less than 10 days prior to the Effective Date (or if applicable, the date any Proposed Borrowing Base Asset is to be included in the Borrowing Base);

(8) [INTENTIONALLY OMITTED];

(9) copies, certified by an Authorized Officer, of each Approved Management Agreement, Qualifying Ground Lease, and all Modifications thereto, entered into with respect to each of the Borrowing Base Assets;

(10) copies, certified by an Authorized Officer, of all Leases (including, without limitation, all Leases with Affiliates) and Material Contracts relating to each of the Borrowing Base Assets

(11) [INTENTIONALLY OMITTED];

(12) [INTENTIONALLY OMITTED];

(13) estoppel certificates and subordination, non-disturbance and attornment agreements from Tenants at each of the Borrowing Base Assets; and

(14) such other consents, assignment of leases, security agreements, fixture filings, and agreements and confirmations of lessors and third parties as the Administrative Agent may reasonably deem necessary or desirable and evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create valid First Priority and subsisting Liens on the property described in the Mortgages has been taken.

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(iv) This Agreement and the Cash Management Agreement and the Control Agreement, each duly executed by the Credit Parties and the other parties thereto;

(v) Certified copies of the resolutions of the board of directors (or similar governing body) of the Parent on its behalf and on behalf of each other Credit Party for which it is the ultimate signatory approving the transactions contemplated by the Credit Documents and each Credit Document to which it or such Credit Party is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Credit Documents and each Credit Document to which it or such Credit Party is or is to be a party;

(vi) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Credit Party and of each general partner or managing member (if any) of each Credit Party, dated no earlier than 30 days prior to the Effective Date (but dated prior to the Effective Date), certifying, if and to the extent such certification is generally available for entities of the type of such Credit Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Credit Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Credit Party, general partner or managing member, as the case may be, on file in such Secretary’s office, (2) such Credit Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Credit Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation;

(vii) A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Credit Party or any general partner or managing member of a Credit Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign entity except where the failure to so qualify or be licensed could not reasonably be expected to result in a Material Adverse Effect, dated no earlier than 30 days prior to the Effective Date (but dated prior to the Effective Date), stating, with respect to each such Credit Party, general partner or managing member, that such Credit Party, general partner or managing member, as the case may be, is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such jurisdiction and has filed all annual reports required to be filed to the date of such certificate;

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(viii) A certificate of each Credit Party and of each general partner or managing member (if any) of each Credit Party, signed on behalf of such Credit Party, general partner or managing member, as applicable, by its Authorized Officer (or those of its general partner or managing member, if applicable), dated the Effective Date (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the constitutive documents of such Credit Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Credit Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the Effective Date, (C) the due incorporation, organization or formation and good standing or valid existence of such Credit Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Credit Party, general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Credit Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, or resulting from such Credit Extension, that constitutes a Default;

(ix) A certificate of the secretary or an assistant secretary of each Credit Party (or other Authorized Officer of each Credit Party or of the general partner or managing member of any Credit Party) and of each general partner or managing member (if any) of each Credit Party certifying the names and true signatures of the officers of such Credit Party, or of the general partner or managing member of such Credit Party, authorized to sign each Credit Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder;

(x) Such financial, business and other information regarding each Credit Party and its Subsidiaries as the Administrative Agent shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Pension Plans and Multiemployer Plans, collective bargaining agreements and other arrangements with employees, historical operating statements (if any), audited consolidated annual financial statements for the year ending December 31, 2012 of Parent and its Subsidiaries, interim financial statements dated the end of the most recent Fiscal Quarter for which financial statements are available (or, in the event the Administrative Agent’s due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Effective Date) and financial projections for Parent’s and its Subsidiaries’ consolidated operations.

(xi) Evidence of insurance (which may consist of binders or certificates of insurance) naming the Administrative Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Administrative Agent, including, without limitation, the insurance required under Section 5.5 and by the terms of Schedule 5.5 hereto which schedule shall be in form and substance reasonably acceptable to the Administrative Agent and attached hereto on the Closing Date;

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(xii) An opinion of Morgan, Lewis & Bockius LLP, counsel for the Credit Parties, with respect to any matters (and in the form) as Administrative Agent may reasonably request;

(xiii) An opinion of local counsel from the states in which the Borrowing Base Assets are located, in each case covering such matters (and in the form) as Administrative Agent may reasonably request;

(xiv) A Funding Notice or Issuance Notice, as applicable, relating to such Credit Extension;

(xv) A certificate signed by an Authorized Officer of Parent, dated the Effective Date, stating that after giving effect to such Credit Extension Parent and its Subsidiaries shall be in compliance with the covenants contained in Section 6.7, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants;

(xvi) (A) Evidence as to whether each Borrowing Base Asset is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) pursuant to a standard flood hazard determination form ordered and received by the Administrative Agent, and (B) if such Borrowing Base Asset is a Flood Hazard Property, (x) evidence as to whether the community in which such Borrowing Base Asset is located is participating in the National Flood Insurance Program, (y) the applicable Guarantor's written acknowledgment of receipt of written notification from the Administrative Agent as to the fact that such Borrowing Base Asset is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of the applicable Guarantor’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee;

(xvii) [INTENTIONALLY OMITTED]; and

(xviii) A Solvency Certificate signed by the chief financial officer (or other Authorized Officer performing similar functions) of Parent;

(b) The organizational structure and capital structure of Parent and its Subsidiaries shall be as set forth on Schedule 3.1(b) and the Administrative Agent shall be satisfied with the corporate and legal structure and capitalization of Parent and its Subsidiaries, including the terms and conditions of the Organizational Documents of each of them.

(c) The Administrative Agent shall be satisfied that all existing Indebtedness with respect to the Borrowing Base Assets shall be on terms and conditions reasonably satisfactory to the Administrative Agent and no term of any such existing Indebtedness shall prohibit or otherwise restrict the Loans and Commitments hereunder, the transactions contemplated hereby and by the other Credit Documents or the Liens granted to Administrative Agent under the Collateral Documents.

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(d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Credit Party or any of their respective Subsidiaries pending or threatened before any court, Governmental Authority or arbitrator that (i) could reasonably be expected to result in a Property Material Adverse Effect other than the matters described on Schedule 3.1(d) hereto (the “Material Litigation”) or (ii) could reasonably be expected to result in a material adverse change in the status, or financial effect on any Credit Party or any of their respective Subsidiaries, of the Material Litigation from that described on Schedule 3.1(d) hereto.

(e) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Credit Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Administrative Agent) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Administrative Agent that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Credit Documents.

(f) Each Guarantor Subsidiary shall have complied with the Guarantor Subsidiary Requirements and provided evidence of such compliance satisfactory to the Administrative Agent.

(g) The Lenders, the Administrative Agent and the Lead Arranger shall have received all fees due as of the Effective Date under the Credit Documents and the Fee Letter, and all expenses required to be paid under the Credit Documents and the Fee Letter.

(h) At least ten (10) days prior to the Effective Date, Administrative Agent and Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”).

(i) No Material Adverse Effect shall have occurred since December 31, 2012, it being understood and agreed that the occurrence of the Specified Event shall not constitute a Material Adverse Effect for purposes of this Section 3.1(i).

3.2. Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the conditions set forth in Section 3.1 (to the extent not previously satisfied pursuant to such Section, including with respect to any Real Estate Asset added as a Borrowing Base Asset subsequent to the previous Credit Extension) and the following further conditions precedent:

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(i) Administrative Agent shall have received a Funding Notice or Issuance Notice, as applicable, relating to such Credit Extension, and a Borrowing Base Certificate, in each case dated the date of such Credit Extension and, in the case of the Borrowing Base Certificate, demonstrating that the Borrowing Base Amount as of such date (calculated on a pro forma basis after giving effect to such Credit Extension) will be greater than or equal to the Total Utilization of Revolving Commitments,

(ii) Administrative Agent shall have received all Collateral Deliverables and all items described in the definition of BBA Proposal Package herein (to the extent not previously delivered with respect to each Borrowing Base Asset pursuant to Section 5.9 or this Section 3.2),

(iii) In the case of an addition of any Person as an Additional Guarantor, Administrative Agent shall have received all Guarantor Deliverables (to the extent not previously delivered pursuant to Section 5.8 or this Section 3.2),

(iv) Administrative Agent shall have received a certificate signed by an Authorized Officer of Borrower, dated the date of such Credit Extension, stating that:

(1) the representations and warranties contained in each Credit Document are true and correct on and as of such date, before and after giving effect to (A) such Credit Extension, and (B) the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties specifically relate to a prior date in which case such representations and warranties shall have been true and correct as of such prior date, subject however to such additional exceptions to such representations and warranties based upon changes in circumstances subsequent to the Closing Date as shall be disclosed in writing to Administrative Agent so long as such additional exceptions (x) shall not have resulted in any breach of any other terms of the Loan Documents; and (y) shall not render the original representation and warranty inaccurate in any material respect;

(2) no Default or Event of Default has occurred and is continuing, or would result from (A) such Credit Extension or (B) the application of the proceeds therefrom;

(3) for each Credit Extension, before and after giving effect to such Credit Extension, Parent and its Subsidiaries shall be in compliance with the covenants contained in Section 6.7, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants; and

(v) Administrative Agent shall have received such other approvals, opinions or documents as Administrative Agent may reasonably request.

In the event that there shall exist a Defaulting Lender, the obligations of (a) the Issuing Bank to issue a Letter of Credit shall also be subject to the provisions of Section 2.4(a) and (b) the Swing Line Lender to make a Swing Line Loan shall also be subject to the provisions of Section 2.3(b)(iv).

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(b) Notices. Any Notice shall be executed by an Authorized Officer of Parent in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Parent or Borrower may give Administrative Agent notice by electronic mail by the required time of any proposed borrowing, conversion or continuation of any Loan or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the close of business on the date that the notice by electronic mail is given. In the event of a discrepancy between the notice by electronic mail and the written Notice, the written Notice shall govern. In the case of any Notice that is irrevocable once given, if Parent or Borrower provides notice by electronic mail in lieu thereof, such notice by electronic mail shall also be irrevocable once given. Neither Administrative Agent nor any Lender shall incur any liability to Parent or Borrower in acting upon any notice by electronic mail referred to above that Administrative Agent believes in good faith to have been given by an Authorized Officer of Borrower or for otherwise acting in good faith, including, without limitation, as a result of a discrepancy between a notice by electronic mail and a subsequent written Notice.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Subject to the terms and conditions of the Side Letter, in order to induce Agents, Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent, Lender and Issuing Bank, on the Effective Date and on each Credit Date, that the following statements are true and correct:

4.1. Organization; Requisite Power and Authority; Qualification.  Each of Parent and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, except to the extent such schedules are modified by the consummation of any transaction permitted under Section 6.8(a), (i) or (m), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Property Material Adverse Effect.

4.2. Equity Interests and Ownership. The Equity Interests of each of Parent and its Material Subsidiaries has been duly authorized and validly issued and is fully paid and non assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Credit Party (other than Parent) is a party requiring, and there is no membership interest or other Equity Interests of such Credit Party outstanding which upon conversion or exchange would require, the issuance by such Credit Party of any additional membership interests or other Equity Interests of such Credit Party or other Equity Interests convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of such Credit Party. Schedule 4.2 correctly sets forth the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries and Joint Ventures as of the Effective Date.

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4.3. Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Credit Party, (ii) any of the Organizational Documents of any Credit Party, or (iii) any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of Administrative Agent); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of any Credit Party, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders.

4.5. Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing and/or recordation, as of the Effective Date or thereafter in accordance with the terms of the Credit Documents.

4.6. Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, neither Parent nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations or financial condition of Parent and any of its Subsidiaries taken as a whole.

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4.8. Projections. On and as of the Effective Date, the projections of Parent and its Subsidiaries for the period of Fiscal Year 2013 through and including Fiscal Year 2015 (the “Projections”) were prepared in good faith and are based on reasonable assumptions made by the management of Parent at the time prepared; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Effective Date, management of Parent believed that the Projections were reasonable and attainable.

4.9. No Material Adverse Effect. Since December 31, 2012, no event, circumstance or change has occurred that has caused or evidences, or could reasonably be expected to result in, either in any case or in the aggregate, a Material Adverse Effect, it being understood and agreed that the occurrence of the Specified Event shall not constitute a Material Adverse Effect for purposes of this Section 4.9.

4.10. Adverse Proceedings, Etc.  There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Property Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Property Material Adverse Effect.

4.11. Payment of Taxes.  Except as otherwise permitted under Section 5.3, all federal and material state Tax returns and reports of Parent and its Subsidiaries required to be filed by any of them have been timely filed, all such Tax returns are true and accurate in all material respects, and all Taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon Parent and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There is no proposed Tax assessment against Parent or any of its Subsidiaries which is not being actively contested by Parent or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.12. Properties.

(a) Real Property.

(i) Set forth on Schedule 4.12 hereto is a complete and accurate list of all Real Estate Assets owned in fee by any Credit Party or any of its Subsidiaries, showing as of the date hereof, and as of each other date such Schedule 4.12 is required to be supplemented hereunder, the street address, state, record owner and purchase price thereof. Each such Credit Party or Subsidiary has good, marketable and insurable fee simple title to such Real Estate Assets, free and clear of all Liens, other than Permitted Liens.

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(ii) Set forth on Schedule 4.12 hereto is a complete and accurate list of all leases of Real Estate Assets under which any Credit Party or any of its Subsidiaries is the lessee, showing as of the date hereof, and as of each other date such Schedule 4.12 is required to be supplemented hereunder, the street address, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(iii) Each Borrowing Base Asset is operated and managed by an Approved Manager pursuant to an Approved Management Agreement.

(iv) Each Borrowing Base Asset satisfies all Borrowing Base Conditions.

(b) Intellectual Property. (i) Each of Parent and its Subsidiaries owns, or is licensed to use, all intellectual property necessary for the conduct of its business as currently conducted, (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any material intellectual property or the validity or effectiveness of any material intellectual property, nor does any of Parent or any of its Subsidiaries know of any valid basis for any such claim and (iii) the use of intellectual property by each of Parent and its Subsidiaries does not materially infringe on the rights of any Person; provided that, in the event such use of intellectual property is made through a license arrangement with a third party licensor that is itself materially infringing on the intellectual property rights of another Person, the foregoing representation shall not be deemed to be breached by the Credit Parties unless they have knowledge of such licensor’s material breach.

4.13. Environmental Matters.

(a) Except as otherwise set forth on Schedule 4.13 hereto, the operations and properties of each Credit Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and, to the knowledge of each Credit Party and its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Claim against any Credit Party or any of its Subsidiaries or any of their properties that could have a Property Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or Environmental Permit.

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(b) Except as otherwise set forth on Schedule 4.13 hereto, none of the properties currently owned or operated by any Credit Party or any of its Subsidiaries is listed or, to the knowledge of each Credit Party and its Subsidiaries, is proposed for listing, and, to the knowledge of each Credit Party and its Subsidiaries, none of the properties formerly owned or operated by any Credit Party or any of its Subsidiaries is listed on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such listed property; there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Credit Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Credit Party or any of its Subsidiaries except for any non-friable asbestos-containing material that is being managed pursuant to, and in compliance with, an operations and maintenance plan and that does not currently require removal, remediation, abatement or encapsulation under Environmental Law; and Hazardous Materials have not been released, discharged or disposed of in any material amount or in material violation of any Environmental Law or Environmental Permit on any property currently owned or operated by any Credit Party or any of its Subsidiaries or, to the knowledge of each Credit Party and its Subsidiaries, during the period of their ownership or operation thereof, on any property formerly owned or operated by any Credit Party or any of its Subsidiaries.

(c) Except as otherwise set forth on Schedule 4.13 hereto, no Credit Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law or Environmental Permit; all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Property Material Adverse Effect; and, with respect to any property formerly owned or operated by any Credit Party or any of its Subsidiaries, all Hazardous Materials generated, used, treated, handled, stored or transported by or, to the knowledge of each Credit Party and its Subsidiaries, on behalf of any Credit Party or any of its Subsidiaries have been disposed of in a manner that could not reasonably be expected to result in a Property Material Adverse Effect.

4.14. No Defaults. Neither Parent nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Property Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.15. Material Contracts. Schedule 4.15 contains a true, correct and complete list of all the Material Contracts in effect on the Effective Date.

4.16. Governmental Regulation. Neither Parent nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Parent nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

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4.17. Margin Stock. Neither Parent nor any of its Subsidiaries owns any Margin Stock.

4.18. Employee Matters. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending against Parent or any of its Subsidiaries, or to the best knowledge of Parent and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Parent or any of its Subsidiaries or to the best knowledge of Parent and Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Parent or any of its Subsidiaries, and (c) to the best knowledge of Parent and Borrower, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries and, to the best knowledge of Parent and Borrower, no union organization activity that is taking place.

4.19. Employee Benefit Plans. (a) Neither Parent nor any of its Subsidiaries or any of their respective ERISA Affiliates maintains, contributes to or has any obligation with respect to or has ever maintained, contributed to or had any obligation with respect to (i) any Employee Benefit Plan or (ii) any liability to the PBGC, the Internal Revenue Service or any trust established under Title IV of ERISA, or expect to incur any such liability; and (b) no ERISA Event has occurred or is reasonably expected to occur.

4.20. Solvency. (i) Parent and its Subsidiaries, taken as a whole, and (ii) the Credit Parties, taken as a whole, in each case, are and, upon the incurrence of any Obligation by any Credit Party on any date on which this representation and warranty is made, will be, Solvent.

4.21. Collateral Documents.

(a) Mortgages. Each Mortgage is effective to create, in favor of Administrative Agent legal, valid and enforceable First Priority Liens on, and security interests in, all of Credit Parties’ right, title and interest in and to the Collateral thereunder and the proceeds thereof, subject only to Permitted Liens, and when the Mortgages are filed in the appropriate offices specified in the local counsel opinions delivered with respect thereto, the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of Credit Parties in the Collateral described therein and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.

(b) Valid Liens. Each Collateral Document delivered pursuant to Sections 3.1 and 5.8 is effective to create in favor of Administrative Agent legal, valid and enforceable Liens on, and security interests in, all of Credit Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to Administrative Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of Credit Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.

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4.22. Compliance with Statutes, Etc. Each of Parent and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Parent or any of its Subsidiaries), except such non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Property Material Adverse Effect.

4.23. Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Parent or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Parent or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Parent or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Parent or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.24.  PATRIOT Act. To the extent applicable, each Credit Party and each other Subsidiary is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.25.  Sanctioned Persons. None of Parent or any of its Subsidiaries nor, to the knowledge of Parent or Borrower, any director, officer, agent, employee or Affiliate of Parent or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

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4.26.  Use of Proceeds. The proceeds of the Loans shall be used for purposes permitted by Section 2.6.

4.27.  REIT Status. Parent (a) for all prior tax years following its election to be a REIT has qualified as a REIT under Section 856 of the Internal Revenue Code, (b) has not revoked its election to be a REIT, (c) has not engaged in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Internal Revenue Code, and (d) for all prior tax years subsequent to its election to be a REIT has been entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

4.28.  Insurance. The insurance coverages required by Section 5.5 have been obtained and are in effect as of the Effective Date.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration or Cash collateralization in accordance with Section 2.4(i) of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports. Parent will deliver to Administrative Agent (for further distribution to Lenders), which delivery may be made in accordance with Section 10.1(b):

(a) Quarterly Financial Statements. As soon as available, and in any event within sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the first Fiscal Quarter ending after the Effective Date occurs, the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Budget for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

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(b) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, commencing with the first Fiscal Year end following the Effective Date, (i) the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Budget for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young, any other “Big Four” accounting firm selected by Parent, or any other independent certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to Administrative Agent (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating (1) that their audit examination has included a review of the terms of Section 6.7 of this Agreement and the related definitions, (2) whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under Section 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and (3) that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof;

(c) Compliance Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate (including notices of any material damage, destruction or condemnation of any Collateral);

(d) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Parent and its Subsidiaries delivered pursuant to Section 5.1(a) or 5.1(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such Sections had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

(e) Notice of Default. Promptly upon any Authorized Officer of Parent or Borrower obtaining knowledge of (i) any condition or event that constitutes a Default or an Event of Default or that notice has been given to Parent or Borrower with respect thereto; (ii) the occurrence of any environmental event that has had or could reasonably be expected to have a Property Material Adverse Effect; or (iii) the occurrence of any event or change that has had, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

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(f) Notice of Litigation. Promptly upon any Authorized Officer of Parent or Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Property Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Parent or Borrower to enable Lenders and their counsel to evaluate such matters;

(g) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(h) Budget. As soon as practicable and in any event no later than ninety (90) days after the beginning of each Fiscal Year, a budget for Parent and its Subsidiaries on a consolidated basis in form reasonably satisfactory to Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for (i) each month of such Fiscal Year prepared in detail and (ii) each Fiscal Year thereafter, through and including the Fiscal Year in which the Revolving Commitment Termination Date occurs (a “Budget”), prepared in good faith and based on reasonable assumptions made by the management of Parent at the time prepared, accompanied by the statement of a financial officer of Parent to the effect that the budget has been prepared in good faith based on reasonable assumptions at the time prepared and, promptly when available, any significant revisions of such budget;

(i) Information Regarding Collateral. Borrower will furnish to Administrative Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in any Credit Party’s identity or corporate structure, (iii) in any Credit Party’s jurisdiction of organization or (iv) in any Credit Party’s Federal Taxpayer Identification Number or state organizational identification number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents;

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(j) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Parent to its security holders acting in such capacity or by any Subsidiary of Parent to its security holders other than Parent or another Subsidiary of Parent, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Parent or any of its Subsidiaries to the public concerning material developments in the business of Parent or any of its Subsidiaries, and (B) such other information and data with respect to Parent or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender (acting through Administrative Agent); provided, that any statements, reports, notices, press releases or other information referred to in this Section 5.1(j) that are either (x) filed with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and publicly available or (y) available to the public on the Parent’s web site shall be deemed delivered to the Administrative Agent hereunder;

(k) Certification of Public Information. Parent, Borrower the Administrative Agent and each Lender acknowledge that Parent is a public company and certain of the Lenders may be Public Lenders and all documents or notices required to be delivered pursuant to this Section 5.1 or otherwise distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), shall be deemed to contain Non-Public Information and shall not be posted on that portion of the Platform designated for such Public Lenders unless and only to the extent such documents and notices (x) have been filed with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and are publicly available or (y) are available to the public on the Parent’s web site or (z) have been clearly designated in writing by or on behalf of Parent or Borrower as suitable to make available to Public Lenders. If Parent or any other Credit Party has not, as applicable, indicated whether a document or notice delivered pursuant to this Section 5.1 contains only publicly available information, Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Parent, its Subsidiaries and their securities;

(l) Borrowing Base Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a Borrowing Base Certificate, as at the end of the most recently ended Fiscal Quarter covered by such financial statements, certified by the chief financial officer (or other Authorized Officer performing similar functions) of Parent;

(m) Borrowing Base Financials. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), financial information in respect of all Borrowing Base Assets for the period covered in such financial statements, in form and detail reasonably satisfactory to the Administrative Agent;

(n) [INTENTIONALLY OMITTED].

(o) Real Property. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Section 5.1(b), a report supplementing Schedule 4.12 hereto, including an identification of all owned and leased real property acquired or disposed of by any Credit Party or any of its Subsidiaries during such Fiscal Quarter and a description of such other changes in the information included in Section 4.12 as may be necessary for such Schedule to be accurate and complete; provided, that any supplemental reports or other information required pursuant to this Section 5.1(o) or clause (v) of the definition of Collateral Deliverables that are either (x) filed with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and publicly available or (y) available to the public on the Parent’s web site shall be deemed delivered to the Administrative Agent hereunder;

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(p) Borrowing Base Asset Value. Promptly after discovery of any setoff, claim, withholding or defense asserted or effected against any Credit Party, or to which any Borrowing Base Asset is subject, which could reasonably be expected to (i) have a Property Material Adverse Effect, or (ii) result in the imposition or assertion of a Lien against any Borrowing Base Asset which is not a Permitted Lien, notice to the Administrative Agent thereof;

(q) Compliance with Borrowing Base Asset Conditions. Promptly after obtaining actual knowledge of any condition or event which causes any Borrowing Base Asset to fail to satisfy any of the Borrowing Base Conditions (other than those Borrowing Base Conditions, if any, that have theretofore been waived by the Administrative Agent and the Requisite Lenders with respect to any particular Borrowing Base Asset, to the extent of such waiver), notice to the Administrative Agent thereof;

(r) Appraisals. (i) At the expense of Borrower, (x) at any time that Borrower desires to update the Appraisal for any Borrowing Base Assets (but no more frequently than once per Fiscal Year), new Acceptable Appraisals of such Borrowing Base Asset, and (y) promptly upon the written request of the Administrative Agent or the Requisite Lenders at any time that an Event of Default exists, Acceptable Appraisals of the Borrowing Base Assets that are the subject of such request, and (ii) at the expense of the Lenders, promptly upon the written request of the Administrative Agent or the Requisite Lenders, Acceptable Appraisals of the Borrowing Base Assets that are the subject of such request; and

(s) Material Contract. As soon as available, a copy of any Material Contract entered into with respect to any Borrowing Base Asset after the date hereof.

5.2. Existence. Except as otherwise permitted under Section 6.8, each Credit Party shall, and shall cause each of its Material Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Borrower with respect to existence) or any of its Material Subsidiaries shall be required to preserve any such existence, right or franchise, licenses or permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3. Payment of Taxes, Claims, and Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent or any of its Subsidiaries).

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5.4. Maintenance and Operation of Properties. Except as otherwise permitted under Section 6.8, each Credit Party shall, and shall cause each of its Material Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of each of the Credit Parties and their respective Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance.

(a) Maintenance of Insurance. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance (including, with respect to the Borrowing Base Assets, the insurance requirements set forth in Schedule 5.5 hereto which schedule shall be in form and substance reasonably acceptable to the Administrative Agent and attached hereto on the Closing Date) with respect to liabilities, losses or damage in respect of the assets, property and business of Parent and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Parent shall maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Administrative Agent as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent as the loss payee thereunder and provide for at least thirty days’ prior written notice to Administrative Agent of any modification or cancellation of such policy.

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(b) Insurance Proceeds and Condemnation Awards. (i) In the event of any loss or damage to any portion of any Borrowing Base Asset due to fire or other casualty, or any taking of any portion of any Borrowing Base Asset by condemnation or under power of eminent domain and provided that Borrower does not designate the Borrowing Base Asset suffering such loss as a non-Borrowing Base Asset in accordance with Section 6.8(h), the Administrative Agent shall have the right, but not the obligation, after the occurrence and during the continuation of an Event of Default, to settle insurance claims and condemnation claims or awards, unless the loss or damage is less than 10% of the Borrowing Base Value of such Borrowing Base Asset. If (A) the loss or damage is less than 10% of the Borrowing Base Value of such Borrowing Base Asset or (B) if the Administrative Agent elects not to settle such claim or award, then the applicable Credit Party shall have the right to settle such claim or award without the consent of the Administrative Agent; provided that (1) such Credit Party shall use the proceeds of any claim or award to rebuild or restore the applicable Borrowing Base Asset substantially to its condition prior to the casualty or condemnation to the extent permitted by applicable law and (2) such Credit Party shall provide the Administrative Agent with notice of the casualty or condemnation. In all other cases, the applicable Credit Party shall not settle such claim or award without the prior or concurrent written consent of the Administrative Agent. So long as such Borrowing Base Asset remains a Borrowing Base Asset, failure to use the insurance proceeds received directly from the insurance company to rebuild and restore the Borrowing Base Asset shall constitute an Event of Default except to the extent such proceeds are otherwise applied by the Administrative Agent. The Administrative Agent shall have the right to settle any claim or award that the Credit Parties have not settled on or before one year after the date of such loss or prior to the date of such taking. The Administrative Agent shall have the right (but not the obligation) to collect, retain and apply to the Obligations all insurance and condemnation proceeds (after deduction of all expense of collection and settlement, including reasonable attorney and adjusters’ fees and expenses) in the event that an Event of Default exists under this Agreement or the other Credit Documents or the Borrowing Base Asset no longer meets the Borrowing Base Conditions. Otherwise, all proceeds shall be delivered to Borrower. Any proceeds remaining after application to the Obligations shall be paid by the Administrative Agent to Borrower or the party then legally entitled thereto.

(ii) Provided that Borrower has not designated the affected asset as a non-Borrowing Base Asset in accordance with Section 6.8(h), if the Administrative Agent does not elect to or is not entitled to apply casualty proceeds or condemnation awards to the Obligations and if the Credit Parties are not entitled to settle such claims, all as provided under the foregoing subsection (i) above, the Administrative Agent shall have the right (but not the obligation) to settle, collect and retain such proceeds, and after deduction of all reasonable expenses of collection and settlement, including reasonable attorney and adjusters’ fees and expenses, to release the same to the applicable Credit Party periodically; provided that such Credit Party shall:

(1) expeditiously repair and restore all damage to the portion of the Borrowing Base Asset in question resulting from such casualty or condemnation, including completion of the construction if such fire or other casualty shall have occurred prior to completion, so that the Borrowing Base Asset continue to qualify as a Borrowing Base Asset following such construction; and

(2) if the casualty proceeds or condemnation awards are, in the Administrative Agent’s reasonable judgment, insufficient to complete the repair and restoration of the buildings, structures and other improvements constituting the Borrowing Base Asset as aforesaid, then the Credit Parties shall promptly deposit with the Administrative Agent the amount of such deficiency.

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Any request by a Credit Party for a disbursement by the Administrative Agent of casualty proceeds or condemnation awards by Borrower pursuant to this Section 5.5(b) and the disbursement thereof shall be conditioned upon the Credit Parties’ compliance with and satisfaction of the same conditions precedent as would be applicable in connection with construction loans made by institutional lenders for projects similar to the affected Borrowing Base Asset, including approval of plans and specifications, submittal of evidence of completion, updated title insurance, lien waivers, and other customary safeguards.

In the event of any inconsistency between this Section 5.5 and Schedule 5.5 hereto which schedule shall be in form and substance reasonably acceptable to the Administrative Agent and attached hereto on the Closing Date, the terms and conditions set forth in such Schedule 5.5 hereto shall govern and control.

5.6. Books and Records; Inspections. Each Credit Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent and any Lender (when accompanying Administrative Agent) to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

5.7. Compliance with Laws. Each Credit Party shall comply, and shall cause each of its Subsidiaries and use commercially reasonable efforts to cause all other Persons, if any, on or occupying any Mortgaged Property to comply, with the requirements of all Legal Requirements, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to have a Property Material Adverse Effect.

5.8. Additional Guarantees and Security.  (a) In the event that any Proposed Borrowing Base Asset is requested to be added as a Borrowing Base Asset in accordance with Section 5.9, Borrower shall (i) promptly cause the Subsidiary of Parent owning such Proposed Borrowing Base Asset, if not already a Guarantor hereunder, to (A) become a Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement, and (B) execute and deliver to Administrative Agent (1) a Cash Management Agreement supplement in the form attached to the Cash Management Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent, (2) a Control Agreement amendment in form and substance reasonably satisfactory to the Administrative Agent, and (3) either a supplement to an Approved Management Agreement, or a new management agreement, in each case with an Approved Manager to manage the additional Borrowing Base Asset and which supplement and/or management agreement shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by Administrative Agent.

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(b) Promptly after the formation or acquisition after the Closing Date of any new direct or indirect Subsidiary of a Credit Party which Subsidiary directly owns or leases a Borrowing Base Asset, Borrower shall (i) send to the Administrative Agent written notice setting forth with respect to such Subsidiary (A) the date on which such Subsidiary became a Subsidiary of Parent, and (B) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Parent (and such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof) and (ii) cause such Subsidiary of Parent owning such Borrowing Base Asset to take all actions described in Section 5.8(a)(i) and (ii).

5.9. Borrowing Base Additions. With Borrower’s written request to the Administrative Agent that any Real Estate Asset (a “Proposed Borrowing Base Asset”) be added as a Borrowing Base Asset, Borrower shall deliver (or cause to be delivered) to the Administrative Agent, at the Borrower’s expense, a BBA Proposal Package with respect to such Proposed Borrowing Base Asset. Within ten (10) Business Days after receipt of a complete BBA Proposal Package, the Administrative Agent shall give notice to the Borrower of whether the Administrative Agent and the Requisite Lenders have approved such Proposed Borrowing Base Asset as a Borrowing Base Asset subject to the delivery of all applicable Collateral Deliverables and Guarantor Deliverables pursuant to the following sentence (any such notice comprising an approval, a “Conditional Approval Notice”). Within forty five (45) days after receipt by Borrower of a Conditional Approval Notice (which period may be extended in the discretion of the Administrative Agent, at Borrower’s request, for an additional thirty (30) days without the approval of the Requisite Lenders), Borrower shall, at its expense, deliver (or cause to be delivered) to the Administrative Agent all applicable Collateral Deliverables and Guarantor Deliverables. Notwithstanding the foregoing, the failure of any Proposed Borrowing Base Asset to comply with one or more of the Borrowing Base Conditions shall not preclude the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset so long as the Administrative Agent and the Requisite Lenders shall have expressly consented in writing to the addition of such Proposed Borrowing Base Asset as a Borrowing Base Asset notwithstanding the failure to satisfy such conditions.

5.10. Use of Proceeds. Each Credit Party shall, and shall cause each of its Subsidiaries to, use the proceeds of the Loans solely for the purposes permitted by Section 2.6.

5.11. Maintenance of REIT Status. Parent shall (a) take all actions necessary to qualify as a REIT under Section 856 of the Internal Revenue Code, (b) not revoke its election to be a REIT, (c) not engage in any “prohibited transaction” as defined for purposes of Section 857(b)(6) of the Internal Revenue Code, and (d) be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code.

5.12. Further Assurances.  (a) Promptly upon request by the Administrative Agent, or any Lender, Swing Line Lender or Issuing Bank through the Administrative Agent, each Credit Party shall, and shall cause each of its Subsidiaries to, correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof.

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(b) Promptly upon request by the Administrative Agent, or any Lender, Swing Line Lender or Issuing Bank through the Administrative Agent, each Credit Party shall, and shall cause each of its Subsidiaries to, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, account control agreements, mortgages, deeds of trust, trust deeds, assignments of leases and rents, security agreements, fixture filings, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender, Swing Line Lender or Issuing Bank through the Administrative Agent, may reasonably require from time to time in order (A) to carry out more effectively the purposes of the Credit Documents, (B) to the fullest extent permitted by applicable law, to subject any Credit Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent the rights granted or now or hereafter intended to be granted to the Lender Parties under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party or any of its Subsidiaries is or is to be a party, and cause each Credit Party to do so.

5.13. Borrowing Base Leases.

(a) All Borrowing Base Leases (and all renewals thereof) executed after the Closing Date shall (i) provide for rental rates obtained through arm’s-length negotiations, shall be on commercially reasonable terms, and shall not contain any terms which could reasonably be expected to have a Property Material Adverse Effect; and (ii) provide that such Lease is subordinate to the applicable Mortgage and that the Tenant will attorn to Administrative Agent and any purchaser at a foreclosure sale under the Mortgage. Each Guarantor Subsidiary that has entered into a Borrowing Base Lease: (a) shall not collect any of Rent (as defined in the Mortgage) under such Lease more than one (1) month in advance (other than security deposits); (b) shall not execute any other assignment of lessor’s interest in such Lease or the Rent thereunder other than the Mortgage (or an assignment of leases in favor of Administrative Agent); (c) shall promptly furnish Administrative Agent with a copy of such Borrowing Base Lease upon execution thereof; (d) shall observe and perform the material obligations imposed upon the lessor under such Leases in a commercially reasonable manner; and (e) enforce the obligations of the lessee thereunder to be observed or performed in a commercially reasonable manner that does not result in any Property Material Adverse Event.

(b) With respect to any Material Leases (i) any such Leases executed after the Closing Date (other than extensions or renewals of existing Material Leases pursuant to options provided therein), shall be subject to the prior approval of Administrative Agent and Requisite Lenders. (ii) without the requirement of the prior approval of Administrative Agent and the Requisite Lenders, the applicable Guarantor Subsidiary may make non-material Modifications to such Material Lease, in a commercially reasonable manner and in a manner that does not result in any Property Material Adverse Event; (iii) the applicable Guarantor Subsidiary shall not make any material Modifications to any Material Lease without the prior written approval of Administrative Agent, and, in the case of a material Modification to a material economic term of such Material Lease, the approval of the Requisite Lenders; and (iv) the applicable Guarantor Subsidiary shall not terminate any such Material Lease or accept a surrender of any such Material Lease except (x) by reason of a Tenant default or (y) otherwise with the prior written consent of Administrative Agent not to be unreasonably withheld (provided, however, that immediately upon any such termination or surrender, the applicable Real Estate Asset shall no longer constitute a Borrowing Base Asset unless the applicable Guarantor Subsidiary has entered into a replacement Material Lease in accordance with this Section 5.13).

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5.14.  Environmental Compliance. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) Keep and maintain (i) all Real Estate Assets in compliance with any Environmental Laws and Environmental Permits unless the failure to so comply could not be reasonably expected to, individually or in the aggregate, result in a Property Material Adverse Effect;

(b) Promptly (i) cause the removal of any Hazardous Materials Released in, on or under any Real Estate Assets that are in violation of any Environmental Laws or Environmental Permits and which could be reasonably expected to, individually or in the aggregate, result in a Property Material Adverse Effect, and (ii) cause any remediation required by any Environmental Laws, Environmental Permits or Governmental Authority to be performed, except where the failure to so cause such removal or remediation with respect to any Real Estate Asset could not reasonably be expected to, individually or in the aggregate, result in a Property Material Adverse Effect; provided, that no such action shall be required if any action is subject to a Good Faith Contest. In the course of carrying out such actions, Borrower shall provide Administrative Agent with such periodic information and notices regarding the status of investigation, removal, and remediation, as Administrative Agent may reasonably require; provided, that Borrower shall not be required to provide such information and notices where doing so could reasonably be expected to void any privilege attached to such information or notices; and

(c) Promptly advise Administrative Agent in writing of any of the following: (i) any Environmental Claims known to Borrower that could be reasonably expected to, individually or in the aggregate, result in a Property Material Adverse Effect; (ii) the receipt of any notice of any alleged material violation of Environmental Laws or Environmental Permits with respect to any Real Estate Asset (and Borrower shall promptly provide Administrative Agent with a copy of such notice of violation); and (iii) the discovery of any occurrence or condition on any Real Estate Asset that could cause such Real Estate Asset, such other Real Estate Assets or any part thereof to be in violation of clauses (a) or, if not promptly remediated, (b) above. If Administrative Agent, Issuing Lender, Swing Line Lender and/or any Lender shall be joined in any legal proceedings or actions initiated in connection with any Environmental Claims, each Credit Party shall indemnify, defend, and hold harmless such Person in accordance with Section 10.3.

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5.15.  Material Contracts. Each Credit Party shall, and shall cause each of its Subsidiaries to perform and observe all the material terms and provisions of each Material Contract (other than Material Leases) to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in material accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent, and, upon reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so. Notwithstanding the above, nothing in this Section 5.15 shall prohibit or reduce the rights of any Credit Party or any of their Subsidiaries to enter into, terminate, Modify or otherwise deal with any such Material Contract to the extent the same does not directly affect a Borrowing Base Asset and does not cause a Property Material Adverse Effect.

5.16.  Approved Management Agreements. Each Credit Party shall, and shall cause each of its Subsidiaries to, at all times ensure that each Borrowing Base Asset be managed and operated by an Approved Manager that has (i) entered into an Approved Management Agreement or a supplement thereto with respect to such Borrowing Base Asset in form and substance reasonably satisfactory to the Administrative Agent, and (ii) executed and delivered an assignment and subordination agreement with respect to such Approved Management Agreement in form and substance reasonably satisfactory to the Administrative Agent.

5.17.  Cash Management Agreement. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply at all times with the terms and provisions of the Cash Management Agreement.

5.18.  Qualified Ground Leases. With respect to any Qualifying Qualified Ground Lease related to any Borrowing Base Asset, each Credit Party shall, and shall cause each of its Subsidiaries to:

(a) Performance; Modifications.

(i) Pay all rents, additional rents and other sums required to be paid by the applicable Credit Party, as tenant under and pursuant to the provisions of the Qualified Ground Lease as and when such rent or other sums are due and payable;

(ii) Promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of the Qualified Ground Leases on its part to be observed, performed and complied with, at the times set forth therein and to do all things necessary to preserve unimpaired its rights thereunder;

(iii) Not do, permit, suffer or refrain from doing anything, the result of which could be a material default under any of the terms thereof beyond the giving of any required notice and the expiration of any applicable cure period or a breach of any of the terms thereof (it being agreed that any default that would permit any party thereto other than the applicable Credit Party to terminate its operating covenant shall be deemed to be material);

(iv) Not cancel, surrender, or Modify any of the material terms thereof and not to release any party thereto (other than the applicable Credit Party) from any material obligation imposed upon it thereby; and

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(v) Give Administrative Agent prompt written notice of any material default by anyone thereunder of which the applicable Credit Party becomes aware and promptly deliver to Administrative Agent copies of each notice of material default.

(b) Termination or Cancellation; Administrative Agent’s Right to Cure. Except as otherwise provided in this Agreement (including but not limited to clause (d) below), with respect to any Borrowing Base Asset that is the subject of a Qualifying Ground Lease, the applicable Credit Party shall not, without the prior consent of Administrative Agent, surrender the leasehold estate created by such Qualified Ground Lease or terminate or cancel such Qualified Ground Lease or Modify such Qualified Ground Lease, in any material respect, either orally or in writing, and the applicable Credit Party hereby assigns to Administrative Agent, as further security for the payment and performance of the Obligations, its right as tenant under the Qualified Ground Lease, to surrender the leasehold estate created by the Qualified Ground Lease or to terminate, cancel, or Modify the Qualified Ground Lease in any material respect, and any such action without the prior consent of Administrative Agent shall be void and of no force and effect. If the applicable Credit Party shall default in the performance or observance of any material term, covenant or condition of such Qualified Ground Lease on the part of the applicable Credit Party, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of the Mortgage and this Agreement and without waiving or releasing the applicable Credit Party from any of its obligations hereunder, Administrative Agent shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the material terms, covenants and conditions of the Qualified Ground Lease on the part of the applicable Credit Party, as tenant thereunder, to be performed or observed or to be promptly performed or observed on behalf of the applicable Credit Party, to the end that the rights of the applicable Credit Party in, to and under such Qualified Ground Lease shall be kept unimpaired as a result thereof and free from default, even though the existence of such event of default or the nature thereof be questioned or denied by the applicable Credit Party or by any party on behalf of the applicable Credit Party.

(c) Payments by Administrative Agent. If Administrative Agent shall make any payment or perform any act or take action in accordance with the preceding sentence, Administrative Agent will promptly notify the applicable Credit Party of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the rights of tenants, subtenants and other occupants under the Leases or of parties to any of the reciprocal easement agreements, Administrative Agent and any Person designated as Administrative Agent’s agent by Administrative Agent shall have, and are hereby granted, the right to peaceably enter upon the Mortgaged Property at any reasonable time, on reasonable notice for the purpose of taking any such action. Administrative Agent may pay and expend such sums of money as Administrative Agent deems necessary for any such purpose and upon so doing shall be subrogated to any and all rights of the landlord under the Qualified Ground Lease. The Borrower hereby agrees to pay to Administrative Agent within five (5) Business Days after demand, all such sums so paid and expended by Administrative Agent, together with interest thereon from the day of such payment at the Default Rate. All sums so paid and expended by Administrative Agent and the interest thereon shall be secured by the legal operation and effect of the Mortgage and the other Collateral Documents. If the ground lessor under the Qualified Ground Lease shall deliver to Administrative Agent a copy of any notice of default sent by said ground lessor to the applicable Credit Party, as tenant under the Qualified Ground Lease, such notice shall constitute full protection to Administrative Agent for any action taken or omitted to be taken by Administrative Agent in reliance thereon.

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(d) Exercise of Extensions. The applicable Credit Party shall exercise each individual option, if any, to extend or renew the term of the Qualified Ground Lease upon demand by Administrative Agent made at any time within one (1) year of the last day upon which any such option may be exercised, and if the applicable Credit Party shall fail to do so, the applicable Credit Party hereby expressly authorizes and appoints Administrative Agent its attorney-in-fact to exercise any such option in the name of and upon behalf of the applicable Credit Party, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. The applicable Credit Party shall not subordinate or consent to the subordination of the Qualified Ground Lease to any mortgage, security deed, lease or other interest on or in the landlord’s interest in all or any part of the Property, unless, in each such case, the written consent of Administrative Agent shall have been first had and obtained, which approval shall not unreasonably be withheld.

(e) No Merger of Fee and Leasehold Estates; Releases. So long as any portion of the Obligations shall remain unpaid, unless Administrative Agent shall otherwise consent, the fee title to that portion of the Mortgaged Property subject to the Qualified Ground Lease and the leasehold estate therein created pursuant to the provisions of the Qualified Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the applicable Credit Party, Administrative Agent, or in any other person by purchase, operation of law or otherwise. Administrative Agent reserves the right, at any time, to release portions of the Mortgaged Property, including, but not limited to, the leasehold estate created by the Qualified Ground Lease, with or without consideration, at Administrative Agent’s election, without waiving or affecting any of its rights hereunder or under the other Credit Documents, and any such release shall not affect Administrative Agent’s rights in connection with the portion of the Mortgaged Property not so released.

(f) Acquisition of Fee Estate. In the event that the applicable Credit Party, so long as any portion of the Obligations remains unpaid, shall be the owner and holder of the fee title to that portion of the Mortgaged Property subject to the Qualified Ground Lease, the Lien of the Mortgage shall be spread to cover the applicable Credit Party’s fee title to such portion of the Mortgaged Property and said fee title shall be deemed to be included in the Mortgaged Property and no consent of Administrative Agent is required for the applicable Credit Party to acquire fee title to that portion of the Mortgaged Property subject to the Qualified Ground Lease. The applicable Credit Party agrees, at its sole cost and expense, including without limitation Administrative Agent’s reasonable attorneys’ fees, to (i) execute any and all documents or instruments necessary to subject its fee title to such portion of the Mortgaged Property to the lien of the Mortgage; and (ii) provide a title insurance policy which shall insure that the lien of the Mortgage is a First Priority Lien (subject to Permitted Encumbrances) on the applicable Credit Party’s fee title to such portion of the Mortgaged Property. Notwithstanding the foregoing, if the Qualified Ground Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provisions of the Qualified Ground Lease or otherwise, Administrative Agent or its designee shall acquire from the landlord thereunder another lease of the Mortgaged Property, the applicable Credit Party shall have no right, title or interest in or to such other lease or the leasehold estate created thereby so long as any part of the Debt remains outstanding.

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(g) Rejection of the Qualified Ground Lease.

(i) In the event of the rejection or disaffirmance of the Qualified Ground Lease by the landlord thereunder pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) the applicable Credit Party, promptly after obtaining notice thereof, shall give notice thereof to Administrative Agent, (ii) the applicable Credit Party, without the prior written consent of Administrative Agent, shall not elect to treat the Qualified Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by the applicable Credit Party made without such consent shall be void and (iii) the Mortgage and all the Liens, terms, covenants and conditions of the Mortgage shall extend to and cover the applicable Credit Party’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the Qualified Ground Lease or other termination of the Qualified Ground Lease. In addition, the applicable Credit Party hereby assigns irrevocably to Administrative Agent, the applicable Credit Party’s rights to treat the Qualified Ground Lease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the Qualified Ground Lease in the event any case, proceeding or other action is commenced by or against the landlord under the Bankruptcy Code or any comparable federal or state statute or law, provided that Administrative Agent shall not exercise such rights and shall permit the applicable Credit Party to exercise such rights with the prior written consent of Administrative Agent, not to be unreasonably withheld, conditioned or delayed, unless an Event of Default shall have occurred and be continuing.

(ii) The applicable Credit Party hereby assigns to Administrative Agent the applicable Credit Party’s right to seek an extension of the sixty (60)-day period within which the applicable Credit Party must accept or reject the Qualified Ground Lease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against the applicable Credit Party under the Bankruptcy Code or comparable federal or state statute or law, provided the Administrative Agent shall not exercise such right, and shall permit the applicable Credit Party to exercise such right with the prior written consent of Administrative Agent, not to be unreasonably withheld, unless an Event of Default shall have occurred and be continuing. Further, if the applicable Credit Party shall desire to so reject the Qualified Ground Lease, at Administrative Agent’s request, to the extent not prohibited by the terms of the Qualified Ground Lease and applicable law, the applicable Credit Party shall assign its interest in the Qualified Ground Lease to Administrative Agent in lieu of rejecting such Qualified Ground Lease as described above, upon receipt by the applicable Credit Party of written notice from Administrative Agent of such request.

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(iii) The applicable Credit Party hereby agrees that if the Qualified Ground Lease is terminated for any reason in the event of the rejection or disaffirmance of the Qualified Ground Lease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any property of the applicable Credit Party not removed from the Mortgaged Property by the applicable Credit Party as permitted or required by the Qualified Ground Lease, shall at the option of Administrative Agent be deemed abandoned by the applicable Credit Party, provided that Administrative Agent may remove any such property required to be removed by the applicable Credit Party pursuant to the Qualified Ground Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by the applicable Credit Party within five (5) Business Days of receipt by the applicable Credit Party of an invoice for such removal costs and expenses.

5.19.  Interest Rate Hedging.  Within thirty (30) days after the Closing Date, Borrower shall enter into and maintain at all times thereafter, interest rate Hedge Agreements on a notional amount of Total Indebtedness in respect of Total Indebtedness for borrowed money so that such notional amount, when added to the aggregate principal amount of such Total Indebtedness which bears interest at a fixed rate, equals or exceeds 75% of the aggregate principal amount of all Total Indebtedness in respect of borrowed money; provided that any Indebtedness incurred under (i) this Agreement or the other Credit Documents and (ii) any other revolving credit facility otherwise permitted under this Agreement, shall be disregarded in the determination of Total Indebtedness for borrowed money for purposes of this Section 5.19.

5.20.  Alterations. (a) If, subject to subsection (e) below, any Guarantor Subsidiary intends to improve, modify, expand alter or renovate a Borrowing Base Asset (an “Alteration”) and such renovation is estimated to cost in excess of the greater of (x) $500,000 and (y) 15% of the then-current Appraised Value of such Borrowing Base Asset (such Alteration, a “Material Alteration”), the Borrower shall, or shall cause such Guarantor Subsidiary to, prior to the commencement of any such Material Alteration, deliver to the Administrative Agent the following: (i) a written notice of the intent to pursue such Material Alteration; (ii) a project budget (as Modified in accordance with this Section 5.20 (the “Renovation Budget”)) satisfactory in form to the Administrative Agent and setting forth, among other things, the aggregate estimated costs for such Material Alteration and the aggregate estimated cost for each line item in such budget; (iii) an estimated time schedule for such renovation satisfactory in form to the Administrative Agent and setting forth, among other things, the projected completion date for such Material Alteration; (iv) a description of such Material Alteration in such reasonable detail as may be requested by the Administrative Agent (as Modified in accordance with this Section 5.20, the “Renovation Plans”), which shall be reasonably satisfactory in form and substance to the Administrative Agent; and (v) all such other information or materials with respect to the renovation as the Administrative Agent may reasonably request. In the event that Guarantor Subsidiary materially Modifies the scope of the intended Material Alteration, materially Modifies the Renovation Budget (including the estimated amounts contained therein), or materially Modifies the Renovation Plans, the Borrower shall, or shall cause Guarantor Subsidiary to, promptly deliver to the Administrative Agent a supplement to the Renovation Budget or Renovation Plans or a revised Renovation Budget or revised Renovation Plans, as applicable, which shall be reasonably satisfactory in form (and, in the case of supplemented or revised Restoration Plans, in form and substance) to the Administrative Agent.

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(b) The applicable Guarantor Subsidiary shall complete the Material Alteration promptly, in a good and workmanlike manner and in accordance with the Renovation Plans. All costs and expenses of any Material Alteration, including, without limitation, the cost and expenses of complying with this Section 5.20, shall be for the account of the Borrower (or the applicable Tenant under and as provided in the applicable Lease).

(c) Upon completion of the Material Alteration, the Borrower shall promptly deliver to the Administrative Agent a written notice of completion with respect thereto.

(d) At any time after the Administrative Agent becomes aware of a Material Alteration involving an aggregate amount in excess of the greater of (x) $500,000 and (y) 15% of the then current Appraised Value of such Borrowing Base Asset, the Administrative Agent may hire an independent engineer to inspect the applicable Borrowing Base Asset and the related renovation and the Administrative Agent may deem such Material Alteration not complete unless the engineer reasonably determines that such renovation was completed in accordance with this Section 5.20. The cost of such inspection and determination shall be for the account of the Borrower.

(e) Notwithstanding the foregoing, the following Alterations shall not be deemed to be Material Alterations: (i) any repairs or maintenance undertaken by a Guarantor Subsidiary with respect to a Borrowing Base Asset in the ordinary course of business; and (ii) Alterations expressly permitted or required by the terms of a Borrowing Base Lease; provided, however, that (1) such Borrowing Base Lease (including the Alterations provisions therein) has been approved by Administrative Agent and Requisite Lenders to the extent required under Section 5.13; (2) such Alteration is carried out in compliance with such Borrowing Base Lease in all material respects; (3) any material information regarding such Alteration required to be delivered by the Tenant to the applicable Guarantor Subsidiary pursuant to the Borrowing Base Lease is promptly delivered to Administrative Agent; and (4) to the extent that the applicable Guarantor Subsidiary (as landlord) has the right to approve any aspects of such Material Alteration pursuant to the Borrowing Base Lease, such Guarantor Subsidiary shall give Administrative Agent prior notice of any request for such approval (which notice shall be reasonable in light of the time period required for landlord response pursuant to the Borrowing Base Lease) and shall obtain the approval of Administrative Agent with respect thereto, which approval shall not be unreasonably withheld given the standards for landlord approval in the particular Borrowing Base Lease.

5.21.  Post Closing Obligations. Each of the Credit Parties shall satisfy the requirements set forth on Schedule 5.21 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration or Cash collateralization in accordance with Section 2.4(i) of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

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6.1. Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than the Indebtedness described below:

(a) the Obligations;

(b) Intercompany Indebtedness (x) owing by any Credit Party to one or more other Credit Parties, (y) owing by any Subsidiary that is not a Credit Party to Parent or any of its Subsidiaries, or (z) owing by any Credit Party to any Subsidiary of Parent that is not a Credit Party; provided that such Indebtedness (i) is incurred in the ordinary course of business, and (ii) shall be subordinated to the Obligations pursuant to Section 7.7 or otherwise in a manner reasonably satisfactory to Administrative Agent;

(c) Indebtedness incurred by Parent or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price (including customary earnouts) or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Parent or any such Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business, assets or Subsidiary of Parent or any of its Subsidiaries to the extent permitted by Section 6.8;

(d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, stay, customs, surety bonds, statutory, appeal or similar bonds or suretyship obligations incurred in the ordinary course of business including in connection with any such obligations of Parent or any of its Subsidiaries arising under any Lease;

(e) Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts and cash management arrangements;

(f) Indebtedness (A) of any Person existing at the time such Person is acquired by merged into or consolidated with any Credit Party or any Subsidiary of any Credit Party or becomes a Subsidiary of any Credit Party; provided that (i) such acquisition, merger or consolidation complies with the conditions set forth in clauses (B) and (C) of Section 6.8(i) and (ii) such Indebtedness was not created in contemplation of such acquisition, merger or consolidation or (B) owed to the seller of any Person acquired in an acquisition permitted by Section 6.8;

(g) Guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Guarantor Subsidiary or Parent of Indebtedness of Borrower or another Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(h) Existing Debt;

(i) Indebtedness in respect of Hedge Agreements entered into by the Parent or its Subsidiaries and designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practices;

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(j) Indebtedness of Borrower or its Subsidiaries with respect to Capital Leases not to exceed in the aggregate $5,000,000 at any time outstanding;

(k) Indebtedness consisting of ordinary course financing of insurance premiums;

(l) [INTENTIONALLY OMITTED];

(m) Non-Recourse Indebtedness in respect of assets other than Borrowing Base Assets, the incurrence of which would not result in a Default under Section 6.7 or any other provision of this Agreement;

(n) Recourse Indebtedness not secured by any Lien (i) with a maturity date occurring at least forty-two (42) months after the Effective Date and (ii) in any event in an amount not to exceed the aggregate amount of Revolving Commitments then in effect as such limitation is adjusted pursuant to the proviso in Section 6.1(r);

(o) Equity Interests (including Preferred Stock) that are not Disqualified Equity Interests;

(p) all premiums (if any), interest (including post-petition interest but excluding capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses in this Section 6.01;

(q) Permitted Refinancings of Indebtedness permitted under this Section 6.1; and

(r) Recourse Indebtedness (i) which is not secured by any Lien on any Borrowing Base Asset and (ii) the incurrence of which would not result in a Default under Section 6.7 or any other provision of this Agreement; provided that if any such Indebtedness is secured by a Real Estate Asset and the loan to value ratio of such Indebtedness and the Real Estate Asset securing such Indebtedness exceeds 60%, then the portion of such Indebtedness that causes such loan to value ratio to exceed 60% shall be treated as unsecured Recourse Indebtedness for purposes of calculating compliance with the aggregate amount of Indebtedness permitted under Section 6.1(n) but such Indebtedness shall not be required to have a maturity date occurring at least forty-two (42) months after the Effective Date.

6.2. Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any jurisdiction or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, other than:

(a) Liens in favor of Administrative Agent granted pursuant to any Credit Document;

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(b) Liens for Taxes, assessments, utilities or governmental charges not more than 30 days overdue, or if more than 30 days overdue, (x) subject to a Good Faith Contest and (y) which taxes, assessments, utilities or governmental charges do not exceed $1,000,000 in the aggregate;

(c) Landlords’, banks’ (and rights of set off), carriers’, warehousemen’s, mechanics’, repairmen’s, workmen’s and materialmen’s Liens, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not more than 30 days overdue or (ii) for amounts that are more than 30 days overdue (x) subject to a Good Faith Contest and (y) which amounts do not exceed $1,000,000 in the aggregate;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights of way, restrictions, encroachments, and other similar encumbrances affecting real property, including deed restrictions limiting water usage, requiring certain engineering controls, or limiting operations to non-residential uses (so long as such limitation on operations does not arise in response to any actual release of Hazardous Materials on the subject real property), and which do not in any case materially detract from the value of such real property and in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Parent or any of its Subsidiaries;

(f) any interest or title of a lessor, lessee, or sublessor or sublessee under any lease of real estate not prohibited hereunder;

(g) Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Parent or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Parent or such Subsidiary;

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(l) Liens described in Schedule 6.2 or on the Mortgage Policies delivered pursuant to Section 3.1(a)(iii)(2) or Section 5.9 and any Modifications thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property originally covered by such Lien (except that individual financings of fixed or capital assets or other specific assets provided by one lender may be cross collateralized to other financings of fixed or capital assets or other specific assets provided by such lender or its Affiliates) and (B) proceeds and products thereof;

(m) Liens securing Indebtedness permitted pursuant to Section 6.1(j) and (l); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens securing Non-Recourse Indebtedness permitted pursuant to Section 6.1(m); provided that no such Lien shall extend to or cover any Borrowing Base Asset or other Collateral;

(o) Liens securing Indebtedness permitted pursuant to Section 6.1(f);

(p) Liens securing judgments for the payment of money not constituting an Event of Default; and

(q) With respect to Borrowing Base Assets, Permitted Encumbrances.

6.3. No Further Negative Pledges. No Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations (a “Negative Pledge”), except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in Leases, subleases, licences and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such Leases or similar agreements, as the case may be), (c) restrictions granted in connection with any Indebtedness permitted under Sections 6.1(h), (j), (m), (r) (to the extent, with respect to (r), such Indebtedness is secured) or, with respect to the foregoing Indebtedness, (q) (provided that in each case such restrictions are limited to the property or assets secured by such Liens), (d) any contractual obligation entered into with any Person in connection with any disposition permitted by Section 6.8 relating solely to the assets to be disposed of, (e) restrictions granted in connection with any Indebtedness permitted under Section 6.1(n), provided that the fair market value of any assets subject to such Negative Pledge shall not be more than two (2) times the amount of the Indebtedness incurred pursuant to Section 6.1(n) that contains a Negative Pledge; and (f) customary provisions in any joint venture agreement and other similar agreement applicable to a joint venture that is not a Credit Party and that is not prohibited hereunder to the extent that such agreement limits the ability to grant a Lien on the assets of such joint venture, prohibits such joint venture from entering into a guarantee of any Indebtedness or prohibits such joint venture from making Restricted Payments to the equityholders of such joint venture; provided, further, that (x) no Negative Pledge shall be entered into with respect to any direct or indirect Equity Interests in a Guarantor Subsidiary; and (y) nothing contained in this Section 6.3 shall restrict the Credit Parties or any Subsidiary of the Credit Parties from complying with any requirements imposed by applicable law.

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6.4. Restricted Payments. Neither Borrower nor Parent shall, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that:

(a) For any Fiscal Year, Borrower may pay or make Restricted Payments to Parent (and Parent may make Restricted Payments to its shareholders) in an amount not in excess of the greater of (A) the amount required to be distributed with respect to such Fiscal Year in order to maintain REIT status of Parent and its REIT Subsidiaries and avoid entity-level and excise taxes and (B) 95% of the FFO of Parent, Borrower and their Subsidiaries and Joint Ventures (but, in the case of consolidated non-Wholly Owned Subsidiaries and Joint Ventures of Parent or Borrower, only to the extent allocable (based on economic share and not necessarily the percentage ownership) to Parent, Borrower or their Wholly Owned Subsidiaries) for such Fiscal Year;

(b) Borrower may pay or make Restricted Payments to Parent (and Parent may make Restricted Payments to its shareholders) in an amount not in excess of $42,000,000 in the aggregate during the term of this Agreement with respect to dividend catch-up payments on Parent’s Preferred Stock, so long as, at the time of any such payments, no Event of Default shall have occurred and be continuing;

(c) Any Credit Party may make a Restricted Payment to another Credit Party; and

(d) to the extent constituting a Restricted Payment, Borrower and Parent may make Investments permitted pursuant to Section 6.6.

6.5. Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent, Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Parent, Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Sections 6.1(m), and (r) (to the extent, with respect to (r), such Indebtedness is secured) that impose restrictions on the property securing such Indebtedness, (ii) in agreements evidencing Indebtedness permitted by Section 6.1(h), and (j), (iii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iv) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement, or (v) described on Schedule 6.5.

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6.6. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment constituting (a) Consolidated Capital Expenditures unless, after giving effect to such Consolidated Capital Expenditure, (i) Borrower would be in compliance with Section 6.7 and (ii) no Default or Event of Default shall have occurred and be continuing; or (b) Investments in unimproved land and Development Property (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement) unless the aggregate amount outstanding, without duplication, of all such Investments described in this clause (b) does not exceed, at any time, 10% of Gross Asset Value at such time.

6.7. Financial Covenants

(a) Minimum Net Worth. Borrower shall not permit Consolidated Tangible Net Worth as of any date following the Effective Date to be less than the sum of (i) an amount equal to (x) 75%, times (y) Consolidated Tangible Net Worth as of the Effective Date, plus (ii) an amount equal to (x) 75%, times (y) the net cash proceeds of any new issuances of common stock in Parent or any of its Subsidiaries (other than issuances to Parent or any of its Subsidiaries) consummated following the Effective Date.

(b) Maximum Leverage Ratio. Borrower shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter following the Effective Date to be greater than 60%.

(c) Minimum Liquidity. Until and including March 31, 2014, Borrower shall not permit the Liquidity of Parent and its Subsidiaries at any time to be less than $10,000,000.

(d) Minimum Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.50:1.00 (a) for the period consisting of one Fiscal Quarter ending March 31, 2014, (b) for the period consisting of two consecutive Fiscal Quarters ending June 30, 2014, (c) for the period consisting of three consecutive Fiscal Quarters ending September 30, 2014 and (b) for each period consisting of four consecutive Fiscal Quarters ending thereafter.

6.8. Fundamental Changes; Disposition of Assets; Redesignation of Borrowing Base Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, except:

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(a) (i) any Wholly Owned Subsidiary of Parent that does not own, directly or indirectly, Borrowing Base Assets may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Wholly Owned Subsidiary of Parent, provided that if the Subsidiary whose business, property or assets are so conveyed, sold, leased, transferred or otherwise disposed is a Credit Party, such conveyance, sale, lease, transfer or other disposition must be to another Credit Party and (ii) the sale of the business, property or assets of a Subsidiary of the Parent that is not a Credit Party or a parent of a Credit Party to a Person that is not Parent or a Subsidiary of Parent so long as on a pro forma basis after giving effect thereto the Borrower is in compliance with Section 6.7 hereof and no Default or Event of Default has occurred and is then continuing or would result therefrom;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) dispositions of Cash and Cash Equivalents;

(d) disposals of obsolete, worn out or surplus property that does not constitute Borrowing Base Assets;

(e) Asset Sales in connection with Investments that are not prohibited by Section 6.6;

(f) dispositions of Real Estate Assets, including unimproved land, that are not Borrowing Base Assets from any Credit Party to another Credit Party (other than Parent) or from a Subsidiary of a Credit Party to another Subsidiary of such Credit Party or any other Credit Party (other than Parent);

(g) dispositions of Real Estate Assets that are not Borrowing Base Assets to any Person that is not a Credit Party, provided that the Credit Parties shall be in compliance with the financial covenants contained in Section 6.7 both immediately prior to and on a pro forma basis immediately after giving effect to such disposition, on or prior to the date of such disposition;

(h) subject at all times to the proviso in the definition of Borrowing Base Assets, dispositions of Borrowing Base Assets to any Person, or the designation of Borrowing Base Assets as non-Borrowing Base Assets, in each case with the intention that such Borrowing Base Assets, upon consummation of such disposition or designation, shall no longer constitute Borrowing Base Assets, provided that:

(i) immediately after giving effect to such disposition or designation, as the case may be, no Default or Event of Default shall exist;

(ii) immediately after giving effect to such disposition or designation, as the case may be, the remaining Borrowing Base Assets shall continue to satisfy the requirements set forth in the definition of Borrowing Base Conditions;

(iii) the Credit Parties shall be in compliance with the financial covenants contained in Section 6.7 both immediately prior to and on a pro forma basis immediately after giving effect to such disposition, on or prior to the date of such disposition or designation; and

(iv) the Borrowing Base Amount (calculated on a pro forma basis after giving effect to such disposition or designation and to any repayment of any Revolving Loans or Swing Line Loans made at the time thereof) is greater than or equal to the Total Utilization of Revolving Commitments;

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(v) on or prior to the date of such disposition or designation, as the case may be, Borrower shall have delivered to the Administrative Agent (A) a certificate of the chief financial officer (or other Authorized Officer performing similar functions) of Borrower demonstrating compliance with the foregoing clauses (i) through (iii), together with supporting information in detail reasonably satisfactory to the Administrative Agent; and (B) a Borrowing Base Certificate demonstrating compliance with the foregoing clause (iv).

Following (A) a disposition of a portion or all Borrowing Base Assets owned or leased by a Credit Party in accordance with this Section 6.8(h) or (B) the designation by a Credit Party of a portion or all Borrowing Base Assets owned or leased by it as non-Borrowing Base Assets pursuant to this Section 6.8(h), the Administrative Agent shall, upon the written request of Borrower and at Borrower’s expense, promptly release any mortgages, deeds of trust, security agreements, and UCC financing statements from such disposed Borrower Base Assets or assets designated as non-Borrowing Base Assets. Further, following (A) a disposition of all Borrowing Base Assets owned or leased by a Guarantor Subsidiary in accordance with this Section 6.8(h) or (B) the designation by a Guarantor Subsidiary of all Borrowing Base Assets owned or leased by it as non-Borrowing Base Assets pursuant to this Section 6.8(h), the Administrative Agent shall, upon the written request of Borrower and at Borrower’s expense, promptly release such Guarantor Subsidiary from the Guaranty, and the Cash Management Agreement.

(i) amalgamations, mergers and consolidations among Parent and its Subsidiaries or with any Person the purpose of which is to effect an Investment that is not prohibited under Section 6.6 so long as (A) Borrower is the survivor of any such transaction involving Borrower, (B) a Credit Party is the survivor of any such transaction involving a Credit Party, (C) Parent is the survivor of any such transaction involving Parent, (D) no Default or Event of Default shall occur after giving effect to such transaction, (E) the Credit Parties shall be in compliance with the financial covenants set forth in Section 6.7 on a pro forma basis after giving effect to such transaction as of the last day of the Fiscal Quarter most recently ended for which financial statements are available and shall provide a certificate to Administrative Agent demonstrating the same, and (F) in the case of a transaction involving any non-Wholly Owned Subsidiary of Borrower, either a Wholly Owned Subsidiary shall be the survivor of any such transaction or the transaction shall constitute an Investment that is not prohibited under Section 6.6;

(j) Asset Sales with respect to non-Borrowing Base Assets as a result of the exercise of a buy/sell provision with respect to any non-Wholly Owned Subsidiary or Joint Venture; provided that the Credit Parties shall be in compliance with the financial covenants contained in Section 6.7 both immediately prior to and on a pro forma basis immediately after giving effect to such disposition, on or prior to the date of such disposition; and

(k) Asset Sales of property that does not constitute Borrowing Base Assets as a result of (x) any condemnation proceeding (or credible threat thereof) or Asset Sale in lieu thereof or (y) a casualty.

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6.9. Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Parent; provided, the foregoing restriction shall not apply to (a) any such transaction not involving assets that are Borrowing Base Assets and that is for fair market value and on fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) any transaction not involving assets that are Borrowing Base Assets and between Parent and its Subsidiaries and Joint Ventures to the extent permitted under the Credit Documents; (c) reasonable and customary fees and expenses, indemnification, incentive plans and similar items paid to members of the board of directors (or similar governing body) of Parent and its Subsidiaries; (d) compensation arrangements for officers and other employees of Parent and its Subsidiaries entered into in the ordinary course of business (including base salary and incentives); (e) transactions in existence on the Effective Date and described in Schedule 6.9; (f) ordinary course reimbursement of travel, moving and similar expenses; (g) management fees payable by a Credit Party to any Approved Manager pursuant to the terms of an Approved Management Agreement; and (h) loans and advances to directors, officers and employees in the ordinary course of business.

6.10. Conduct of Business. From and after the Effective Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.11. Modification or Waivers of Organizational Documents and Certain Related Agreements. No Credit Party shall agree to any material Modification to, or waiver of, any of its Organizational Documents or any of its rights under any Material Contract after the Effective Date except as permitted under Section 5.13 with respect to Material Leases.

6.12. [INTENTIONALLY OMITTED].

6.13. Fiscal Year.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31 without the consent of Administrative Agent.

6.14. Limitation on Hedge Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

6.15. Accounts. Without the approval of the Administrative Agent, no Credit Party shall, nor shall it permit any of its Subsidiaries to, open or permit the opening of any account for the deposit of revenues of each direct and indirect Subsidiary that owns or leases a Borrowing Base Asset, other than (i) the Property Accounts (as defined in the Cash Management Agreement) and (iii) the Cash Sweep Account (as defined in the Cash Management Agreement) and (iv) any account for amounts required by law to be segregated by each direct and indirect Subsidiary that owns or leases a Borrowing Base Asset.

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SECTION 7. GUARANTY

7.1. Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their Obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the Obligations of such Contributing Guarantor under this Guaranty that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their Obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

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7.3. Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

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(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith, and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

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7.5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of any Credit Party or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under this Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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7.6. Guarantors’ Rights of Subrogation, Contribution, Etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i), each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i), each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor permitted under Section 6.1 now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled or Cash collateralized in accordance with Section 2.4(i). Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9.  Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

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7.10. Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its Obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, Etc.  (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder; provided, that interest or fees on any such reinstated Guaranteed Obligations shall not be payable for the period during which the Beneficiaries were paid such funds until the date such funds were disgorged by such Beneficiaries.

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7.12. Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

7.13. Local Law Waivers. In addition to the other waivers set forth herein, the waivers set forth in Exhibit B to the Mortgage shall apply to the each Guarantor Subsidiary and all Guaranteed Obligations of such Subsidiary.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) (A) in the case of Recourse Indebtedness, in an aggregate amount in excess of $5,000,000 and (B) in the case of Non- Recourse Indebtedness, involving properties of entities having an aggregate net equity value in an amount after the Effective Date in excess of $10,000,000; or (ii) breach or default by any Credit Party or any of their respective Subsidiaries with respect to any other material term of (1) one or more items of Recourse Indebtedness or Non-Recourse Indebtedness or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case in the aggregate amount or with respect to properties or entities having an aggregate net equity value after the Effective Date in the amount set forth in clause (i) above and beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Subject to Section 8.3 below, failure of any Credit Party to perform or comply with any term or condition contained in Section 5.1(e)(i), Section 5.2 as it relates to Borrower, Section 5.13 to the extent such failure would permit the lessor under the applicable Qualifying Ground Lease or Operating Lease to terminate such lease, Section 5.01(p), Section 5.01(q), Section 5.01(r) or Section 6; or

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(d) Breach of Representations, Etc. Subject to Section 8.3 below, any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant to the terms hereof or thereof shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Subject to Section 8.3 below, any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1 and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Authorized Officer of Parent or Borrower becoming aware of such default or (ii) receipt by Parent or Borrower of notice from Administrative Agent or any Lender of such default ; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent, Borrower or any Material Subsidiary of Parent in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; and any such decree, order or relief is not stayed within 60 days; (ii) an involuntary case shall be commenced against Parent, Borrower or any Material Subsidiary of Parent under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent, Borrower or any Material Subsidiary of Parent, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged; or (iii) or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, Borrower or any Material Subsidiary of Parent, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, Borrower or any Material Subsidiary of Parent for all or a substantial part of its property, and any such receiver, liquidator, sequestrator, trustee, custodian or other officer described in this clause (iii) shall not have been removed within 90 days of appointment; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Parent, Borrower or any Material Subsidiary of Parent shall cause an order for relief to be entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, Borrower or any Material Subsidiary of Parent shall make any assignment for the benefit of creditors; or (ii) Parent, Borrower or any Material Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due or suspends or threatens to suspend making payments of its debts; or the board of directors (or similar governing body) of Parent, Borrower or any Material Subsidiary of Parent (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

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(h) Judgments and Attachments. (i) Any final money judgments or orders, in an aggregate amount in excess of $5,000,000 in the case of judgments or orders not in respect of Non-Recourse Indebtedness (and in the case of judgments or orders in respect of Non-Recourse Indebtedness, with respect to any property having an aggregate net equity value in an amount after the Effective Date in excess of $10,000,000) in each case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against Parent or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unstayed or unbonded pending appeal for a period of 30 days (or in any event later than five days prior to the date of any proposed sale thereunder) or (ii) any non-monetary judgment or order shall be rendered against any Credit Party or Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations or any release by the Administrative Agent in accordance with the terms of the Credit Documents, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien (subject to Permitted Liens) in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case, for any reason other than any action of the Administrative Agent or any Lender or the failure of the Administrative Agent or any Lender to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(m) Security Realization. Subject to Section 8.3 below, any third-party security realization occurs against property of Parent or any of its Material Subsidiaries which realization shall continue and not be released, discharged or stayed within the lesser of 30 days and the period of time prescribed under applicable Legal Requirements for completion of such realization; provided that any third-party security realization against any Borrowing Base Asset shall constitute an immediate Borrowing Base Asset Event of Default; or

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(n) Seizure of Property. Subject to Section 8.3 below, any third-party seizure occurs with respect to property of Parent or any of its Material Subsidiaries which seizure shall continue and not be released, discharged or stayed within the lesser of 30 days and the period of time prescribed under applicable Legal Requirements for completion of the sale of or realization against the property subject to such seizure; provided that any third-party seizure against any Borrowing Base Asset shall constitute an immediate Borrowing Base Asset Event of Default; or

(o) Defaults under Guarantor Subsidiary Requirements. Any Guarantor Subsidiary shall breach in any material respect the Guarantor Subsidiary Requirements;

THEN, subject to Section 8.3, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(v) or Section 2.4(e); (C) Administrative Agent may cause Administrative Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) without duplication of the amount due under clause (B)(II) above, Administrative Agent shall direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash as reasonably requested by Issuing Bank, to be held as security for Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 8.1, without duplication of the amount due under clause (B)(II) in the immediately preceding paragraph, Borrower shall at such time Cash collateralize in accordance with Section 2.4(i) an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash collateral account shall be applied by Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of Borrower hereunder and under the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all obligations of Borrower to reimburse Issuing Bank pursuant to Section 2.4(i) for amounts drawn under Letters of Credit shall have been satisfied and all other Obligations of Borrower hereunder and under the other Credit Documents shall have been paid in full, the balance, if any, in such Cash collateral account shall be returned to Borrower (or such other Person as may be lawfully entitled thereto).

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8.2. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Administrative Agent in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied, in full or in part, promptly by Administrative Agent against the Obligations in the following order of priority:

(a)   first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification hereunder (in its capacity as Administrative Agent and not as a Lender) or any other Credit Document and all advances made by Administrative Agent hereunder or under any other Credit Document for the account of the applicable Credit Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy hereunder or under the other Credit Documents, all in accordance with the terms hereof or thereof;

(b) second, to the extent of any excess of such proceeds, to the payment of all other costs and expenses of such sale, collection or other realization including compensation to the other Lender Parties and their agents and counsel and all expenses, liabilities and advances made or incurred by the other Lender Parties in connection therewith;

(c) third, to the extent of any excess of such proceeds and without duplication of amounts applied pursuant to clauses first and second above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, reimbursement Obligations with respect to Letters of Credit and obligations to Cash collateralize Letters of Credit), in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) fourth, to the extent of any excess of such proceeds, to the payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon (including reimbursement Obligations with respect to Letters of Credit and obligations to Cash collateralize Letters of Credit); and

(e) fifth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses first through fifth of this Section 8.2, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

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The order of priority set forth in Section 8.2 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the other Lenders as among themselves. The order of priority set forth in clauses (c) and (d) of Section 8.2 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Credit Parties or any other Person; provided, however, that the foregoing shall not be deemed to diminish any consent rights of the Lenders under Section 10.5. The order of priority set forth in clause (a) of Section 8.2 may be changed only with the prior written consent of the Administrative Agent.

8.3. Borrowing Base Asset Disqualification. If the failure of an individual Borrowing Base Asset, or the individual Guarantor Subsidiary that owns such Borrowing Base Asset, to comply with applicable Obligations under the Credit Documents would, but for the application of this Section 8.3, result in an Event of Default (a “Borrowing Base Asset Event of Default”), then immediately upon the occurrence of such Borrowing Base Asset Event of Default, and without any further notice from Administrative Agent (other than such notice as may have been required under the express terms of the Credit Documents in order for the underlying Borrowing Base Asset Event of Default to have occurred), the subject Mortgaged Property shall no longer be deemed to qualify as a Borrowing Base Asset (a “Borrowing Base Asset Disqualification”). Notwithstanding anything to the contrary contained in Section 8.1, upon the occurrence of a Borrowing Base Asset Disqualification, no Event of Default shall be deemed to occur with respect to such Borrowing Base Asset Event of Default if each of the following conditions is satisfied: (i) after giving effect to such Borrowing Base Asset Disqualification, the proviso in the definition of Borrowing Base Asset is still satisfied; (ii) either (A) the Borrowing Base Amount (calculated on a pro forma basis after giving effect to such Borrowing Base Asset Disqualification, any Borrowing Base Limitations arising as a result thereof, and any Credit Extensions made at the time thereof) will be greater than or equal to the Total Utilization of Revolving Commitments; or (B) within five (5) Business Days after the Borrowing Base Asset Disqualification, Borrower repays the outstanding principal amount of the Loans in an amount that results in the Borrowing Base Amount (calculated on a pro forma basis after giving effect to such Borrowing Base Asset Disqualification, any Borrowing Base Limitations arising as a result thereof, and any Credit Extensions made at the time thereof) being greater than or equal to the Total Utilization of Revolving Commitments as of the date of such repayment; and (iii) after giving effect to the Borrowing Base Asset Disqualification and clause (ii)(B) above, no other Events of Default are continuing.

SECTION 9. AGENTS

9.1. Appointment of Agents.  DBNY is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes DBNY to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. Except to the extent expressly provided in Section 9.8(b) and Section 9.8(d), the provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries, other than as specifically set forth in the Credit Documents. Any Agent described in clauses (b) and (c) of the definition thereof may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Borrower.

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9.2. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

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(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) of this Section 9.3 and of Section 9.6 and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent, provided that no delegation by Administrative Agent under this Section 9.3(c) or otherwise shall be deemed to relieve Administrative Agent from its obligations hereunder and under the other Credit Documents or prejudice any rights that the Credit Parties may have against Administrative Agent as a result of any default by Administrative Agent hereunder or thereunder.

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9.4. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement or Accession Agreement, as applicable, and funding its Revolving Loans, if any, on the Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Effective Date.

9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

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9.7. Successor Administrative Agent and Swing Line Lender.  (a) Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to Lenders and Borrower and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. Administrative Agent shall have the right to appoint a financial institution to act as Administrative Agent hereunder and Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Administrative Agent by Borrower and Requisite Lenders or (iii) such other date, if any, agreed to by Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent. If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that, until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent on behalf of Lenders or Issuing Bank under any of the Credit Documents shall continue to be held by the retiring Administrative Agent as nominee until such time as a successor Administrative Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of DBNY or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of DBNY or its successor as Administrative Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Administrative Agent for all purposes hereunder.

(b) Any resignation or removal of DBNY or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of DBNY or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (a) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Borrower for cancellation, and (c) Borrower shall issue, if so requested by successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

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(c) Notwithstanding anything in this Section 9.7 to the contrary, Borrower shall have the right to consent (such consent not to be unreasonably withheld) to the identity of any successor Agent appointed pursuant to this Section 9.7 so long as no Event of Default described in Section 8.1(f) or 8.1(g) has occurred and is continuing.

9.8. Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Lender Party hereby further authorizes Administrative Agent on behalf of and for the benefit of Lender Parties, to be the agent for and representative of Lender Parties with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from any Lender Party, Administrative Agent may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 6.8(h), Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender Party hereby agree that (i) no Lender Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Lender Parties in accordance with the terms hereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of Lender Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition.

(c) [INTENTIONALLY OMITTED].

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(d) Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of Borrower, Administrative Agent shall take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

9.9. Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10. MISCELLANEOUS

10.1. Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to any Credit Party, Administrative Agent, Swing Line Lender or Issuing Bank shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any other Agent or Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in Section 3.2(b) or clause (b) below, each notice hereunder shall be in writing and may be personally served or sent by facsimile or electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail (subject to clause (b) below), or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent and no notice to Borrower shall be effective until received by Borrower; provided further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated in writing by Administrative Agent from time to time..

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(b) Electronic Communications.

(i) Notices and other communications to any Agent, Lenders, Swing Line Lender and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, any Lender, Swing Line Lender or any applicable Issuing Bank pursuant to Section 2 if such Person has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower shall accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by such Person, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received on the date (x) on which Borrower posts such notices, communications or documents, or provide a link thereto on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of Parent at www.gptreit.com or (y) on which such notices are posted on Borrower’s behalf on the Platform or another website to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that Borrower shall notify Administrative Agent of any such communications (which notice may be by facsimile or electronic mail as described in the foregoing clause (i)).

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct, bad faith or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications.

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(iv) Each Credit Party, each Lender, each Issuing Bank and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to Parent, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all the actual and reasonable costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of one primary outside counsel to Agents, one local counsel to Agents in each material relevant jurisdiction, if necessary, and reasonable and documented allocated costs of internal counsel for Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; provided that if counsel for Administrative Agent determines in good faith that there is an actual or potential conflict of interest that requires separate representation for Agents, Borrower shall be required to pay for additional counsel for such Agents so long as the total legal fees for all counsel representing Agents is reasonable taken as a whole, taking into account the nature of the matter involved and, in the case of multiple counsel, the necessity of same; (d) all the actual costs and reasonable expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of Administrative Agent, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of one primary outside counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or, subject to the limitation set forth in Section 5.1(r), appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto and (h) after the occurrence of a Default or an Event of Default, all actual and reasonable costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale, lease or license of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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10.3. Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel; provided, however, that the Indemnitees shall use their reasonable efforts to use a single outside counsel for all such Indemnitees taken as a whole (and, if reasonably necessary, one local counsel in any relevant material jurisdiction) to represent them, with exceptions in the case of conflicts of interest and in all cases the total legal fees for all counsel representing the Indemnitees must be reasonable taken as a whole, taking into account the nature of the investigative, administrative or judicial proceeding or hearing involved and, in the case of multiple counsel, the necessity of same), indemnify, pay and hold harmless, each Agent, Lender, Swing Line Lender and Issuing Bank and each of their respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and affiliates (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to (i) any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) any investigative, administrative or judicial proceeding or hearing that is brought by an Indemnitee against any other Indemnitee that does not also include a claim against any Credit Party or any of their respective Subsidiaries; provided, that Administrative Agent shall remain indemnified in respect of such disputes to the extent otherwise entitled to be so indemnified hereunder. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

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(b) To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, the Lead Arranger and each of their respective Affiliates, directors, employees, attorneys, agents and sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) Each Credit Party also agrees that no Lender, Swing Line Lender, Issuing Bank, Agent, Lead Arranger nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender, Agent, Lead Arranger or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, however, that in no event will such Lender, Swing Line Lender, Issuing Bank, Agent, Lead Arranger or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Swing Line Lender’s, Issuing Bank’s, Agent’s, Lead Arranger’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

10.4. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender, Swing Line Lender and Issuing Bank is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender, Swing Line Lender or Issuing Bank to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Lender, Swing Line Lender or Issuing Bank hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender, Swing Line Lender or Issuing Bank shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such Obligations and liabilities, or any of them, may be contingent or unmatured.

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10.5. Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no Modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Borrower and Requisite Lenders; provided that Administrative Agent may, with the consent of Borrower only, Modify this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such Modification does not adversely affect the rights of any Lender or Issuing Bank; provided further that the written concurrence of Requisite Lenders shall not be required for any amendment, modification, termination, or consent set forth in Section 10.5(b)(iv), 10.5(b)(v) or 10.5(b)(vi) that is consented to by each Lender that would be directly and adversely affected thereby.

(b) Affected Lenders’ Consent. Without the written consent of the Borrower and each Lender that would be directly and adversely affected thereby, no Modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) [intentionally omitted];

(iii) other than as expressly set forth in Section 2.14, extend the Revolving Commitment Termination Date or, other than as expressly set forth in Section 2.4(a), the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

(iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee or any premium payable hereunder;

(v) extend the time for payment of any such interest or fees;

(vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii) Modify, terminate or waive any provision of Section 2.13(b), this Section 10.5(b), Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

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(viii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, (x) additional extensions of credit pursuant hereto (which may or may not be new money tranches) may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Effective Date, (y) such terms and any provisions in any Credit Document requiring pro rata payments, distributions or commitment reductions may be amended on customary terms in connection with (I) such additional extension of credit referred to in clause (x) or (II) “amend and extend” transactions;

(ix) release all or substantially all of the Collateral or all or substantially all of value of the Guaranty except as expressly provided in the Credit Documents; or

(x) consent to the assignment or transfer by Borrower of any of its rights and Obligations under any Credit Document except as expressly provided in the Credit Documents;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x).

(c) Other Consents. No Modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) other than as expressly set forth in Section 2.24, increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no Modfication or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii) Modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii) Modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(e) without the written consent of Administrative Agent and of Issuing Bank; or

(iv) Modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

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10.6. Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement or Accession Agreement, as applicable, effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement or Accession Agreement, as applicable, and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement or Accession Agreement, as applicable, shall be maintained by Administrative Agent. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of Eligible Assignee upon the giving of notice to Borrower and Administrative Agent but with no consent required of any of them; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of Eligible Assignee with the prior written consent of Borrower and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of Borrower, required at any time an Event of Default shall have occurred and then be continuing); provided, further, that (A) Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Administrative Agent within five Business Days after having received notice thereof and (B) each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender).

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(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement or Accession Agreement, as applicable,. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement or Accession Agreement, as applicable, may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender) unless waived by Administrative Agent in its sole discretion.

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Effective Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to all Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

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(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Disqualified Institutions, Defaulting Lenders, Parent or any of its Subsidiaries or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation; provided that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) Borrower, Administrative Agent, the other Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation pursuant to this Section 10.6(g) shall maintain a register on which it records the name and address of each participant and the principal amounts of each participant’s participation interest (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any Modification or waiver pursuant to Section 10.5(b) or (c)(i) that would require the consent of such Lender.

(iii) Borrower agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent, and only to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, and (y) a participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.20 as though it were a Lender; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17 as though it were a Lender.

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(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.9. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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10.10. Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent, Issuing Bank or Lenders (or to Administrative Agent, on behalf of Lenders or Issuing Bank), or any Agent, Issuing Bank or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability. In case any provision herein or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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10.15. CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT OR AN ASSIGNMENT AGREEMENT or Accession Agreement, as applicable, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.17. Confidentiality. Each Agent (which term shall for the purposes of this Section 10.17 include the Lead Arranger), and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall maintain the confidentiality of all non-public information regarding Parent and its Subsidiaries and their businesses obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) (provided, such Affiliates, agents, advisors and other Persons are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17), (iii) disclosure to any rating agency in connection with rating Borrower, Parent or its Subsidiaries or the Loans hereunder, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document and (v) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order and to the extent practicable, each Lender and each Agent shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

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10.18. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.20. Effectiveness; Entire Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto or receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof.

10.21. PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.22. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or Accession Agreement, as applicable, shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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10.23. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (a) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (b) in connection with the transactions contemplated by the Credit Documents and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated by the Credit Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party in connection therewith except the obligations expressly set forth in the Credit Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

10.24. Disclosure of Information Relating to Agreement. Each Agent and each Lender may disclose the existence of this Agreement, the size of the credit facilities hereunder, the number and nature of tranches (i.e., revolver, term loan, etc.) hereunder, the Revolving Commitment Termination Date, the names and title of the Agents hereunder and the number of Lenders to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

GPT PROPERTY TRUST LP

By:	Gramercy Property Trust Inc.,
its general partner

	By:	/s/ Benjamin P. Harris
		Name:	Benjamin P. Harris
		Title:	President

OTHER CREDIT PARTIES:

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Benjamin P. Harris
	Name:	Benjamin P. Harris
	Title:	President

Signature Page to Credit and Guaranty Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Swing Line Lender, Issuing Bank and a Lender

By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Managing Director

By:	/s/ Marc Levine
	Name:	Marc Levine
	Title:	Director

Signature Page to Credit and Guaranty Agreement

DEUTSCHE BANK SECURITIES INC.,
as Lead Arranger and Bookrunner

By:	/s/ James Rolison
	Name:	James Rolison
	Title:	Managing Director

By:	/s/Candice King
	Name:	Candice King
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment	Pro Rata Share
Deutsche Bank AG New York Branch	$100,000,000	100%

Total	$100,000,000	100%

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

All Credit Parties

Prior to September 15, 2013:

c/o Gramercy Property Trust Inc.

420 Lexington Avenue

18th Floor

New York, NY 10170

Attention: Jon W. Clark, Chief Financial Officer

Telephone: 212-297-1000

Facsimile: 212-297-1090

E-mail: JClark@gptreit.com

With a copy to:

Gramercy Property Trust Inc.

420 Lexington Avenue

18th Floor

New York, NY 10170

Attention: Edward J. Matey Jr., General Counsel

Telephone: 212-297-1000

Facsimile: 212-297-1090

E-mail: EMatey@gptreit.com

APPENDIX B-1

After September 15, 2013:

c/o Gramercy Property Trust Inc.

521 5th Avenue

30th Floor

New York, NY 10175

Attention: Jon W. Clark, Chief Financial Officer

Telephone: 212-297-1000

Facsimile: 212-297-1090

E-mail: JClark@gptreit.com

With a copy to:

Gramercy Property Trust Inc.

521 5th Avenue

30th Floor

New York, NY 10175

Attention: Edward J. Matey Jr., General Counsel

Telephone: 212-297-1000

Facsimile: 212-297-1090

E-mail: EMatey@gptreit.com

APPENDIX B-2

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent, Swing Line Lender, Issuing Bank and a Lender

Administrative Agent’s and Swing Line Lenders’ Principal Office:

Deutsche Bank AG New York Branch

c/o Hanover Street Capital, LLC

48 Wall Street, 14th floor

New York, New York 10005

Attention: Amy Sinensky

Telephone: 212-380-9396

E-mail: amy.sinensky@hanoverstcap.com

and to :

c/o DB Services New Jersey, Inc.

Global Business Services

60 Wall Street

New York, New York 10005

Attention: Mark Kellam II

Telephone: 904-271-2469

Facsimile: 904-779-3080

E-mail: agency.transaction@db.com

Issuing Bank’s Principal Office:

Deutsche Bank Trust Company Americas

Global Loans and LEMG

60 Wall Street

New York, New York 10005

Attention: Everardus J. Rozing

Telephone: 212-250-1041

Facsimile: 212-797-0403

E-mail: everardus.rozing@db.com

in each case, with a copy to:

James G. Rolison

Managing Director

Deutsche Bank Securities Inc.

Commercial Real Estate

MS: NYC60-1005

60 Wall Street

New York, New York 10005

Facsimile: 212-797-4496

E-mail: james.rolison@db.com

APPENDIX B-3

and to:

George Reynolds

Director

Deutsche Bank Securities Inc.

Commercial Real Estate

MS: NYC60-1005

60 Wall Street, 10th Floor

New York, NY 10005

Facsimile: 212-797-4496

E-mail: george.r.reynolds@db.com

APPENDIX B-4

APPENDIX C

TO CREDIT AND GUARANTY AGREEMENT

Borrowing Base Assets

NONE.

APPENDIX C-1

APPENDIX D

TO CREDIT AND GUARANTY AGREEMENT

Approved Reserves

NONE.

APPENDIX D-1

EXHIBIT A-1 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF FUNDING NOTICE

FUNDING NOTICE

Reference is made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to Section [2.2][2.3] of the Credit Agreement, Borrower desires that Lenders make the following Credit Extensions to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

Revolving Loans: ☐ Base Rate Loans: ☐ Eurodollar Rate Loans, with an initial Interest Period of ________ month(s):	$[___,___,___] $[___,___,___]

Swing Line Loans:	$[___,___,___]

Borrower hereby certifies that:

after making such Credit Extensions requested on the Credit Date, (a) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (b) the Borrowing Base Amount is greater than or equal to the Total Utilization of Revolving Commitments;

the representations and warranties contained in each Credit Document are true and correct on and as of the Credit Date, before and after giving effect to (A) such Credit Extension, and (B) the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties specifically relate to a prior date in which case such representations and warranties shall have been true and correct as of such prior date, subject however to such additional exceptions to such representations and warranties based upon changes in circumstances subsequent to the Closing Date as shall be disclosed in writing to the Administrative Agent so long as such additional exceptions (x) shall not have resulted in any breach of any other terms of the Loan Documents; and (y) shall not render the original representations and warranties inaccurate in any material respect;

EXHIBIT A-1-2

no Default or Event of Default has occurred and is continuing, or would result from (A) such Credit Extension or (B) the application of the proceeds therefrom.

Date: [mm/dd/yy]	GPT PROPERTY TRUST LP

	By:	Gramercy Property Trust Inc.,
its general partner

By:
Name:
Title:

EXHIBIT A-1-3

EXHIBIT A-2 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF CONVERSION/CONTINUATION

NOTICE

CONVERSION/CONTINUATION NOTICE

Reference is made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to Section 2.9 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

1. Revolving Loans:

$[___,___,___]	Eurodollar Rate Loans to be continued with Interest Period of [____] month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of ____ month(s)

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	GPT PROPERTY TRUST LP

	By:	Gramercy Property Trust Inc.,
its general partner

By:
Name:
Title:

EXHIBIT A-2-1

EXHIBIT A-3 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF ISSUANCE NOTICE

ISSUANCE NOTICE

Reference is made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to Section 2.4 of the Credit Agreement, Borrower desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of $[___,___,___].

Attached hereto for each such Letter of Credit are the following:

the stated amount of such Letter of Credit;

the name and address of the beneficiary;

the expiration date; and

either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

Borrower hereby certifies that:

after issuing such Letter of Credit requested on the Credit Date, (a) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (b) the Borrowing Base Amount is greater than or equal to the Total Utilization of Revolving Commitments;

[the representations and warranties contained in each Credit Document are true and correct on and as of the Credit Date, before and after giving effect to (A) such Credit Extension, and (B) the application of the proceeds therefrom, as though made on and as of such date, except to the extent such representations and warranties specifically relate to a prior date in which case such representations and warranties shall have been true and correct as of such prior date, subject however to such additional exceptions to such representations and warranties based upon changes in circumstances subsequent to the Closing Date as shall be disclosed in writing to the Administrative Agent so long as such additional exceptions (x) shall not have resulted in any breach of any other terms of the Loan Documents; and (y) shall not render the original representations and warranties inaccurate in any material respect;]1

[1]	Clauses (ii) and (iii) are not applicable in the case of extensions, renewals or amendments of letters of credit not resulting in an increase in the face amount thereof.

EXHIBIT A-3-1

[no Default or Event of Default has occurred and is continuing, or would result from (A) such Credit Extension or (B) the application of the proceeds therefrom.]

Date: [mm/dd/yy]	GPT PROPERTY TRUST LP

	By:	Gramercy Property Trust Inc.,
its general partner

By:
Name:
Title:

EXHIBIT A-3-2

EXHIBIT B-1 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF REVOLVING LOAN NOTE

REVOLVING LOAN NOTE

$[1][___,___,___]

[2][mm/dd/yy]	New York, New York

FOR VALUE RECEIVED, GPT PROPERTY TRUST LP, a Delaware limited partnership (“Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [1][DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among Borrower, Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

This Note is one of the “Revolving Loan Notes” referred to in and issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby to an Eligible Assignee shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

[1] Lender’s Revolving Credit Commitment

[2] Effective Date

EXHIBIT B-1-1

This Note is subject to prepayment at the option of Borrower as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by [its officer][an officer of its general partner] thereunto duly authorized as of the date and at the place first written above.

GPT PROPERTY TRUST LP

By:	Gramercy Property Trust Inc.,
its general partner

By:
Name:
Title:

EXHIBIT B-1-3

TRANSACTIONS ON

REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-1-4

EXHIBIT B-2 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF SWING LINE NOTE

SWING LINE NOTE

$10,000,000

[1] [mm/dd/yy] New York, New York

FOR VALUE RECEIVED, GPT PROPERTY TRUST LP, a Delaware limited partnership (“Borrower”), promises to pay to DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Swing Line Lender (“Payee”), on or before the Revolving Commitment Termination Date (as defined in the Credit Agreement referenced below), the lesser of (a) TEN MILLION DOLLARS ($10,000,000) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Swing Line Loans under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among Borrower, Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

This Note is the “Swing Line Note” referred to in and issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

This Note is subject to prepayment at the option of Borrower as provided in the Credit Agreement.

[1]	Effective Date

EXHIBIT B-2-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by [its officer][an officer of its general partner] thereunto duly authorized as of the date and at the place first written above.

GPT PROPERTY TRUST LP

By:	Gramercy Property Trust Inc.,
its general partner

By:
Name:
Title:

EXHIBIT B-2-3

TRANSACTIONS ON

SWING LINE NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-2-4

EXHIBIT C to the

CREDIT AND GUARANTY AGREEMENT

FORM OF COMPLIANCE

CERTIFICATE

COMPLIANCE CERTIFICATE

GPT Property Trust LP

Period ending __/__/__

Deutsche Bank AG New York Branch,

as Administrative Agent

under the Credit Agreement

referred to below

c/o Hanover Street Capital, LLC

48 Wall Street, 14th floor

New York, New York 10005

Attention: Amy Sinensky

and

60 Wall Street

New York, New York 10005

Attention: James G. Rolison and George Reynolds

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

I am [the Chief Financial Officer][an Authorized Officer] of Gramercy Property Trust Inc., a Maryland corporation (“Parent”).

I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Parent, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Parent and its Subsidiaries during the accounting period covered by the attached financial statements.

EXHIBIT C-1

The examination described in paragraph 2 above did not disclose, and I have no knowledge of (i) any condition or event that constitutes a Default or an Event of Default or that notice has been given to Parent or Borrower with respect thereto; (ii) the occurrence of any environmental event that has had or could reasonably be expected to have a Property Material Adverse Effect; or (iii) the occurrence of any event or change that has had, either in any case or in the aggregate, a Material Adverse Effect, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto.

Attached hereto as Annex A are detailed calculations of the ratios described in the financial covenants set forth in Section 6.7 of the Credit Agreement. Except as described pursuant to paragraph 3 above, Parent and its Subsidiaries are in compliance with such financial covenants as of the date hereof.

Attached hereto as Annex B is a detailed description of any material damage, destruction or condemnation of any Collateral that has occurred [since December 31, 2012][since delivery of the last Compliance Certificate pursuant to Section 5.1(c) of the Credit Agreement].

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(c) of the Credit Agreement.

GRAMERCY PROPERTY TRUST INC.

By:
Name:
Title: [Chief Financial Officer]

EXHIBIT C-2

ANNEX A TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated EBITDA: without duplication, (i) + (ii) – (iii) +(–) (iv) =		$[___,___,___]

(i)	net income or loss of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP (before minority interests and excluding losses attributable to the sale or other disposition of assets and the adjustment for so-called “straight-line rent accounting”) for such period:	$[___,___,___]

(ii)	the following to the extent deducted in computing such consolidated net income for such period:

	(a) Consolidated Interest Expense:	$[___,___,___]

(b) the provision for Federal, state, local and foreign income taxes
	payble:	$[___,___,___]

	(c) depreciation and amortization:	$[___,___,___]

	(d) other non-cash charges:	$[___,___,___]

	(e) acquisition costs with respect to all Real Estate Assets acquired by Borrower or any of its Subsidiaries:	$[___,___,___]

(iii)	all gains attributable to the sale or other disposition of assets or debt restructurings during such period:	$[___,___,___]

(iv)	the pro rata share of Parent and its Subsidiaries on a consolidated basis of the net income or loss of all Investment Affiliates for such period, determined and adjusted in the same manner as provided above in subpart (i), (ii) and (iii) with respect to the net income or loss of Parent and its Subsidiaries on a consolidated basis:	$[___,___,___]

2. Consolidated Fixed Charges: without duplication, (i) + (ii) + (iii) + (iv) + (v) =		$[___,___,___]

(i)	Consolidated Interest Expense of the type described in clause (i) of the definition thereof for such period:	$[___,___,___]

(ii)	the aggregate amount of scheduled principal payments attributable to Total Indebtedness (excluding optional prepayments and scheduled principal payments due on maturity of any such Indebtedness) required to be made during such period by Parent or any of its consolidated Subsidiaries:	$[___,___,___]

(iii)	a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of:

EXHIBIT C-1

	(a) the percentage of the principal amount of such Indebtedness for which Parent or any of its Subsidiaries is liable:	$[___,___,___]

	(b) the pro rata share of Parent and its Subsidiaries on a consolidated basis of such Investment Affiliate:	$[___,___,___]

(iv)	dividends on Parent’s Preferred Stock required to be made during such period pursuant to Parent’s Organizational Documents:	$[___,___,___]

(v)	all rental payments due and payable under ground leases of any properties at which Parent and/or any of its Subsidiaries are tenants:	$[___,___,___]

3. Consolidated Interest Expense: without duplication, (i) + (ii) + (iii) + (iv) + (v) + (vi) =		$[___,___,___]

(i)	total interest expense, whether paid or accrued, of the Credit Parties, including fees payable in connection with the Credit Agreement, charges in respect of letters of credit and the portion of any Capital Lease Obligations allocable to interest expense, including the Credit Parties’ share of interest expenses in Joint Ventures but excluding amortization or write-off of debt discount and expense (except as provided in subpart (ii) below) for such period:	$[___,___,___]

(ii)	amortization of costs related to interest rate protection contracts and rate buydowns for such period:	$[___,___,___]

(iii)	capitalized interest for such period:	$[___,___,___]

(iv)	amortization of Capitalized Loan Fees of any Credit Party during such period :	$[___,___,___]

(v)	interest incurred on any liability or obligation that constitutes a Contingent Obligation of any Credit Party during such period:	$[___,___,___]

(vi)	to the extent not included in subparts (i), (ii), (iii), (iv), and (v) above each Credit Party’s pro rata share of all interest expense and other amounts of the type referred to in such clauses of any consolidated Subsidiary of Parent and Borrower and any Investment Affiliate, not constituting a Credit Party during such period:	$[___,___,___]

4. Consolidated Tangible Net Worth: (i) + (ii) – (iii) =		$[___,___,___]

(i)	stockholders’ equity of Parent and its Subsidiaries on a consolidated basis, determined in accordance with GAAP:	$[___,___,___]

(ii)	accumulated depreciation and amortization:	$[___,___,___]

(iii)	goodwill and intangible assets:	$[___,___,___]

EXHIBIT C-2

5. Gross Asset Value: without duplication, (i) + (ii) + (iii) + (iv) + (v) + (vi) =		$[___,___,___]

(i)	for each Borrowing Base Asset, the Appraised Value thereof:	$[___,___,___]

(ii)	for each wholly-owned Real Estate Asset that is a New Acquisition, the acquisition cost for such property:	$[___,___,___]

(iii)	for each wholly-owned Real Estate Asset that is a Development Property, the book value for such property (provided that the amount of Gross Asset Value attributable to all Development Property shall not exceed 5%):	$[___,___,___]

(iv)	for each other wholly-owned Real Estate Asset, an amount equal to the quotient of: ((a) x (b)) / (c) =	$[___,___,___]

	(a) the Net Operating Income for such property determined as of the last day of the most recently ended Fiscal Quarter (and for any Real Estate Asset owned for less than one full Fiscal Quarter, calculated on a pro forma basis as provided in the definition of Net Operating Income):	$[___,___,___]

	(b) four (4):	4

	(c) the Capitalization Rate:	7.75%

(v)	unrestricted Cash and Cash Equivalents of Borrower and its Wholly Owned Subsidiaries:	$[___,___,___]

(vi)	with respect to any property described in subparts (ii), (iii) and (iv) above that are not wholly-owned, Borrower’s pro rata share of such property[1]:	$[___,___,___]

6. Liquidity: (i) + (ii) =		$[___,___,___]

(i)	the aggregate sum of all unrestricted and unencumbered (other than pursuant to the Collateral Documents) Cash and Cash Equivalents, determined in accordance with GAAP, held by Parent and its Subsidiaries:	$[___,___,___]

(ii)	Undrawn Availability: (a) – (b) =	$[___,___,___]

	(a) the Borrowing Base Amount (calculated in accordance with Schedule I of Borrowing Base Certificate):	$[___,___,___]

	(b) Total Utilization of Revolving Commitments (calculated in accordance with Schedule I of Borrowing Base Certificate):	$[___,___,___]

1 Provided that for purposes of subpart 5(vi), the Borrower’s pro rata share of the JV Core Portfolio Assets shall be valued under subpart 5(iv) as though such assets had been owned for over a year and the Borrower’s pro rata share of the JV Non-Core Portfolio Assets shall not be included in calculating Gross Asset Value.

EXHIBIT C-3

7. Total Indebtedness: without duplication, (i) + (ii) =			$[___,___,___]

(i)		all Indebtedness owed by Parent and its Subsidiaries on a consolidated basis:	$[___,___,___]

(ii)		Parent and its Subsidiaries’ pro rata share of all Indebtedness (calculated on a consolidated basis) owed by any Investment Affiliate not constituting a Credit Party:	$[___,___,___]

8. Minimum Net Worth:

(i)		seventy-five percent (75%):	75%

(ii)		Consolidated Tangible Net Worth as of the Effective Date:	$[___,___,___]

(iii)		net cash proceeds of any new issuances of common stock in Parent or any of its Subsidiaries (other than issuances to Parent or any of its Subsidiaries) consummated following the Effective Date:	$[___,___,___]

(iv)		(i) x (ii) =	$[___,___,___]

(v)		(i) x (iii) =	$[___,___,___]

(vi)		(iv) + (v) =	$[___,___,___]

(vii)		Consolidated Tangible Net Worth (taken from item 4 above):	$[___,___,___]

(viii)		(vii) - (vi) (result must be zero or greater) =	$[___,___,___]

		Compliant?:	Yes / No

9. Maximum Leverage Ratio:

(i)		Total Indebtedness (taken from item 7 above):	$[___,___,___]

(ii)		Gross Asset Value (taken from item 5 above):	$[___,___,___]

(iii)	(i) / (ii) =	Actual:	___%
		Required:	60%

		Compliant?:	Yes / No

10. Minimum Liquidity:

(i)		Liquidity of Parent and its Subsidiaries (taken from item 6 above):	$[___,___,___]

(ii)		minimum Liquidity required pursuant to Section 6.7(c) until and including March 31, 2014:	$10,000,00

		Compliant?:	Yes / No

EXHIBIT C-4

11. Fixed Charge Coverage Ratio:

(i)	Consolidated EBITDA (taken from item 1 above):	$[___,___,___]

(ii)	Consolidated Fixed Charges (taken from item 2 above):	$[___,___,___]

(iii)	(i) / (ii) =	_.__:1.00

(iv)	minimum Fixed Charge Coverage Ratio required pursuant to Section 6.7(d)
	for the period consisting of one Fiscal Quarter ending March 31, 2014:	1.50:1.00

(v)	minimum Fixed Charge Coverage Ratio required pursuant to Section 6.7(d)
for the period consisting of two consecutive Fiscal Quarters ending
	June 30, 2014:	1.50:1.00

(vi)	minimum Fixed Charge Coverage Ratio required pursuant to Section 6.7(d) for the period consisting of three consecutive Fiscal Quarters ending September 30, 2014:	1.50:1.00

(vii)	minimum Fixed Charge Coverage Ratio required pursuant to Section 6.7(d) for each period consisting of four consecutive Fiscal Quarters thereafter:	1.50:1.00

	Compliant?:	Yes / No

EXHIBIT C-5

EXHIBIT D to the

CREDIT AND GUARANTY AGREEMENT

FORM OF BORROWING

BASE CERTIFICATE

BORROWING BASE CERTIFICATE

GPT Property Trust LP

Period ending __/__/__

Deutsche Bank AG New York Branch,

as Administrative Agent

under the Credit Agreement

referred to below

c/o Hanover Street Capital, LLC

48 Wall Street, 14th floor

New York, New York 10005

Attention: Amy Sinensky

and

60 Wall Street

New York, New York 10005

Attention: James G. Rolison and George Reynolds

Pursuant to the provisions of that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Gramercy Property Trust Inc., a Maryland corporation (“Parent”), the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto, the undersigned Authorized Officer of Parent, hereby certifies and represents and warrants on behalf of Borrower as follows:

1.          The information contained in Schedule I of this certificate and the attached information supporting the calculation of the Borrowing Base Amount, Total Borrowing Base Value, and aggregate Borrowing Base NOI is true, complete and correct as of the close of business on ____________, 20__ (the “Calculation Date”) and has been prepared in accordance with the provisions of the Credit Agreement.

EXHIBIT D-1

2 [The Total Utilization of Revolving Commitments of $ does not exceed the Borrowing Base Amount of $ .] [The Total Utilization of Revolving Commitments of $ exceeds the Borrowing Base Amount of $ and Borrower shall prepay an aggregate principal amount of the Loans and the Letters of Credit Usage in an amount equal to $ as required by Section 2.12(b) of the Credit Agreement.]

3.          This certificate is furnished to the Administrative Agent pursuant to Section [3.2(a)(i)][5.1(l)][5.9][6.8(h)(v)] of the Credit Agreement.

4.          The Borrowing Base Assets comply with the Borrowing Base Conditions and the other conditions, terms, warranties, representations and covenants set forth in the Credit Agreement.

In each case, with supporting information showing the computations used in determining the calculations set forth on Schedule I attached hereto.

GRAMERCY PROPERTY TRUST INC.

By:
Name:
Title: [Chief Financial Officer]

EXHIBIT D-2

Schedule I

Total Utilization of Revolving Commitments to Borrowing Base Amount

1. Borrowing Base Amount (see table below)	$

2. Total Utilization of Revolving Commitments	$

3. Mandatory prepayment required pursuant to Section 2.12(b) (the excess of (2) over (1))	$

Borrowing Base Amount

(i) The aggregate Revolving Commitments of the Lenders, Swingline Lender and Issuing Bank		$ __________

(ii) Total Borrowing Base Value (after giving effect to the Borrowing Base Limitations and any Borrowing Base Asset Disqualification)	$

	multiplied by 60%	$ __________

(iii) (a) The aggregate Borrowing Base NOI for all Borrowing Base Assets	$

divided by

(b) the product of (x) 1.50 multiplied by (y) the Mortgage Constant* (of $________________)	$	$

Borrowing Base Amount Least of items (i), (ii) and (iii) above**:		$

* The Mortgage Constant means, as of any date of determination, the greater of (i) the weighted average interest rate then applicable to the Revolving Loans outstanding under the Credit Agreement and (ii) 7.0%.

** Provided, however, any reserves in respect of unfunded Tenant allowances and Tenant improvement obligations owed by a Subsidiary Guarantor under Borrowing Base Leases as further described on Appendix D to the Credit Agreement or otherwise approved in writing by Administrative Agent shall be deducted from the sums otherwise determined under clauses (i), (ii), and (iii) in calculating the Borrowing Base Amount.

EXHIBIT D-3

Borrowing Base Asset Summary

[Name] Borrowing Base Asset

(i) Appraised Value	$

(ii) Concentration Limit Borrowing Base Value (immediately above line, as adjusted to comply with the Borrowing Base Limitations in the following tables)	$

(iii) Tenant(s)

(iv) Subject to Qualifying Ground Lease	[Yes/No]

[Name] Borrowing Base Asset [Replicate 1. above and all subparts for each Borrowing Base Asset]

EXHIBIT D-4

Total Borrowing Base Value (With Concentration Restriction*)

No less than 6 Borrowing Base Assets with a Weighted Average Remaining Lease Term of at least 6 years must, at all times, qualify as Borrowing Base Assets or the Total Borrowing Base Value shall be deemed to be zero ($0.00). At least 6 such Borrowing Base Assets?	Yes / No

1. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

2. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

3. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

4. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

5. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

6. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

7. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

8. [Name] Concentration Limit Borrowing Base Value	$

* Provided, however, that solely with respect to those Borrowing Base Assets listed on Appendix C to the Credit Agreement, to the extent such Borrowing Base Asset exceeds the Borrowing Base Limitations as of the Closing Date, the Borrowing Base Limitations for that non-compliant Borrowing Base Asset shall be deemed to be increased to the actual levels in effect as of the Closing Date (the “Grandfathered Borrowing Base Limitations”), and such Grandfathered Borrowing Base Limitations shall thereafter apply to any such non-compliant property so long as it remains a Borrowing Base Asset.

** Provided, to the extent such limitation is exceeded, a portion of the value of such asset shall be removed from the calculation of the Total Borrowing Base Value only to the extent necessary to eliminate such excess.

EXHIBIT D-5

Must Not Exceed 20% of Total**	(above divided by Total below)%

9. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

10. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

11. [Name] Concentration Limit Borrowing Base Value	$

Must Not Exceed 20% of Total**	(above divided by Total below)%

Total Borrowing Base Value Sum of (1) through ([ ])	$

Single Tenant Concentration Restriction

1. [Tenant]

(i) [Name] Concentration Limit Borrowing Base Value		$

(ii) [Name] Concentration Limit Borrowing Base Value		$

(iii) [Name] Concentration Limit Borrowing Base Value		$

(iv) [Name] Concentration Limit Borrowing Base Value		$

Total [Tenant] Borrowing Base Value	Sum of (i) through ([ ])	$

Borrowing Base Assets Attributed to any Single Tenant Must Not Exceed 20%*** Line immediately above divided by Total Borrowing Base Value		%

2. [Tenant] [Replicate 1. above and all subparts for each Tenant]

*** Provided, to the extent such limitation is exceeded, a portion of the value of such asset shall be removed from the calculation of the Total Borrowing Base Value only to the extent necessary to eliminate such excess.

EXHIBIT D-6

Qualifying Ground Lease Concentration Restriction

1. [Name] Concentration Limit Borrowing Base Value		$

2. [Name] Concentration Limit Borrowing Base Value		$

3. [Name] Concentration Limit Borrowing Base Value		$

4. [Name] Concentration Limit Borrowing Base Value		$

5. [Name] Concentration Limit Borrowing Base Value		$

Total Qualifying Ground Lease Borrowing Base Value	Sum of (1) through ([ ])	$

Borrowing Base Assets Subject to Qualifying Ground Lease Must Not Exceed 15%**** Line immediately above divided by Total Borrowing Base Value		%

2.

**** Provided, to the extent such limitation is exceeded, a portion of the value of such asset shall be removed from the calculation of the Total Borrowing Base Value only to the extent necessary to eliminate such excess.

EXHIBIT D-7

EXHIBIT E to the

CREDIT AND GUARANTY AGREEMENT

FORM OF ASSIGNMENT AND

ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment Agreement”) is made and dated as of _____________, 201_ between ____________________ (the “Assignor”) and ______________________ (the “Assignee”). The parties hereto agree as follows:

1.          The Assignor is a Lender under that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

2.          Effective as of as of _____________ ____, 201_ (the “Effective Date”), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a portion of the Revolving Exposure held by the Assignor and/or a portion of the Assignor’s Commitment as more fully set forth on Schedule 1 attached hereto.

3.          By executing this Assignment Agreement in the space provided below, the Administrative Agent and, to the extent Borrower’s consent is required under the Credit Agreement, Borrower approves the inclusion of the Assignee as a Lender under the Credit Agreement effective as of the Effective Date.

4.          On and after the Effective Date: (a) the Assignee shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents with respect to the rights and obligations assigned to the Assignee hereunder arising on and after such Effective Date, and (b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Credit Agreement and the other Credit Documents with respect to the rights and obligations assigned to Assignee hereunder arising prior to such Effective Date.

5.          The Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby accruing on and after the Effective Date. In the event that either the Assignee or the Assignor receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

EXHIBIT E-1

6.          The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for: (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any the Credit Documents or the Obligations, (b) any representation, warranty or statement made in or in connection with any of the Credit Documents, (c) the financial condition or creditworthiness of Borrower or its Subsidiaries, (d) the performance of or compliance with any of the terms or provisions of any of the Credit Documents, (e) inspecting any of the property, books or records of the Credit Parties or their respective Subsidiaries, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Documents.

7.          The Assignee: (a) confirms that it has received a copy of the Credit Documents, together with copies of any financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (c) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to such agent by the terms thereof on the terms set forth therein, including, without limitation, the terms set forth in Section of the Credit Agreement entitled “Agents,” (d) agrees that on and after the Effective Date it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in Schedule 2 attached hereto, and (f) represents and warrants to Assignor and Administrative Agent that it is an Eligible Assignee.

8.          The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment Agreement.

9.          The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment Agreement, including the delivery of any notices or other documents or instruments to the Credit Parties or Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

EXHIBIT E-2

10.         This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. Any amendment or waiver of any provision of this Assignment Agreement shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

11.          This Assignment Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, including Section 5-1401 of the General Obligations Law, but otherwise without regard to choice of law rules.

12.         Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof and of the Credit Documents, the address of the Assignee (until notice of a change is delivered pursuant to the provisions of the Credit Agreement) shall be the address set forth on Schedule 2 attached hereto.

13.         If required pursuant to Section 10.6(d) of the Credit Agreement, on or before the Effective Date the Assignee shall pay to the Administrative Agent a processing fee in the amount of $3,500.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[signatures continued on next page]

EXHIBIT E-3

ACKNOWLEDGED AND AGREED TO THIS __ DAY OF _____________, ____:

AGENT:[1]	DEUTSCHE BANK AG NEW YORK BRANCH, as the Administrative Agent

By:
Title:
Name:

BORROWER:[2]	GPT PROPERTY TRUST LP, a Delaware limited partnership

	By:	Gramercy Property Trust Inc., a Maryland corporation,
its general partner

By:
Name:
Title:

1 To the extent Administrative Agent’s consent is required under the Credit Agreement.

2 To the extent Borrower’s consent is required under the Credit Agreement.

EXHIBIT E-4

SCHEDULE 1 TO

ASSIGNMENT AND

ASSUMPTION AGREEMENT

ASSIGNED INTEREST3

3 Subject to Section 10.6(c)(ii) of the Credit Agreement

EXHIBIT E-5

SCHEDULE 2 TO

ASSIGNMENT AND

ASSUMPTION AGREEMENT

PAYMENT AND NOTICE INSTRUCTIONS

[To be supplied by the Assignee in format acceptable to the Administrative Agent]

EXHIBIT E-6

EXHIBIT F-1 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Parent, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT F-1-1

EXHIBIT F-2 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Parent, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT F-2-1

EXHIBIT F-3 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Parent, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT F-3-1

EXHIBIT F-4 to the

CREDIT AND GUARANTY AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Parent, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT F-4-1

EXHIBIT G to the

CREDIT AND GUARANTY AGREEMENT

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.   I am the [chief financial officer] of GRAMERCY PROPERTY TRUST INC., a Maryland corporation (“Parent”).

2.   Reference is made to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Parent, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

3.   I acknowledge that Administrative Agent, Issuing Bank and the Lenders are relying on the truth and accuracy of this certificate in connection with the making of Loans and the issuance of Letters of Credit under the Credit Agreement.

4.   I certify, on behalf of Parent and not individually, that on the date hereof, with respect to each of (i) Parent and its Subsidiaries, taken as a whole, and (ii) the Credit Parties, taken as a whole, in each case, are and, upon the incurrence of any Obligation by any Credit Party on the date hereof, will be, Solvent.

[Remainder of page intentionally left blank]

EXHIBIT G-1

The foregoing certifications are made and delivered as of [mm/dd/yy].

GRAMERCY PROPERTY TRUST INC.

By:
Name:
Title: [Chief Financial Officer]

EXHIBIT G-2

EXHIBIT H to the

CREDIT AND GUARANTY AGREEMENT

FORM OF COUNTERPART

AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of September 4, 2013 (as may be Modified from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Credit Agreement), among GPT Property Trust LP, a Delaware limited partnership, as borrower (“Borrower”), Gramercy Property Trust Inc., a Maryland corporation, the other Guarantors party thereto from time to time, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent for the Lender Parties (the “Administrative Agent”) and the other Agents party thereto.

Section 1. Pursuant to Section 5.8 of the Credit Agreement, the undersigned hereby:

(a)        agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)        represents and warrants that (i) each of the representations and warranties set forth in the Credit Agreement (other than Section 4.6 of the Credit Agreement) and each other Credit Document and applicable to the undersigned is true and correct as of the date such Person was required to become a Credit Party in accordance with Sections 5.8 and 5.9 of the Credit Agreement (without giving effect to the forty five (45) day period or any extension of such period set forth therein) and (ii) the representations and warranties set forth in Section 4.6 of the Credit Agreement and applicable to the undersigned is true and correct after giving effect to this Counterpart Agreement, in each case, except to the extent such representations and warranties specifically relate to a prior date in which case such representations and warranties shall have been true and correct as of such prior date; and

(c)        agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement.

EXHIBIT H-1

Section 2.  The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS Counterpart AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Remainder of page intentionally left blank]

EXHIBIT H-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title: [Authorized Officer]

Address for Notices:

______________
______________
______________
Attention:
Telecopier

with a copy to:

______________
______________
______________
Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent

By:
Name:
Title:

EXHIBIT H-3

EXHIBIT I to the

CREDIT AND GUARANTY AGREEMENT

[RESERVED]

EXHIBIT I-1

EXHIBIT J to the

CREDIT AND GUARANTY AGREEMENT

FORM OF MORTGAGE

MORTGAGE

[See attached]

EXHIBIT J-1

RECORDING REQUESTED BY AND

WHEN RECORDED DELIVER TO:

Latham & Watkins LLP
355 South Grand Avenue

Los Angeles, California 90071-1560
Attn: Donald I. Berger, Esq.

(Space above for recorder’s use)

MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”), executed on _______________ ____, 2013 to be effective as of _____________ ____, 2013 (the “Effective Date”), is made by _______________________, a ______________________ (“Mortgagor”), having a business address of [ ˜ ], to DEUTSCHE BANK AG NEW YORK BRANCH, a New York banking corporation, as administrative agent under the Credit Agreement referred to below and as Mortgagee hereunder (in such capacities, “Mortgagee”), having a business address of [ ˜ ].

RECITALS:

WHEREAS, GPT Property Trust LP, a Delaware limited partnership (the “Borrower” ), Gramercy Property Trust Inc., a Maryland corporation (“Parent”), certain subsidiaries of Parent, including Mortgagor, as guarantors, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement herein described (the “Lenders”), Mortgagee, as administrative agent, Deutsche Bank Securities Inc. (“DBSI”) and [Bank of America], as joint lead arrangers, and DBSI, as sole bookrunner, have entered into that certain Credit and Guaranty Agreement dated as of the Effective Date (together with all Modifications thereto being referred to hereinafter as the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make loans and other extensions of credit to Borrower in an aggregate principal amount not to exceed $100,000,000 (subject to increase to $150,000,000 on the terms and conditions set forth in the Credit Agreement) consisting of Revolving Commitments upon the terms and subject to the conditions set forth therein (collectively, the “Loan”);

WHEREAS, Mortgagor is the owner of a fee simple interest in the parcel of real property described on Exhibit A attached hereto and incorporated herein by reference;

WHEREAS, pursuant to the Credit Agreement, Mortgagor has guaranteed the Obligations for the benefit of the Beneficiaries, upon the terms and subject to the conditions set forth therein (the obligations guaranteed pursuant to the Credit Agreement, the “Guaranteed Obligations of Mortgagor”); and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make extensions of credit to the Borrower under the Credit Agreement that Mortgagor shall have guaranteed the Obligations and executed and delivered this Mortgage to Mortgagee for the benefit of the Beneficiaries (as defined in the Credit Agreement), which Mortgage secures the Guaranteed Obligations of Mortgagor.

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below. All capitalized terms used and not defined herein have the meanings assigned to such terms in the Credit Agreement.

A.          Accounts. All of Mortgagor’s present and future rights to payment of money, accounts, accounts receivable which arise from or relate to any business or operations now or later to be conducted on the Real Property, or to the Real Property and Improvements generally or to any Improvements to be built on the Real Property at any future date and to all contracts and agreements which relate to the foregoing.

B.          Assignment. The Assignment contained in this Mortgage, from Mortgagor to Mortgagee, of all of Mortgagor’s right, title and interest in and to the Leases and the Rents.

C.          Awards. All awards and payments made or hereafter to be made by any Governmental Authority, including any municipal, township, county, state, Federal or other governmental agencies, authorities or boards or any other entity having the power of eminent domain to Mortgagor, including, without limitation, any awards and payments for any taking of all or a portion of the Mortgaged Property, as a result of, or by agreement in anticipation of, the exercise of the right of condemnation or eminent domain, or for any change or changes of grade of streets affecting the Mortgaged Property.

D.          Credit Agreement. The term defined as such in the Recitals of this Mortgage, as the same may be Modified in accordance with the terms of the Credit Documents.

E.          Credit Documents. The Credit Agreement, the Notes, if any, this Mortgage, the other Collateral Documents and all other documents identified as a “Credit Document” in the Credit Agreement, as the same may be Modified in accordance with the terms of such Credit Documents.

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F.          Deposited Funds. All funds deposited with Mortgagee as required under the Credit Documents, including, without limitation, any deposits made pursuant to this Mortgage.

G.          Fixtures. All fixtures (excluding tenant trade fixtures) owned by Mortgagor and now or hereafter affixed or attached to, or installed in, or used in connection with, the Real Property or Improvements, whether or not permanently affixed thereto, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, including, without limitation, all of the following: all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property or Improvements; all partitions; generators; screens; boilers; furnaces; ducts; compressors; engines; pumps; tanks, refrigeration equipment; pipes; plumbing; elevators and escalators; cleaning, call and sprinkler systems; fire extinguishing machinery and equipment; water tanks; heating, ventilating, air conditioning and air cooling machinery and equipment; gas and electric machinery and equipment; communication apparatus, including, without limitation, television, radio, music, and cable antennae and systems; attached floor coverings, rugs, carpets, window coverings, blinds, awnings, shades, curtains and drapes and rods; all screens, storm doors and windows; all stoves, refrigerators, dishwashers and other installed appliances; attached cabinets; all trees, plants and other items of landscaping; and all visual and electronic surveillance systems.

H.         General Intangibles. All causes of action and all other intangible personal property of Mortgagor of every kind and nature (other than the Accounts) including, without limitation, corporate or other business records relating to Mortgagor and/or the Mortgaged Property (including computer-readable memory and any computer hardware or software necessary to retrieve such memory, to the extent assignable), good will, inventions, designs, software (to the extent assignable), and other intellectual property, patents, trademarks and applications therefor, trade names, trade styles, trade secrets, copyrights, registrations, licenses, franchises, customer lists, tax refund claims and the like, wherever located.

I.          Governmental Regulation. Collectively, any and all applicable requirements of any Governmental Authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.

J.          Guaranteed Obligations of Mortgagor. The term defined as such in the Recitals of this Mortgage.

K.         Guarantors. The Guarantors, in each case as described in the Credit Agreement.

L.          Guaranty. The Guaranty as described in the Credit Agreement, as the same may be Modified in accordance with the terms of the Credit Documents.

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M.          Impositions. All (A) real estate and personal property taxes and all other taxes, assessments, fees and governmental charges, (B) all water and sewer rates and charges, and (C) all charges for any easement or agreement maintained for the benefit of the Mortgaged Property, which, in the case of any of the foregoing, at any time prior to or after the execution of the Credit Documents may be assessed, levied, or imposed upon or against the Mortgaged Property or the other collateral or the Rent or income received therefrom or any use or occupancy thereof, except for the Excluded Taxes (as defined in the Credit Agreement).

N.          Improvements. All buildings, improvements, alterations or appurtenances now, or at any time hereafter, located upon the Real Property or any part thereof.

O.          Inventory. Any and all goods, merchandise and other personal property, whether tangible or intangible, now owned or hereafter acquired by Mortgagor which is held for sale, lease or license to customers, furnished to customers under any contract or service or held as raw materials, work in process, or supplies or materials used or consumed in the Mortgagor’s business.

P.          Leases. Any and all leases, subleases, licenses, concessions, use agreements or grants of other possessory interests or use rights now or hereafter in force, oral or written, covering or affecting the Mortgaged Property, or any part thereof.

Q.          Lenders. The term defined as such in the Recitals of this Mortgage, and any other Person who becomes an assignee of any rights of a lender pursuant to Section 2.23 of the Credit Agreement.

R.          Loan. The term defined as such in the Recitals of this Mortgage.

S.          Modifications. Any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document, instrument, statute, or Governmental Regulation from time to time; “Modify”, “Modified,” or related words shall have meanings correlative thereto.

T.          Mortgage Obligations. The Guaranteed Obligations of Mortgagor (only), and Mortgagor’s obligations under this Mortgage and the other Credit Documents to which it is a party; for avoidance of doubt, and notwithstanding anything to the contrary in any other Credit Documents, the Guaranteed Obligations of any other Credit Party (other than Mortgagor) and the Obligations of the Borrower are not and shall not be secured by this Mortgage.

U.          Mortgaged Property. The Real Property, the Improvements, the Fixtures, the Leases, the Rents, the Personalty, and all substitutions therefor, replacements and accessions thereto, and proceeds derived therefrom together with:

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a.	all of the rights, privileges, permits, licenses, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances of the Real Property and/or the Improvements, including, without limitation, sewer rights, all air rights, light, water, water rights, water stock, minerals, mineral rights, development rights and credits, use entitlements, permits, licenses and approvals of governmental entities, belonging or in anyway appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Real Property or any part thereof or otherwise benefiting the same;

b.	subject to the provisions of the Credit Agreement regarding application of Awards and proceeds with respect to casualties, all the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Awards, or payments with respect to casualties; and

c.	all other interest of every kind and character which Mortgagor now has or at any time hereafter acquires in and to the above described real and personal property.

Notwithstanding anything to the contrary, the term “Mortgaged Property” shall not include any tenant trade fixtures to the extent owned by any Tenant under the Leases.

V.          Mortgagor. The entity named as such in the preamble of this Mortgage, and its permitted heirs, administrators, executors, successors and assigns and its successors in interest in and to the Mortgaged Property.

W.          Permitted Encumbrances. Liens, security interests and other encumbrances permitted by and as described or referred to in Section 6.2 of the Credit Agreement.

X.          Personalty.

a.	All tangible and intangible personal property of Mortgagor (whether now owned or hereafter acquired), including, without limitation, all equipment, inventory, goods, consumer goods, chattel paper, instruments, working capital reserves, project escrows, money (which are rental, tax or insurance deposits), general intangibles, documents, minerals, crops and timber (as those terms are defined in the applicable UCC), vehicles, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers, other customary office equipment;

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b.	and all other personal property of Mortgagor which is attached to, installed on or placed or used on, in connection with or is acquired for such attachment, installation, placement or use, or which arises out of the development, improvement, financing, leasing, operation or use of (i) the Real Property together with all rights, titles and interests appurtenant thereof, (ii) any and all Improvements, structures, open parking areas and other improvements, now or any time hereafter situated, placed or constructed upon the Real Property or any part thereof, (iii) the Fixtures, or (iv) other goods located on the Real Property or Improvements, together with all additions, accessions, accessories, amendments and modifications thereto, extensions, renewals, replacements, enlargements and proceeds thereof, substitutions therefor, and income and profits therefrom; and

c.	All Inventory; and

d.	All the estate, right, title, interest, claim or demand whatsoever of Mortgagor, either at law or in equity, in and to the Accounts, the Deposited Funds and the General Intangibles; and

e.	All materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed on or in the Real Property or the Improvements, or which in some fashion are deemed to be fixtures to the Real Property or Improvements under the laws of the State, including the State UCC as in effect from time to time; and

f.	Any and all Leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory interest in and to, or the right to extract, mine, reside in, sell or use the Mortgaged Property or any portion thereof, and all other agreements, including, but not limited to, utility contracts, management agreements, maintenance agreements and service contracts, which in any way relate to the use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, all contracts or agreements relating to the sale of all or any part of the Mortgaged Property, save and except any and all leases, subleases or other agreements pursuant to which Mortgagor is granted a possessory interest in the Mortgaged Property.

Y.          [REA. That certain [Reciprocal Easement Agreement] encumbering the Real Property, as more fully described in Exhibit C.]

Z.          Real Property. The real estate described in Exhibit A attached hereto.

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AA.          Rents. All of Mortgagor’s right, title and interest in and to all of the rents, royalties, issues, profits, revenue, income and other benefits of the Real Property and Improvements arising from the use or enjoyment of all or any portion thereof or from any present and future lease or agreement pertaining thereto, together with any Lease (including any sublease), occupancy agreement, license or concession agreement pertaining thereto, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Real Property and/or Improvements, or Personalty located thereon, or rendering of services by Mortgagor or any operator or manager of the commercial space located in the Improvements, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Real Property and/or the Improvements, together with all extensions, renewals, modifications or replacements of said leases, occupancy agreements, licenses, and concession agreements arising from the use or enjoyment of all or any portion of the Real Property and Improvements, or from all or any lease, together with any and all guaranties of the obligations of the lessees, occupants and licensees thereunder, whether now due, past due, or to become due, and including, without limitation, all prepaid rents and security deposits.

BB.          State. The state in which the Real Property is located.

CC.          Mortgagee. The entity named as such in the preamble of this Mortgage, and its heirs, administrators, executors, successors and assigns and its successors in interest in and with respect to the Mortgaged Property.

ARTICLE II

GRANT

II.

A.          Grant. To secure the full and timely payment and performance of the Mortgage Obligations, Mortgagor hereby mortgages, grants, bargains, sells, assigns, transfers, conveys and warrants for collateral purposes unto Mortgagee and its successors, substitutes and assigns, with power of sale and right of entry and possession on the terms and conditions set forth herein, all right, title and interest of Mortgagor now owned or hereafter acquired in and to the Mortgaged Property, to have and to hold such Mortgaged Property and the rights and privileges hereby granted unto Mortgagee and its successors and assigns, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend for Mortgagee, its successors and assigns, the title to the Mortgaged Property, subject only to the Permitted Encumbrances.

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B.          Condition of Grant. In the event that (a) (i) all of the Guaranteed Obligations of Mortgagor have been terminated, discharged, released or satisfied in accordance with its Guaranty, (ii) all other Mortgage Obligations have been satisfied in full, and (iii) there are no pending claims in respect of which indemnity is claimed as part of the Guaranteed Obligations of Mortgagor or any other Mortgage Obligations or (b) the conditions to an Asset Sale of the Mortgaged Property set forth in Section 6.8 of the Credit Agreement have been satisfied in full, Mortgagee shall promptly release the Liens created by this Mortgage or reconvey the Mortgaged Property, as applicable under the laws of the State, and terminate and discharge of record this Mortgage (including, without limitation, the Assignment) by Mortgagee’s execution of the recordable instrument appropriate therefor under the laws of the State, at the cost and expense of Mortgagor (subject, however, to the preferential payment provisions of Section 7.14 hereof).

ARTICLE III

SECURITY AGREEMENT AND FIXTURE FILING

III.

A.          Security Agreement. With respect to all Personalty, Fixtures and other collateral constituting a part of the Mortgaged Property, this Mortgage shall also constitute a “security agreement” within the meaning of, and shall create a security interest under, the State UCC and any other applicable UCC, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of further securing payment and performance of the Mortgage Obligations, Mortgagor hereby grants to Mortgagee a security interest and lien in all rights, titles, and interests now owned or hereafter acquired by Mortgagor in all Personalty, Fixtures and other personal property collateral constituting a part of the Mortgaged Property. As to Personalty and Fixtures, the grant, transfer, and assignment provisions of this Article III shall control over the grant in trust provision, if any, of Section 2.1 of this Mortgage. Mortgagor represents and warrants that, except for any financing statement filed by Mortgagee or in connection with Permitted Encumbrances, no presently effective financing statement covering Mortgagor’s right, title or interest in the Personalty or Fixtures or any part thereof, has been filed with any filing officer, and no other security interest has attached or has been perfected in Mortgagor’s right, title or interest in the Personalty or Fixtures or any part thereof. Mortgagor authorizes Mortgagee to file, and Mortgagor shall from time to time within ten (10) business days after request by Mortgagee, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Mortgagee may reasonably request in order to evidence, perfect, preserve, continue, extend or maintain this security agreement and the security interest created hereby as a First Priority Lien on the Personalty and Fixtures, subject only to the Permitted Encumbrances.

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B.          Fixture Filing. This Mortgage constitutes a fixture filing under Division or Article 9 (as applicable) of the State UCC and any other applicable UCC, each as Modified and recodified from time to time, with respect to all Personalty and Fixtures for which such a fixture filing may be made thereunder. Mortgagee shall have all the rights with respect to the Personalty and Fixtures afforded to it by the applicable UCC, in addition to, but not in limitation of, the other rights afforded Mortgagee by the Credit Documents. A carbon, photographic or other reproduction of this Mortgage shall be sufficient as a financing statement if and to the extent permitted by the applicable UCC. If and to the extent permitted by the applicable UCC, Mortgagee shall have the right at any time to file a manually executed counterpart or a carbon, photographic or other reproduction of this Mortgage as a financing statement in either the central or local UCC records of any jurisdiction wherein the Mortgaged Property is located, but the failure of Mortgagee to do so shall not impair (i) the effectiveness of this Mortgage as a fixture filing as permitted by the applicable UCC, or (ii) the validity and enforceability of this Mortgage in any respect whatsoever. The following information is included for purposes of meeting the requirements of a financing statement:

a.	The name of the Debtor is: _________________, a __________________.

b.	The mailing address of the Debtor is: [ ˜ ].

c.	The name of the Secured Party is: Deutsche Bank AG New York Branch, a New York banking corporation, as administrative agent, for the Lenders under that certain Credit and Guaranty Agreement executed by Mortgagor and dated as of the Effective Date.

d.	The address of the Secured Party is: [ ˜ ].

e.	This financing statement covers all of the Mortgagor’s Personalty and Fixtures (whether now owned or hereafter acquired). The Personalty and Fixtures includes (i) goods which are or are to become Fixtures on the Real Property described in Exhibit A, (ii) minerals or the like (including, without limitation, oil and gas) located on the Real Property described in Exhibit A (iii) the Personalty, and (iv) all proceeds and products of the Personalty and Fixtures.

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ARTICLE IV

ASSIGNMENT OF RENTS AND LEASES

IV.

A.          Assignment of Rents. All of Mortgagor’s right, title and interest in and to the Rents are hereby absolutely and irrevocably assigned to Mortgagee to be applied against the Mortgage Obligations. Mortgagor hereby appoints Mortgagee its true and lawful attorney-in-fact, with the right, at Mortgagee’s option at any time after the occurrence and during the continuance of an Event of Default, to demand, receive and enforce payment of, to give receipts, releases and satisfactions for, and to sue, either in Mortgagor’s or Mortgagee’s name for, all Rents. Notwithstanding the foregoing Assignment of Rents, so long as no Event of Default has occurred which remains uncured, Mortgagor may administer the Leases and collect, receive, take, use and enjoy such Rents, as they become due and payable but not more than one month in advance thereof, except for real estate taxes and other operating expenses estimated and collected from tenants in advance in accordance with the Leases and any and all security deposits. The foregoing Assignment shall be fully operative without any further action on the part of either party; and specifically Mortgagee shall be entitled at its option, upon the occurrence of an Event of Default hereunder and for so long as such Event of Default is continuing, to collect all Rents from the Mortgaged Property whether or not Mortgagee takes possession of the Mortgaged Property. In such case, Mortgagor hereby authorizes and directs all lessees of the Mortgaged Property to deliver all Rents to Mortgagee. Upon the occurrence and during the continuance of an Event of Default hereunder, the permission hereby given to Mortgagor to collect the Rents from the Mortgaged Property shall terminate. The permission given by Mortgagee to Mortgagor shall be reinstated without further action of either party upon the discontinuance of such Event of Default as confirmed by Mortgagee, which confirmation shall be promptly given in writing by Mortgagee following such discontinuance. This Assignment shall not be deemed or construed to constitute Mortgagee as a mortgagee in possession nor obligate Mortgagee to take any action or to incur expense or perform or discharge any obligation, duty or liability. Exercise of any rights under this Section 4.1 and the application of the Rents to the Mortgage Obligations shall not cure or waive any Event of Default but shall be cumulative of all other rights and remedies of Mortgagee. Mortgagee shall not be required to give any credit against the Mortgage Obligations for the Assignment of Rents until Rents are actually paid to Mortgagee.

B.          Assignment of Leases. Mortgagor hereby assigns to Mortgagee all right, title and interest of Mortgagor in and to all Leases, together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission given to Mortgagor above to administer the Leases and collect Rents due under any such Lease as provided in Section 4.1 above and exercise the rights of landlord thereunder. The foregoing Assignment of any Lease shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such Lease, and Mortgagor agrees to fully perform all obligations of the lessor under all such Leases. Upon Mortgagee’s request, Mortgagor shall deliver to any new lessee a notice of this Assignment in form satisfactory to Mortgagee in its reasonable discretion. Mortgagee may deliver such a notice to new lessees if Mortgagor fails to do so within a reasonable time after Mortgagee’s request. From time to time, upon request of Mortgagee, Mortgagor shall specifically assign to Mortgagee, by an Assignment in writing in form approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all Leases, together with all security therefor and all monies payable thereunder, subject to the conditional permission given to Mortgagor above to administer the Leases and collect and use the Rents under any such Lease. Mortgagor shall from time to time within fifteen (15) days after request by Mortgagee, execute, acknowledge and deliver any instrument as Mortgagee may reasonably request to further evidence the Assignment and transfer to Mortgagee Mortgagor’s interest in any Lease, subject to the conditional permission given to Mortgagor above to administer such Lease and collect and use the Rents under any such Lease.

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C.          Effect of Assignments. This instrument constitutes an absolute and present Assignment of the Rents; subject, however, to, the conditional permission given to Mortgagor to administer the Leases and collect, receive, take, use and enjoy the Rents as provided above; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this Assignment to any subsequent Assignment by Mortgagor, in whole or in part, and any such subsequent Assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

D.          No Merger of Leasehold Estates. If both the lessor’s and lessee’s estate under any Lease, or any portion thereof, becomes vested at any time in one owner, this Mortgage and the Lien created hereby shall not be adversely affected by the application of the doctrine of merger unless Mortgagee so elects in writing by recording a written declaration so stating. Unless and until Mortgagee so elects, Mortgagee and any lessor and lessee shall continue to have and enjoy all of the rights and privileges to the separate estates. In addition, upon the foreclosure of the Lien created by this Mortgage on the Mortgaged Property, any Leases then existing and affecting all or any portion of the Mortgaged Property shall not be destroyed or terminated by merger or by the foreclosure unless Mortgagee or any purchaser at the sale so elects. No act by or on behalf of Mortgagee or such purchaser shall constitute a termination of any Lease unless Mortgagee gives written notice thereof to the tenant or subtenant affected.

ARTICLE V

Covenants of Mortgagor

V.

A.          Title to the Mortgaged Property. Mortgagor warrants that: (i) it has title to the Mortgaged Property in fee simple subject only to the Permitted Encumbrances; (ii) it has full power and lawful authority to encumber the Mortgaged Property in the manner and form herein set forth; (iii) it owns or will own all Improvements, except for any tenant trade fixtures owned by any Tenant under the Leases; (iv) this Mortgage creates a valid and enforceable security title, security interest, and Lien on the Mortgaged Property; and (v) it will preserve such title, and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the Lien hereof against the claims of all persons and parties whomsoever subject to the Permitted Encumbrances.

B.          Maintenance of the Mortgaged Property. Except as permitted by the Credit Agreement, Mortgagor shall maintain the Mortgaged Property in good repair (normal wear and tear excepted) and shall comply with the requirements of any Governmental Authority claiming jurisdiction over the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, threaten, commit, permit, or suffer to occur any waste, demolition, or removal of the Mortgaged Property or any part thereof, except as permitted by the Credit Agreement. Mortgagor will not make or permit to be made any alterations or additions to the Mortgaged Property except in accordance with the Credit Agreement.

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C.          Insurance; Restoration. Mortgagor shall maintain insurance with respect to the Mortgaged Property in accordance with the requirements set forth in the Credit Agreement. All proceeds of insurance policies maintained hereunder shall be applied in accordance with the terms of the Credit Agreement.

D.          Taxes and Other Charges. Except as otherwise provided by the Credit Agreement, Mortgagor shall pay and discharge prior to the delinquency date thereof all Impositions and Mortgagor shall exhibit to Mortgagee as contemplated under the Credit Agreement, evidence of such payments in accordance with the terms of the Credit Agreement. Should Mortgagor default in the payment of any of the Impositions (except for Impositions being contested in accordance with the Credit Agreement), Mortgagee may, but shall not be obligated to, pay the same or any part thereof, and amounts so paid shall be secured by this Mortgage, and Mortgagor shall reimburse Mortgagee for all amounts so paid within ten (10) days after written demand therefor.

E.          Mechanics’ and Other Liens. Except as otherwise provided by the Credit Agreement, Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a Lien or claim of Lien on the Mortgaged Property or any part thereof and, in general, Mortgagor shall do, or cause to be done, at the cost of Mortgagor and without expense to Mortgagee, everything necessary to fully preserve the Lien of this Mortgage. In the event Mortgagor fails to make payment of such claims and demands (except if the same is being contested in accordance with the Credit Agreement), Mortgagee may, but shall not be obligated to, make payment thereof, and all sums so expended shall be secured by this Mortgage, and Mortgagor shall reimburse Mortgagee for all sums so expended within ten (10) days after written demand therefor.

F.          Condemnation Awards. In the event of a condemnation of all or a part of the Mortgaged Property, Mortgagor shall take such actions as may be required under the Credit Agreement.

G.          Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary for Mortgagee to defend or uphold the Lien of this Mortgage, Mortgagor shall reimburse Mortgagee for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and appellate attorneys’ fees) actually incurred by Mortgagee in any such action or proceeding within ten (10) days after written demand therefor, and all such unreimbursed expenses shall be secured by this Mortgage.

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H.          Additional Advances and Disbursements. Mortgagor shall pay when due all payments and charges on all deeds of trust, security agreements, Liens, encumbrances, ground and other leases, and security interests which may be or become superior or inferior to the lien of this Mortgage, provided that Mortgagor shall have the right to pursue a Good Faith Contest thereof, and in default thereof continuing after the expiration of any and all applicable grace and/or cure periods (subject to any such Good Faith Contest), Mortgagee shall have the right, but shall not be obligated, to pay, without notice to Mortgagor, such payments and charges, and Mortgagor shall reimburse Mortgagee for amounts so paid within ten (10) days after written demand therefor. In addition, upon default of Mortgagor continuing after the expiration of any and all applicable grace and/or cure periods, in the performance of any other terms, covenants, conditions, or obligations by it to be performed under any such prior or subordinate lien, encumbrance, lease, or security interest, provided that there is no ongoing Good Faith Contest thereof, Mortgagee shall have the right, but shall not be obligated, to cure such default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee pursuant to this Section 5.8 or as otherwise provided under the terms and provisions of this Mortgage or under applicable law shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the default interest rate set forth in the Credit Agreement.

I.          Costs of Enforcement. Mortgagor agrees to bear and pay all actual and reasonable third-party expenses (including reasonable attorneys’ fees and all costs of collection) of or incidental to the perfection and enforcement of any provision hereof, or the enforcement, compromise, or settlement of this Mortgage or the Mortgage Obligations, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise. All rights and remedies of Mortgagee shall be cumulative and may be exercised singly or concurrently. Notwithstanding anything herein contained to the contrary, Mortgagor: (a) shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor (ii) claim, take, or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment, or order of any court of competent jurisdiction, nor (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; (b) hereby expressly waives all benefit or advantage of any such law or laws; and (c) covenants not to hinder, delay, or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

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J.          Intangible and Other Taxes. Except as otherwise permitted by the Credit Agreement, Mortgagor shall pay any and all taxes, charges, filing, registration and recording fees, excises, and levies imposed upon Mortgagee by reason of its ownership of this Mortgage, or by reason of the recording or filing thereof, or any security Mortgage supplemental hereto, any security Mortgage or UCC financing statement with respect to any fixtures or personal property owned by Mortgagor at the Mortgaged Property and any Mortgage of further assurance (other than income, franchise and doing business taxes and any and all other Excluded Taxes), and shall pay all stamp or intangible taxes and other taxes required to be paid on this Mortgage, except any taxes or fees in connection with Mortgagee’s sale or assignment thereof and any and all other Excluded Taxes. In the event Mortgagor fails to make such payment within ten (10) days after written demand therefor, then Mortgagee shall have the right, but shall not be obligated, to pay the amount due, and Mortgagor shall reimburse Mortgagee for said amount, within ten (10) days after written demand therefor, and until so paid said amount shall become part of the Mortgage Obligations. The provisions of this Section shall survive the foreclosure of this Mortgage, any transfer of the Mortgaged Property, and as otherwise provided in Section 10.8 of the Credit Agreement and Section 7.14 of this Mortgage.

K.          Leases, Contracts, Etc. Mortgagor shall comply with the provisions of the Credit Agreement relating to any Leases and Material Contracts entered into by Mortgagor.

L.          Estoppel Certificates. Mortgagor, within thirty (30) days after receipt of written request, but not more often than required by the Credit Agreement, shall furnish to Mortgagee a written statement, duly acknowledged, setting forth to its knowledge the amount due under this Mortgage, the terms of payment and maturity date related to all amounts advanced pursuant to or outstanding under the Credit Agreement, the date to which interest has been paid, whether any offsets or defenses exist against the Mortgage Obligations and, if any are alleged to exist, the nature thereof shall be set forth in detail.

M.          Security Deposits. To the extent required by law or, after an Event of Default has occurred and during its continuance, if required by Mortgagee, all security deposits of tenants of the Mortgaged Property shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within twenty (20) days after request by Mortgagee, Mortgagor shall furnish satisfactory evidence of compliance with this Section 5.13, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Mortgagee, certified by Mortgagor.

N.          Indemnity. Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all actual suits, actions, claims, proceedings (including third party proceedings), damages, actual out- of- pocket third party losses, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees) provided for in the Credit Agreement. The foregoing indemnities shall survive the foreclosure of this Mortgage, any transfer of the Mortgaged Property, and as otherwise provided in Section 10.8 of the Credit Agreement and Section 7.14 of this Mortgage.

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O.          [REA Rights. Mortgagor hereby expressly and irrevocably delegates to Mortgagee the non-exclusive authority to exercise any and all of Mortgagor’s rights under the REA (the “REA Rights”), provided that so long as no Event of Default has occurred which is continuing, Mortgagee shall refrain from exercising such rights and Mortgagor may exercise the REA Rights. The foregoing delegation shall be fully operative without any further action on the part of either party; and specifically Mortgagee shall be entitled at its option, upon the occurrence of an Event of Default hereunder and for so long as such Event of Default is continuing, to exercise the REA Rights whether or not Mortgagee takes possession of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, the permission hereby given to Mortgagor to exercise the REA Rights shall terminate. The permission given by Mortgagee to Mortgagor shall be reinstated automatically without further action of the parties upon the discontinuance of such Event of Default as confirmed by Mortgagee.]

article VI

Default

VI.

The occurrence of an “Event of Default” under Section 8 of the Credit Agreement shall constitute an Event of Default hereunder.

ARTICLE VII

REMEDIES

VII.

A.          Remedies. If an Event of Default shall occur and be continuing, Mortgagee may, at its option, exercise one or more or all of the following remedies:

7.1.1          Acceleration. Demand payment and performance of the Mortgage Obligations, in whole or in part, whereupon the same shall become immediately due and payable.

7.1.2          Operation of Mortgaged Property. Hold, lease, operate or otherwise use or permit the use of the Mortgaged Property, or any portion thereof, in such manner, for such time and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, Rents, profits or other amounts payable in connection therewith.

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7.1.3          Judicial Proceedings. Institute proceedings for the complete or partial foreclosure of this Mortgage or take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Credit Agreement, the Notes or in this Mortgage (without being required to foreclose this Mortgage), or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

7.1.4          Sale of Mortgaged Property. Cause the Mortgaged Property, and all estate, right, title, interest, claim and demand therein, or any part thereof to be sold as follows:

a.	Mortgagee may proceed as if all of the Mortgaged Property were real property, in accordance with subparagraph (d) below, or Mortgagee may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the premises without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (c) below, separate and apart from the sale of real property, with the remainder of the Mortgaged Property being treated as real property at the sale.

b.	Mortgagee may cause any such sale or other disposition, through power of sale or otherwise, to be conducted immediately following the expiration of any grace period, if any, herein provided (or required by law) or Mortgagee may delay any such sale or other disposition for such period of time as Mortgagee deems to be in its best interest. Should Mortgagee desire that more than one sale or other disposition be conducted, Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Mortgagee may deem to be in its best interest.

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c.	Should Mortgagee elect to cause any of the Mortgaged Property to be disposed of as personal property as permitted by subparagraph (a) above, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the UCC of the state where the Mortgaged Property is located or in accordance with any other remedy provided by law. Both Mortgagor and Mortgagee shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Mortgagee may so elect, subject to the provisions of the UCC of the state where the Mortgaged Property is located. Mortgagee shall give Mortgagor at least ten (10) days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Mortgagor it shall constitute reasonable notice to Mortgagor.

d.	In the event of a sale or other disposition of any such Mortgaged Property or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals in the deed or deeds of facts (such as of a default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein, and the following additional provisions will apply (and, in the event of a conflict between this Section 7.1.4(d) and the other provisions of this Mortgage, this Section 7.1.4(d) shall prevail):

(1)          Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9-601 of Article or Division 9 of the State UCC as in effect from time to time or any other applicable section of the State UCC.

(2)          Without limiting the generality of the foregoing, Mortgagee may, in its sole and absolute discretion and without regard to the adequacy of its security, elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under Section  9-604(a) of Article or Division 9 of the State UCC.

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7.1.5          Receiver. Mortgagee shall be entitled, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of Mortgagor or of any Borrower or any Guarantor, or the adequacy of the Mortgaged Property as security for the Mortgage Obligations, to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents and profits therefrom and apply the same as the court may direct, such receiver to have all the rights and powers permitted under the laws of the jurisdiction in which the Mortgaged Property is located. Mortgagor hereby waives any requirements on the receiver or Mortgagee to post any surety or other bond. Mortgagee or the receiver may also take possession of, and for these purposes use, any and all Personalty which is a part of the Mortgaged Property and used by Mortgagor in the rental or leasing thereof, or any part thereof. The expense (including, without limitation, the receiver’s fees, counsel fees, costs and Mortgagee’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Mortgagee shall (after payment of all costs and expenses incurred) apply such Rents, issues and profits received by it on the Mortgage Obligations in the order set forth in Section 7.7 hereof. The right to enter and take possession of the Mortgaged Property, to manage and operate the same, and to collect the Rents, issues and profits thereof, whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such Rents, issues and profits actually received by Mortgagee.

7.1.6          Additional Rights and Remedies. With or without notice, and without releasing Mortgagor from the Mortgage Obligations, and without becoming a mortgagee in possession, Mortgagee shall have the right to cure any breach or default of Mortgagor and, in connection therewith, to enter upon the Mortgaged Property and to do such acts and things as Mortgagee deem necessary or desirable to protect the security hereof including, but without limitation, to appear in and defend any action or proceedings purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Mortgagee, is prior or superior hereto, the judgment of Mortgagee being conclusive as between the parties hereto; to obtain insurance; to pay any premiums or charges with respect to insurance required to be carried hereunder; and to employ counsel, accountants, contractors and other appropriate persons to assist them.

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7.1.7          Mortgagee as Purchaser. Mortgagee shall have the right to become the purchaser at any sale or foreclosure proceeding in respect of the Mortgaged Property held by the Mortgagee or by any court, receiver or public officer, and Mortgagor and each of the Beneficiaries, by their acceptance of the benefits of this Mortgage, agree that Mortgagee shall have the right to credit upon the amount of the bid made therefor, the amount of any or all of the Mortgage Obligations payable to it out of the net proceeds of such sale or foreclosure proceeding in respect of the Mortgaged Property, including without limitation, sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the Bankruptcy Code. Upon any such purchase, Mortgagee shall acquire good title to the Mortgaged Property so purchased, free from the Lien of this Mortgage and free of all rights of redemption, if any, in Mortgagor. Recitals contained in any conveyance made to any purchaser at any sale made hereunder shall presumptively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the Mortgage Obligations after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein; and Mortgagor does hereby ratify and confirm any and all acts that said Mortgagee or its successors may lawfully do in the premises by virtue of the terms and conditions of this instrument.

7.1.8          Receipt to Purchaser. Upon any sale, the receipt of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

7.1.9          Effect of Sale. Any sale or sales of the Mortgaged Property, shall operate to divest all right, title, interest, claim, and demand whatsoever either at law or in equity, of Mortgagor of, in, and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor’s successors, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under Mortgagor, or Mortgagor’s successors or assigns; nevertheless, Mortgagor, shall join in the execution and delivery of all proper conveyances, Assignments and transfers of the properties so sold.

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7.1.10          Remedies Under UCC. Upon the occurrence of an Event of Default, Mortgagee may exercise its rights of enforcement, if they can be exercised without a breach of the peace, with respect to the Personalty and/or the Fixtures under the applicable provisions of the State UCC, and/or under other applicable State law, and in conjunction with, in addition to or in substitution for those rights and remedies:

(a)          Mortgagee may enter upon Mortgagor’s premises to take possession of, assemble and collect the Personalty and/or Fixtures and any and all books related to the Mortgaged Property; and

(b)          Mortgagee may require Mortgagor to assemble the Personalty and/or Fixtures and make the same available at a place Mortgagee designates which is mutually convenient to allow Mortgagee to take possession or dispose of the Personalty and/or Fixtures; and

(c)          Written notice mailed to Mortgagor as provided herein at least ten (10) days prior to the date of public sale of the Personalty and/or Fixtures or prior to the date after which private sale of the Personalty and/or Fixtures will be made shall constitute reasonable notice; and

(d)          Any sale made pursuant to the provisions of this Subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property as provided in Section 7.1.4 of this Mortgage; and

(e)          In the event of a foreclosure sale the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

(f)          It shall not be necessary that Mortgagee take possession of the Personalty and/or Fixtures or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Personalty and/or Fixtures or any part thereof be present at the location of such sale; and

(g)          Prior to application of proceeds of disposition of the Personalty and/or Fixtures to the Mortgage Obligations, such proceeds shall be applied to the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by Mortgagee; and

(h)          Any and all statements of fact or other recitals made in any bill of sale or Assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Mortgage Obligations or as to the occurrence of any Event of Default, or as Mortgagee having declared all of such Mortgage Obligations to be due and payable, or as to notice of time, place and terms of sale of the Mortgaged Property to be sold having been duly provided by Mortgagee, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

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(i)          Mortgagee may appoint or delegate any one or more persons as Mortgagee to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

7.1.11          Entry on and Operation of Property by Mortgagee. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on the Mortgagee, Mortgagee (or any Person designated by Mortgagee) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and of all books, records, and accounts relating thereto and to exclude Mortgagor, and Mortgagor’s servants, wholly therefrom, and to hold, lease, operate, use, administer, manage, and operate the same to the extent that Mortgagor shall be at the time entitled and in its place and stead for such time, and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions, and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, Rents, profits, or other amounts payable in connection therewith. The Mortgagee, or any person, firm or corporation designated by the Mortgagee, may operate the same without any liability to Mortgagor in connection with such operations, except to use ordinary care in the operation of said properties, and the Mortgagee or any person, firm or corporation designated by it, shall have the right to collect receive and receipt for all Rents from the Mortgaged Property, to make repairs, purchase machinery and equipment, and to exercise every power, right and privilege of Mortgagor with respect to the Mortgaged Property. All actual and reasonable third-party costs, expenses and liabilities of every character incurred by the Mortgagee in managing, operating, maintaining, protecting or preserving the Mortgaged Property, respectively, shall constitute a demand Obligation owing by Mortgagor to Mortgagee and shall bear interest from the date of expenditure until paid at the same rate as is provided in the Credit Agreement for interest on past due principal, all of which shall constitute a portion of the Mortgage Obligations and shall be secured by this Mortgage and by any other instrument securing the Mortgage Obligations. If necessary to obtain the possession provided for above, the Mortgagee, as the case may be, may invoke any and all remedies to dispossess Mortgagor including specifically one or more actions for forcible entry and detainer, trespass to try title and restitution. When and if the expenses of such operation have been paid and the Mortgage Obligations paid, the Mortgaged Property shall, if there has been no sale or foreclosure, be returned to Mortgagor.

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7.1.12          Change in Laws. If any statute now applicable in any state in which any of the Mortgaged Property is now located provides, or shall hereafter be amended to provide, a different procedure for the sale of real property under a power of sale in a Mortgage or mortgage, Mortgagee may, in its sole discretion, if same be permitted by applicable law, follow the sale procedure set forth in this Article VII or that prescribed in such statute, as amended.

7.1.13          Other. Exercise any other remedy specifically granted under the Collateral Documents or the Guaranty, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, including the rights described below.

B.          Separate Sales. Any real estate or any interest or estate therein sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Credit Agreement, the Notes, this Mortgage or the other Collateral Documents, or pursuant to any other judicial proceedings under this Mortgage, may be sold in one parcel, as an entirety or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

C.          Remedies Cumulative and Concurrent. The rights and remedies of Mortgagee as provided in the Credit Agreement, the Notes, this Mortgage, the Guaranty and in the Collateral Documents shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor, any Borrower or any Guarantor or against other obligors or against the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof, nor shall the choice of one remedy be deemed an election of remedies to the exclusion of other remedies.

D.          No Cure or Waiver. Neither Mortgagee’s nor any receiver’s entry upon and taking possession of all or any part of the Mortgaged Property nor any collection of Rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Mortgage Obligations, nor the exercise of any other right or remedy by Mortgagee or any receiver shall impair the status of the security, or cure or waive any default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Mortgage Obligations which are then due have been paid and performed and Mortgagor has cured all other defaults), or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option or a subordination of the lien of this Mortgage.

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E.          Payment of Costs, Expenses and Attorneys Fees. Without limiting the Guaranteed Obligations of Mortgagor with respect to the payment of expenses and costs of Agents and Lenders in accordance with the Credit Agreement and the other Credit Documents, Mortgagor agrees to pay to Mortgagee within ten (10) days after written demand therefor, all actual and reasonable third-party costs and expenses incurred by Mortgagee in exercising (during the continuance of an Event of Default) the remedies under this Mortgage, the Credit Agreement, the Notes, the Guaranty, and the other Collateral Documents, including but without limitation, court costs and reasonable attorneys’ fees expended or incurred by Mortgagee in any arbitrations, judicial reference, legal action or otherwise in connection with the protection, preservation or enforcement of any rights or remedies of Mortgagee, including the protection of the Mortgaged Property. All such costs and expenses shall accrue interest at the lesser of the default interest rate set forth in the Credit Agreement or highest rate permitted under applicable law from the date of expenditure until said sums have been paid.

F.          Waiver of Redemption, Notice, Marshalling, Etc. Mortgagor hereby waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any post-foreclosure redemption or extension of time for payment, (b) unless specifically required by the express terms hereof or of the other Credit Documents or by law, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise, of any option or remedy under the Credit Agreement, the Notes, the Guaranty or the Collateral Documents; (c) any right to have the liens against the Mortgaged Property or any other collateral in which Mortgagee holds an interest as security for the Mortgage Obligations marshaled; and (d) the right to plead or assert any statute of limitations as a defense or bar to the enforcement of the Credit Agreement, the Notes, the Guaranty or the Collateral Documents.

G.          Application of Proceeds. The proceeds of any sale of all or any portion of the Mortgaged Property and the amounts generated by any holding, leasing, operation or other use of the Mortgaged Property shall, to the fullest extent allowed by law, be applied by Mortgagee in accordance with the Credit Agreement.

H.          Strict Performance. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of any Credit Document shall not be deemed to be a waiver of any of the terms or provisions of the any such Credit Document or any other Credit Document, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor.

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I.          No Conditions Precedent to Exercise of Remedies. Neither Mortgagor nor any other Person now or hereafter obligated for payment of all or any part of the Obligations (including the Borrower and the other Guarantors) shall be relieved of such Obligations by reason of the failure of Mortgagee to comply with any request of Mortgagor, any Borrower or any other Guarantor or of any other Person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Credit Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the Obligations, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or Modifying the terms of the Credit Documents without first having obtained the consent of Mortgagor, the Borrower, the Guarantors or such other Person; and in the latter event Mortgagor, the Borrower, the Guarantors, and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

J.          Release of Collateral. Mortgagee may release, regardless of consideration, any part of the security held for the Obligations without, as to the remainder of the security, in any way impairing or affecting the Liens of the Collateral Documents or their priority over any subordinate Lien. Without affecting the liability of Mortgagor, any Borrower, any other Guarantor, or any other Person (except any person expressly released in writing), for payment of any Obligations (including the Mortgage Obligations), and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after maturity of the Obligations, and without notice or consent, do any or all of the following: (a) release any person liable for payment or performance of all or any part of the Obligations; (b) make any agreement extending the time or otherwise altering terms of payment of all or any part of the Obligations, or modifying or waiving any Obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (c) exercise or refrain from exercising or waive any right Mortgagee may have; (d) accept additional security of any kind; and (e) release or otherwise deal with any property, real or personal, securing the Obligations, including all or any part of the Mortgaged Property.

K.          Other Collateral. For payment of the Mortgage Obligations, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

L.          Discontinuance of Proceedings. In the event Mortgagee shall have proceeded to enforce any right under the Credit Agreement, the Notes, the Guaranty or the Collateral Documents and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Mortgagor, the Borrower, the other Guarantors and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

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M.          Release of Liability or Personalty. Without affecting the liability of any person (other than any person released pursuant to the provisions of this section) for payment of any Mortgage Obligations secured hereby, and without affecting or impairing in any way the priority or extent of the Liens of the Collateral Documents upon any property not specifically released pursuant hereto, Mortgagee may at any time and from time to time (a) release any person liable for payment of any Mortgage Obligations secured hereby; (b) extend the time or agree to alter the terms of payment of any of the Mortgage Obligations; (c) accept additional security of any kind; (d) release any property securing the Mortgage Obligations, or (e) consent to the creation of any easement on or over the Mortgaged Property or any covenants restricting the use or occupancy thereof.

N.          Reinstatement. If the Mortgagee is required to pay, return or restore to Mortgagor, any other Guarantor, or any Borrower or any other Person any amounts previously received by Mortgagee under the Credit Documents because of (i) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of Mortgagor, any Borrower, any other Credit Party, or any of their respective affiliates, or any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case, as undertaken under any U.S. Federal or state law, or (ii) any stop notice or any other reason, the obligations of Mortgagor shall be reinstated and revived and the rights of the Mortgagee shall continue with regard to such amounts, all as though they had never been paid.

O.          Local Law Provisions. The provisions set forth in Exhibit B attached hereto are incorporated herein by reference as if fully set forth herein.

ARTICLE VIII

MISCELLANEOUS

VIII.

A.          Further Assurances. Mortgagor, upon the reasonable written request of Mortgagee, will execute, acknowledge and deliver, or arrange for the execution, acknowledgment and delivery of, such further instruments (including, without limitation, financing statements, estoppel certificates (in accordance herewith and with the Credit Agreement) and declarations of no set-off, attornment agreements and acknowledgments of the Assignment) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Collateral Documents, to facilitate the Assignment or transfer of the Notes and the other Credit Documents, and to subject to the Liens of the Collateral Documents any property intended by the terms thereof to be covered thereby, and any renewals, additions, substitutions, replacements or betterments thereto. Upon any failure of Mortgagor to execute and deliver such instruments, certificates and other documents on or before fifteen (15) days after receipt of written request therefor (or as otherwise provided herein and/or in the Credit Agreement), Mortgagee may make, execute and record any and all such instruments and certificates and Mortgagor irrevocably appoints Mortgagee the attorney-in-fact of Mortgagor to do so.

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B.          Recording and Filing. Mortgagor, at its expense, will cause the Collateral Documents to which it is a party, all supplements thereto and any financing statements with respect thereto at all times to be recorded and filed and re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges.

C.          Notice. Any notice, approval, demand, statement, request or consent (a “Notice”) made hereunder shall be made in writing and delivered in accordance with Section 10.1 of the Credit Agreement.

D.          Mortgagee’s Right to Perform the Mortgage Obligations. If Mortgagor shall fail to make any payment or perform any act required to be performed by Mortgagor under the Guaranty or any other Credit Document to which it is a party and such failure shall continue after the giving of any notice required under the Credit Documents and the expiration of any and all applicable cure and/or grace periods, then, at any time thereafter, without further notice to or demand upon Mortgagor and without waiving or releasing any Mortgage Obligation or default, Mortgagee may make such payment or perform such act for the account of and at the expense of Mortgagor, and shall have the right to enter the Mortgaged Property for such purpose and to take all such action thereon and with respect to the Mortgaged Property as may be necessary or appropriate for such purpose. All sums so paid by Mortgagee, and all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses so incurred together with interest thereon at the default interest rate set forth in Section 2.10 of the Credit Agreement, from the date of payment, constitute additions to the Mortgage Obligations secured by this Mortgage, and shall be paid by Mortgagor to Mortgagee, within ten (10) days after written demand therefor. If Mortgagee shall elect to pay any Imposition as a result of Mortgagor’s failure to pay the same in accordance with the Credit Agreement, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate public office, without inquiring into the accuracy thereof or into the validity of such Imposition. Mortgagor shall indemnify Mortgagee for all losses and expenses, including reasonable attorneys’ fees, incurred by reason of any acts performed by Mortgagee pursuant to the provisions of this Section 8.4 or by reason of the Collateral Documents or the Guaranty (provided, that such indemnity shall not extend to losses or expenses to the extent caused by Mortgagee's gross negligence, bad faith or willful misconduct, as determined in a final judgment by a court of competent jurisdiction), and any funds expended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the default interest rate set forth in the Credit Agreement from the date of such expenditures, shall constitute additions to the Mortgage Obligations and shall be secured by this Mortgage and shall be paid by Mortgagor to Mortgagee within ten (10) days after written demand therefor.

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E.          Covenants Running with the Real Property. All covenants contained in the Collateral Documents shall run with the Mortgaged Property until the Liens and security interest created hereby are released by Mortgagee.

F.          Severability. In case any one or more of the Obligations shall be invalid, illegal or unenforceable in any respect, the validity of the Credit Agreement, the Notes, this Mortgage, the Collateral Documents, and remaining Obligations (including the Mortgage Obligations, to the extent not invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

G.          Modification. The Collateral Documents and the terms of each of them may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against which enforcement of the change, waiver, discharge or termination is asserted and in accordance with Section 10.5 of the Credit Agreement.

H.          Non-Assumable. The Mortgage Obligations are personal to Mortgagor and therefore, except as expressly permitted in the Credit Agreement, this Mortgage may not be assumed by any subsequent holder of an interest in the Mortgaged Property without Mortgagee’s prior written consent, which may be withheld in Mortgagee’s sole and absolute discretion.

I.          Tax on Mortgage Obligations or Mortgage. In the event of the passage, after the date of this Mortgage, of any law deducting from the value of land for the purposes of taxation, any Lien thereon, or imposing upon Mortgagee the obligation to pay the whole, or any part, of the taxes or assessments or charges or Liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or debts as to affect this Mortgage or the Mortgage Obligations (other than with respect to Excluded Taxes), the entire unpaid balance of the Mortgage Obligations shall, at the option of Mortgagee, after ninety (90) days written notice to Mortgagor, become due and payable; provided, however, that if, in the opinion of Mortgagee’s counsel, it shall be lawful for Mortgagor to pay such taxes, assessments, or charges or to reimburse Mortgagee therefor, then there shall be no such acceleration of the time for payment of the unpaid balance of the Mortgage Obligations if a mutually satisfactory agreement for reimbursement, in writing, is executed by Mortgagor and delivered to Mortgagee within the aforesaid period.

J.          Survival of Warranties and Covenants. The warranties, representations, covenants and agreements set forth in the Collateral Documents shall survive the foreclosure of this Mortgage, any transfer of the Mortgaged Property, and as otherwise provided in Section 10.8 of the Credit Agreement and Section 7.14 of this Mortgage.

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K.          Reserved.

L.          No Representations by Mortgagee. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Collateral Documents, including (but not limited to) any officer’s certificate, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

M.          Reserved.

N.          Reconveyance. In the event that Mortgagee is required to reconvey the Mortgaged Property pursuant to Section 2.2 of this Mortgage, such reconveyance shall be without warranty, except that Mortgagee shall warrant that it has not conveyed or otherwise transferred the Mortgaged Property to any other Person. The recitals in any such reconveyance of any matters or facts shall be conclusive proof of the matters set forth therein. If sufficient under the laws of the State, the grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

O.          Reserved.

P.          Headings. The article headings and the section and subsection captions are inserted for convenience of reference only and shall in no way alter or modify the text of such articles, sections and subsections.

Q.          Extension of Prior Liens. If any or all of the proceeds of the Notes have been used to pay any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so paid and the former rights, claims, liens, titles and interests, if any, are not waived but rather shall continue in full force and effect in favor of Mortgagee as cumulative security for the repayment and the satisfactions of the Mortgage Obligations regardless of whether said liens or debts are acquired by Mortgagee by Assignment or are released by the holder thereof upon payment.

R.          Relationship Between Parties. Nothing contained in the Notes, this Mortgage or the other Collateral Documents shall be construed as creating a joint venture or partnership between Mortgagee and Mortgagor, and Mortgagee shall have no right of control or supervision over Mortgagor except as Mortgagee may exercise its rights and remedies under this Mortgage and the other Collateral Documents. Mortgagor further disclaims any fiduciary or quasi-fiduciary relationship between it or any of its members and Mortgagee.

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S.          Waivers Pertaining to Notes, Etc. Mortgagor waives presentment, demand, protest and notice of nonpayment of the Notes and the Loan. All waivers of Mortgagor set forth in Section 7 of the Credit Agreement are hereby incorporated by reference.

T.          APPLICABLE LAW. MORTGAGOR AGREES THAT THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT ANY SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; PROVIDED, HOWEVER THAT THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED SHALL GOVERN AS TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE, IT BEING UNDERSTOOD, HOWEVER, THAT TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL THE CREDIT DOCUMENTS, AND THE INDEBTEDNESS AND OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.

U.          CONSENT TO Jurisdiction. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS MORTGAGE, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

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V.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE GUARANTY TRANSACTION OR THE LENDER/CREDIT PARTY RELATIONSHIP THAT IS BEING ESTABLISHED THEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.22 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

W.          NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

X.          Limitation on Liability. This Mortgage is subject to the limitations on liability, if any, set forth in the Credit Agreement.

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Y.          Request for Notices. Mortgagor hereby requests that a copy of any Notice of Default or notice of sale as may be required by law be mailed to Mortgagor at its addresses above stated.

Z.          Credit Agreement Controls. Notwithstanding anything to the contrary in this Mortgage, in the event of any inconsistency or conflict between any term or provision of this Mortgage and any term or provision of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern and be binding.

[Signatures on Next Page]

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IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

________________________________________________,
a

By:
Name:
Title:

[NOTE: this notary form is subject to local counsel’s comments]

STATE OF _________________      )

)

COUNTY OF __________________)

On this ______ day of ___________________, 20__, before me, the undersigned, a Notary Public, duly commissioned and qualified in said County, personally came ________________________, as _________________________ of ______________________________, a ___________________________, known to me to be the identical person(s) whose name(s) are affixed to the foregoing instrument and acknowledged the execution thereof to be their voluntary act and deed on behalf of said company.

Witness my hand and notarial seal the day and year last above written.

My commission expires:

Notary Public

1

EXHIBIT A

LEGAL DESCRIPTION

A-1

EXHIBIT B

LOCAL LAW PROVISIONS

B-1

[EXHIBIT C

REA]

EXHIBIT K-1

EXHIBIT K to the

CREDIT AND GUARANTY AGREEMENT

[RESERVED]

EXHIBIT K-1

EXHIBIT L to the

CREDIT AND GUARANTY AGREEMENT

FORM OF CASH MANAGEMENT

AGREEMENT

CASH MANAGEMENT AGREEMENT

[To be attached on the Closing Date.]

EXHIBIT L-1

SCHEDULE 1.1(a)

GUARANTORS AS OF THE EFFECTIVE DATE

1.	Gramercy Property Trust Inc.

SCHEDULE 1.1(b)

GUARANTORS AS OF THE CLOSING DATE

[To be attached on the Closing Date]

SCHEDULE 1.1(c)

GUARANTOR SUBSIDIARY REQUIREMENTS

2.	Representations and Warranties

Each Credit Party represents and warrants to each Administrative Agent, Lender and Issuing Bank that as of the date the subject property becomes a Borrowing Base Asset and as of each Credit Date, the following statements are true and correct

1.          Each Guarantor Subsidiary that owns a Borrowing Base Asset, and each direct parent thereof (other than Borrower) (each, a “Borrowing Base Entity”) is now, and (except for the requirement set forth in Section 9.t below) has always been since its formation, a Single-Purpose Entity and has conducted its business in substantial compliance with the provisions of its Organizational Documents.

2.          Each Borrowing Base Entity has never (i) owned any property other than its Mortgaged Property and related personal property, (ii) engaged in any business, except the ownership and operation of its Mortgaged Property or (iii) had any material contingent or actual obligations or liabilities unrelated to its Mortgaged Property.

Covenants

3.          Each Borrowing Base Entity shall maintain itself as a Single Purpose Entity.

4.          If a Borrowing Base Entity is a limited partnership or a limited liability company (other than a Single Member LLC), each general partner or managing member shall be a Single-Purpose Equity Holder. Upon the withdrawal or the disassociation of a Single-Purpose Equityholder from Borrowing Base Entity, Borrower shall immediately appoint a new Single-Purpose Equityholder whose articles of incorporation or organization are substantially similar to those of such Single-Purpose Equityholder.

5.          In the event any Borrowing Base Entity is a Single Member LLC, the Organizational Documents of such Single Member LLC shall provide that as long as any portion of the Obligations remains outstanding:

i.            except as expressly permitted pursuant to the terms of this Agreement, (i) the sole member of the Single Member LLC (the “Sole Member”) may not resign, and (ii) no additional member shall be admitted to the Single Member LLC.

ii.         the bankruptcy of Sole Member shall not cause such Sole Member to cease to be a member of the Single Member LLC and upon the occurrence of such an event, the business of the Single Member LLC shall continue without dissolution;

iii.         in the event of the dissolution of the Single Member LLC, the Single Member LLC shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Single Member LLC in an orderly manner), and the assets of the Single Member LLC shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Limited Liability Company Act of the State of Delaware (the “Act”);

6.          In the event any Borrowing Base Entity is a limited liability company, it shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Borrowing Base Entity, or the occurrence of any other event which terminates the continued membership of the last remaining member of such entity unless the business of such Borrowing Base Entity is continued in a manner permitted by its Organizational Documents or the Act, or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Defined Terms

7.          “Permitted Debt” means:

i.	the Obligations;

ii.	Taxes not yet delinquent or are the subject of a Good Faith Contest;

iii.	tenant allowances and capital expenditure costs required under Borrowing Base Leases or otherwise permitted to be incurred under the Credit Documents that are paid on or prior to the date when due;

iv.	trade payables (other than Taxes, tenant allowances and Capital Expenditures otherwise permitted to be incurred under the Credit Documents and clauses ii and iii. above) not represented by a note, customarily paid by borrowers within 60 days of incurrence and in fact not more than 60 days outstanding, which are incurred in the ordinary course of business, in amounts reasonable and customary for similar properties and not exceeding the greater of (i) $250,000 and (ii) two percent (2%) of the Borrowing Base Amount attributed to such Borrowing Base Entity’s Borrowing Base Asset.

v.	Permitted Encumbrances;

vi.	financing leases incurred in the ordinary course of business in connection with the financing or purchases of equipment and other personal property used on the Mortgaged Property provided that without Administrative Agent’s prior written approval: (i) no individual financing lease (or series of financing leases cross-defaulted with each other) shall exceed $100,000; and (ii) the aggregate of all such financing leases shall not exceed $1,000,000; and

vii.	Indebtedness permitted under Sections 6.1(b), (d), or (e) of the Credit Agreement

8.          “Single Member LLC” shall mean a limited liability company that either (x) has only one member, or (y) has multiple members, one of which is a Single-Purpose Equityholder.

9.          “Single-Purpose Entity” shall mean a Person which:

a.	has been, is, and will be formed under the laws of the State of Delaware solely to (i) in the case of Borrowing Base Entities, (A) acquire, own hold, lease, operate, manage, maintain, develop and improve, its Mortgaged Property; (B) enter into and perform its obligations under the Credit Documents; (C) sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Mortgaged Property to the extent permitted under the Credit Agreement and the Credit Documents; and (D) engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes; or (ii) in the case of a Single-Purpose Equityholder, acquirie, own, hold, sell, transfer, exchange, manage and operate its ownership interest in the applicable Borrowing Base Entity,

b.	does not engage in any business unrelated to those permitted, respectively, under clause (a) above,

c.	has not owned, does not own and will not own any asset or property other than those related to (i) in the case of each Borrowing Base Entity, its interest in the Mortgaged Property and incidental personal property necessary for the ownership, leasing, management or operation of such Mortgaged Property or such ownership interests, as applicable, or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in the applicable Borrowing Base Entity,

d.	has not incurred and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) in the case of Borrowing Base Entities, Permitted Debt, or (ii) in the case of a Single-Purpose Equityholder, reasonable and customary administrative expenses and state franchise taxes,

e.	maintains books, accounts, records and financial statements which are separate and apart from those of any other Person (except as permitted under the Cash Management Agreement and except that such Person’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its Affiliates are separate legal entities and maintain books, accounts and records separate and apart from any other Person),

f.	is subject to and complies with all of the limitations on powers and separateness requirements set forth in the Organizational Documents of such Person as approved by Administrative Agent in accordance with the Credit Agreement, and has not and will not Modify the separateness requirements contained in such Organizational Documents without the prior written consent of Administrative Agent;

g.	has been and will be, and at all times has and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Credit Party or its Affiliates), has and shall correct any known misunderstanding regarding its status as a separate entity, and has not and shall not identify itself or any of its Affiliates as a division or part of the other;

h.	conducts its business in its own name (except for services rendered under a management agreement with an Affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person) and has and shall maintain and utilize separate invoices,

i.	has not and will not enter into any contract, agreement, or business relationship with any Credit Party or any Affiliate of a Credit Party, other than (i) entering into the Credit Documents and providing its guaranty of the Obligations thereunder, (ii) the Approved Management Agreement, and (iii) as otherwise permitted by Section 6.9 of the Credit Agreement,

j.	other than as permitted in the Cash Management Agreement, has paid and shall pay its own liabilities out of its own funds and has reasonably allocated and shall reasonably allocate any overhead that is shared with an affiliate,

k.	maintains a sufficient number of employees in light of its contemplated business operations,

l.	other than as permitted in the Cash Management Agreement, maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person,

m.	has done or caused to be done and will do or cause to be done all things necessary to observe organizational formalities and preserve its existence,

n.	other than as permitted in the Cash Management Agreement, has not and will not commingle its funds and other assets with those of any Credit Party, any Affiliate thereof, or any other Person, and has held and will hold all of its assets in its own name,

o.	does not assume, guarantee or become obligated for the debts of any other Person, has not made and will not make any loans or advances to any other Person (including any Affiliate), and does not hold out its credit as being available to satisfy the obligations or securities of others; provided, however, that the foregoing shall not be deemed to apply to (i) the Credit Documents, including its guaranty of the Obligations thereunder, or (ii) any tenant allowances granted in the ordinary course of business with respect to Leases entered into in accordance with the Credit Agreement;

p.	does not acquire obligations or securities of its shareholders, members or partners, other than its guaranty of the Obligations pursuant to the Credit Documents,

q.	does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person, other than its guaranty of the Obligations pursuant to the Credit Documents and entering into the Mortgage,

r.	has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided that the foregoing shall not require Parent or such Borrowing Base Entity’s other partners, members or shareholders to make any additional capital contributions to such Borrowing Base Entity);

s.	has paid and will pay its debts and liabilities from its assets as the same shall become due; provided, that, in each such case, there exists sufficient cash flow from the Mortgaged Property to do so;

t.	maintains Organizational Documents that incorporate each of the provisions in this definition of Single Purpose Entity.

10.         “Single-Purpose Equityholder” means a Single-Purpose Entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware and (y) serves as the general partner or managing member of such Borrower.

SCHEDULE 3.1(b)

ORGANIZATIONAL AND CAPITAL STRUCTURE

Please see attached.

Chart 1
GRAMERCY PROPERTY TRUST INC.

06.30.2013

GRAMERCY PROPERTY TRUST INC.
CORPORATE STRUCTURE

LEGEND
LLC or L.P.
SPECIAL PURPOSE ENTITY
ENTITY NOT OWNED BY GPT
GENERAL PARTNER
PROPERTY NAME
GRAMERCY PROPERTY TRUST INC.
(MD corporation REIT)
GPT PROPERTY TRUST LP
(DE)
See Chart 2 GPT TRUST LP
See Chart 3 CDO 2005-1
See Chart 4 CDO 2006-1
See Chart 5 Whiteface
See Chart 6 Makalic and GWF II
See Chart 7 GKK Jewelry Center
See Chart 8 BOA JV
See Chart 9 Gramercy Property Trust Acquisitions

Chart 2
GPT TRUST LP

GPT PROPERTY TRUST LP
SEE CHART 7
SYNDICATED INVESTORS
Class A 25%
Class B 75%
GKK Management Co. LLC (DE) (Taxable REIT Subsidiary)
GKK Realty Advisors LLC (DE)
GKK Trading Corp.
Preferred Shareholders
Gramercy Investment Trust (MD REIT)
Gramercy Investment Trust II (MD REIT)
Variable % Ownership *
GKK Manager LLC (DE)
Gramercy Loan Services LLC (DE)
Gramercy Warehouse Funding V LLC (DE) (Goldman Sachs Facility Borrower)
GKK Liquidity LLC (DE)
Gramercy Real Estate CDO 2006-1 LLC (DE)
GKK Securities Holding LLC (DE)
Preferred Shareholders

Chart 3
GKK CDO 2005-1

GRAMERCY PROPERTY TRUST INC.
GPT PROPERTY TRUST LP
Gramercy Investment Trust
100%
Gramercy Real Estate CDO 2005-1 LTD
(Cayman Islands Exempt Entity)

Chart 5
WHITEFACE

GKK CDO 2005-1 and
GKK CDO 2006-1
Joint Lender

Whiteface Holdings LLC
(DE)
Development Parcels
Commercial Unit
Commercial Unit
Canoe Club

Chart 6
GWF II and MAKALEI

GKK CDO 2005-1 and
GKK CDO 2006-1
Joint Lender

GRAMERCY PROPERTY TRUST INC.
Preferred Shareholders
Gramercy Real Estate CDO 2005-1 LTD
(Cayman Islands Exempt Entity)
Gramercy Real Estate CDO 2006-1 LTD
(Cayman Islands Exempt Entity)

Chart 7
GKK JEWELRY CENTER OWNER

GKK CDO 2007-1

GRAMERCY PROPERTY TRUST INC.
(MD corporation REIT)
GPT PROPERTY TRUST LP
100%

Chart 9
BOAJV

GRAMERCY PROPERTY TRUST INC.
GPT GIG BOA PORTFOLIO HOLDINGS LLC
(DE)
FIRST STATES INVESTORS 5000A, LLC
(NO PROPERTIES)
(NO PROPERTIES)
Entity Assigned to Chatham Financial
(67 JP Morgan Finance Properties)
(45 Held-For-Sale Properties)

Chart 9

GPT PORTFOLIO

GRAMERCY PROPERTY TRUST INC.
GPT PROPERTY TRUST LP
GPT GREENWOOD OWNER LLC
GPT HUTCHINS OWNER LLC
GPT ATLANTA FEDEX OWNER LLC
GPT GARLAND OWNER LLC
GPT EAST BRUNSWICK TERMINAL OWNER LLC
GPT DEER PARK TERMINAL OWNER LLC
GPT HOUSTON TERMINAL OWNER LLC
GPT ORLANDO TERMINAL OWNER LLC
GPT EMMAUS BRANCH OWNER LP
GPT CALABASH BRANCH OWNER LP
GPT MORRISTOWN OFFICE OWNER LLC
GPT MANASSAS WAREHOUSE OWNER LLC
2701 Moreland Avenue SE, Atlanta, GA
Route 2, Highway 79 South, Calabash, NC
100%
0%

Misc.
Gramercy Realty

LEGEND

GENERAL PARTNER
LLC or L.P.
ENTITY NOT OWNED BY ARRT
SPECIAL PURPOSE ENTITY

If ownership percentage is not indicated, the sub-entity is 100% owned.

[EP - 100%] = intended 100% equity pledge to Goldman Sachs
~~[Entity Name]~~ = Entity dissolved

GRAMERCY REALTY HOLDINGS LLC

GRAMERCY PROPERTY TRUST INC.
(MD REIT)
GPT PROPERTY TRUST LP
Gramercy Realty Holdings LLC (DE)

SCHEDULE 3.1(d)

MATERIAL LITIGATION

None.

SCHEDULE 4.1

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

	CREDIT PARTY	JURISDICTION OF ORGANIZATION	JURISDICTION OF FOREIGN QUALIFICATION	ORGANIZATION IDENTIFICATION NUMBER
1.	Gramercy Property Trust Inc.	Maryland	N/A	3793153
2.	GPT Property Trust LP	Delaware	N/A	D07881089

SCHEDULE 4.2

EQUITY INTERESTS AND OWNERSHIP

Options, Warrants, Call Rights, Commitments, Etc.

1.	The Equity Incentive Plan as described in Parent’s Form 10-Q dated as of June 30, 2013.

Ownership Interests of Parent and Subsidiaries

1.	Reference is hereby made to Schedule 3.1(b) of the Credit Agreement.

SCHEDULE 4.12

TITLE TO PROPERTIES

FEE OWNED PROPERTIES

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
1.	GPT HACKS CROSSING OWNER LLC (DE)	Hacks Crossing - Five Below	100%	9105 Hacks Cross Road, Olive Branch, MS 38624	$24,649,527
2.	GPT GARLAND OWNER LLC (DE)	Garland - Apex	100%	3000 West Kingsley Road, Garland, TX 75041	$10,700,000
3.	GPT EAST BRUNSWICK TERMINAL OWNER LLC (DE)	E Brunswick Terminal - Conway	100%	50 Edgeboro Road, East Brunswick, NJ 08816	$11,650,000
4.	GPT BELLMAWR OWNER LLC (DE)	Bellmawr - Fedex Philly	100%	75 Haag Avenue, Bellmawr, NH 08031	$4,175,000
5.	GPT ATLANTA FEDEX OWNER LLC (DE)	Atlanta Fedex	100%	2701 Moreland Avenue, Atlanta, GA 30315	$7,850,000
6.	GPT ELKRIDGE TERMINAL OWNER LLC (DE)	Elkridge - New Penn Terminal	100%	6351 South Hanover Road, Elkridge, MD 21075	$5,900,000
7.	GPT HOUSTON TERMINAL OWNER LLC (DE)	Houston - YRC Truck Terminal	100%	9415 Wallisville Road, Houston, TX 77013	$6,914,000
8.	GPT ORLANDO TERMINAL OWNER LLC (DE)	Orlando - YRC Truck Terminal	100%	1265 LaQuinta Drive, Orlando, FL 32809	$5,036,000
9.	GPT SWEDESBORO FACILITY OWNER LLC (DE)	Swedesboro - Albert's Organic	100%	1155 Commerce Boulevard, Swedesboro, NJ 08085	$11,725,000

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
10.	GPT MORRISTOWN OFFICE OWNER LLC (DE)	Morristown Office	100%	21 South Street, Morristown, NJ 07960	$4,900,000
11.	GPT SELIG DRIVE OWNER LLC (DE)	Selig Drive - Kapstone Paper	100%	655 Selig Drive, Atlanta, GA 30336	$4,000,000
12.	GPT GREENWOOD OWNER LLC (DE)	Greenwood	100%	900 Commerce Parkway South Drive, Greenwood, IN 46142	$15,265,000
13.	GPT MT. COMFORT OWNER LLC (DE)	Mt. Comfort	100%	6825 West C/R 400 North, Greenfield, IN 46140	$11,860,000
14.	GPT DEER PARK TERMINAL OWNER LLC (DE)	Deer Park - YRC Terminal	100%	50 Burt Drive, Deer Park, NY 11729	$3,900,000
15.	GPT HUTCHINS OWNER LLC (DE)	Hutchins - Kar Adesa	100%	3501 North Lancaster Hutchins Road, Hutchins, TX 75141	$58,500,000
16.	GPT EMMAUS BRANCH OWNER LP (DE)	Emmaus Branch	100%	235 Main Street, Emmaus, PA 18049	$1,610,000
17.	GPT CALABASH BRANCH OWNER LP (DE)	Calabash Branch	100%	10267 Beach Drive SW, Calabash, SC 28467	$610,000
18.	GPT HIALEAH GARDENS OWNER LLC (DE)	Prefd Freezer-Hialeah Gardens	100%	13801 N.W. 112th Avenue, Hialeah Gardens, FL 33018	$25,000,000
19.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Mesa Main - Main Building	50%	63 W. Main Street, Mesa, AZ 85201	$1,746,269
20.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Bixby-Atlantic	50%	3804 Atlantic Avenue, Long Beach, CA 90801	$1,474,627
21.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Calwa	50%	2611 S. Cedar Avenue, Fresno, CA 93725	$1,280,597

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
22.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Cedar & Shields	50%	3435 N. Cedar Avenue, Fresno, CA 93726	$1,505,672
23.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Coronado Branch	50%	1199 Orange Avenue, Coronado, CA 92118	$3,445,970
24.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	East Baskerfield	50%	1201 Baker Street, Bakersfield, CA 93305	$1,505,672
25.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	East Compton Brnch	50%	518 S. Long Beach Boulevard, Compton, CA 90221	$1,280,597
26.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	El Segundo	50%	835 N. Sepulveda Boulevard, El Segundo, CA 90245	$1,552,239
27.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Escondido Main	50%	220 S. Escondido Blvd., Escondido, CA 92025	$2,204,179
28.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Fresno Proof/Vault	50%	2111 Tuolumme Street, Fresno, CA 93721	$1,358,209
29.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Gardena Main	50%	1450 W. Redondo Beach Blvd., Gardena, CA 90247	$3,492,537
30.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Glendale Main	50%	345 N. Brand Blvd., Glendale, CA 91203	$4,734,328
31.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Inland Empire Cash	50%	1275 S. Dupont Avenue, Ontario, CA 91761	$6,009,446
32.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Irvine Industrial	50%	4101 Mac Arthur Blvd., Newport Beach, CA 92660	$2,685,373

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
33.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Lincoln Heights	50%	2400 N. Broadway, Los Angeles, CA 90031	$1,940,299
34.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Lynwood Branch	50%	3505 E. Imperial Highway, Lynwood, CA 90262	$1,451,343
35.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	North Hollywood	50%	5025 Lankershim Blvd., North Hollywood, CA 91601	$3,259,701
36.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	North Sacramento	50%	1830 Del Paso Blvd., Sacramento, CA 95815	$1,831,642
37.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Oak Park Branch	50%	3810 Broadway, Sacramento, CA 95817	$1,342,687
38.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Pico-Vermont Brnch	50%	1232 S. Vermont Blvd., Los Angeles, CA 90006	$1,125,373
39.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Pomona Main	50%	444 S. Garey Avenue, Pomona, CA 91766	$3,802,985
40.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Riverside Main	50%	3650 14th Street, Riverside, CA 92501	$4,268,657
41.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Salinas Main Brnch	50%	405 Main Street, Salinas, CA 93901	$2,328,358
42.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	San Bernadino Main	50%	303 N. D Street, San Bernadino, CA 92401	$4,967,164
43.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Santa Barbara	50%	834 State Street, Santa Barbara, CA 93101	$3,143,284
44.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Santa Maria Branch	50%	300 Town Center East, Santa Maria, CA 93454	$2,328,358

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
45.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Sepulveda-Devonshr	50%	10300-10306 Sepul Veda Blvd., Mission Hills, CA 91345	$1,668,657
46.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Stockdale-Main Building	50%	5021 California Avenue, Bakersfield, CA 93309	$1,785,075
47.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Sunnyvale Main	50%	444 S. Mathilda Avenue, Sunnyvale, CA 94086	$4,967,164
48.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Torrance Sartori	50%	1255 Sartori Avenue, Torrance, CA 90501	$1,552,239
49.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Ventura Main Offic	50%	1130 S. Victoria, Ventura, CA 93003	$2,072,239
50.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Willow-Daisy Brnch	50%	600 W. Willow Street, Long Beach, CA 90806	$1,202,985
51.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Century Park	50%	1000 Century Park Road, Tampa, FL 33607	$5,432,836
52.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Gulf to Bay - Main Bldng	50%	1640 Gulf to Bay Blvd., Clearwater, FL 33755	$2,328,358
53.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #100	50%	9000 Southside Blvd., Jacksonville, FL 32256	$23,049,931
54.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #200	50%	9000 Southside Blvd., Jacksonville, FL 32256	$10,948,717
55.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #300	50%	9000 Southside Blvd., Jacksonville, FL 32256	$10,290,148
56.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #400	50%	9000 Southside Blvd., Jacksonville, FL 32256	$15,558,703

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
57.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #500	50%	9000 Southside Blvd., Jacksonville, FL 32256	$10,537,111
58.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #600	50%	9000 Southside Blvd., Jacksonville, FL 32256	$26,754,384
59.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville #700	50%	9000 Southside Blvd., Jacksonville, FL 32256	$10,619,432
60.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville Daycr	50%	9000 Southside Blvd., Jacksonville, FL 32256	$2,058,030
61.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville Garag	50%	9000 Southside Blvd., Jacksonville, FL 32256	$335,821
62.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Jacksonville Schl	50%	9000 Southside Blvd., Jacksonville, FL 32256	$2,058,030
63.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	North Hialeah-Main Bldng	50%	1 E. 49th Street, Hialeah, FL 33013	$1,862,687
64.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Port Charlotte-Main Bldng	50%	21175 Olean Blvd., Port Charlotte, FL 33952	$1,707,463
65.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	San Jose - Main Building	50%	3535 University Blvd. West, Jacksonville, FL 32217	$931,343
66.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	South Region TPC	50%	17100 N.W. 59th Avenue, Miami Lakes, FL 33015	$9,878,542
67.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Westshore Mall	50%	100 N. Westshore Blvd., Tampa, FL 33609	$2,328,358
68.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Bull Street	50%	22 Bull Street, Savannah, GA 31401	$2,328,358

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
69.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Mission Facility	50%	9500 Mission Road, Overland Park, KS 66206	$2,716,418
70.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Annapolis Church	50%	10 Church Circle, Annapolis, MD 21402	$2,693,134
71.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Highlandtown - BAL	50%	3415-3417 Eastern Avenue, Baltimore, MD 21224	$962,388
72.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Richland Faclty-Mn Bldng	50%	112 McClurg Street, Richland, MO 65556	$776,119
73.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Albuquerque Op Ctr	50%	725 6th Street N.W., Albuquerque, NM 87102	$4,116,059
74.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Carrollton-Mn Bldng	50%	1101 S. Josey Lane, Carrollton TX 75006	$1,606,567
75.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Greenspoint	50%	12400 Interstate 45 North, Houston, TX 77060	$3,104,478
76.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Mission - Main Building	50%	1101 N. Conway Avenue, Mission, TX 78572	$1,047,761
77.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Bellingham	50%	112 E. Holly Street, Bellingham, WA 98255	$2,064,478
78.	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	Spokane Bankcard	50%	1616 S. Rustle Road, Spokane, WA 99224	$6,165,857
79.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Inglewood Main	50%	330 E. Manchester Blvd., Inglewood, CA 90301	$1,754,264
80.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Palmdale Branch	50%	839 E. Palmdale Blvd., Palmdale, CA 93550	$742,233
81.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Ocala Downtown	50%	35 S.E. 1st Avenue, Ocala, FL 34471	$2,881,729

	RECORD OWNER	PROPERTY NAME	PERCENTAGE OWNERSHIP	ADDRESS	PURCHASE PRICE
82.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Winter Park	50%	750 S. Orlando Avenue, Winter Park, FL 32789	$1,533,894
83.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Concord	50%	5353 S. Lindbergh Blvd., St. Louis, MO 63126	$1,161,114
84.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Florissant Facilty	50%	880 Rue Saint Francois, Florissant, MO 63031	$632,805
85.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Hampton-Main	50%	4301 Hampton Avenue, St. Louis, MO 63109	$2,142,320
86.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Independence Square	50%	129 W. Lexington Avenue, Independence, MO 64050	$599,278
87.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Lexington Faclty-Mn Bldng	50%	1016 Main Street, Lexington, MO 64607	$172,164
88.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Oak Trafficway	50%	8320 N. Oak Trafficway, N. Kansas City, MO 64118	$811,624
89.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Muskogee Main	50%	230 W. Broadway, Muskogee, OK 74401	$325,385
90.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Fort Sam Houston-Mn Bldng	50%	1422 E. Grayson Street, San Antonio, TX 78208	$701,318
91.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Mount Pleasant	50%	302 N. Jefferson Avenue, Mt. Pleasant, TX 75455	$482,139
92.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Old Hampton	50%	1 W. Queens Way, Hampton, VA 23669	$749,580
93.	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	Richland - Main Building	50%	1007 Knight Street, Richland, WA 99352	$1,598,466
94.	200 FRANKLIN TRUST	Philips Building	25%	200 Franklin Square Drive, Somerset, NJ 08873	$48,485,660

LEASED PROPERTIES

	GROUND LESSOR	GROUND LESSEE	LEASE EXPIRATION DATE	PROPERTY NAME	PERCENTAGE OWNERSHIP[6]	ADDRESS	CURRENT ANNUAL RENT
1.	City of Phoenix	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	6/30/2053	Camelback-Bank Am	50%	1825 E. Buckeye Road, Phoenix, AZ 85034	$240,012.74
2.	City of Phoenix	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	6/30/2053	Catalina-Bank Ame	50%	1825 E. Buckeye Road, Phoenix, AZ 85034	$240,012.74
3.	City of Phoenix	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	6/30/2053	Maricopa-Bank Ami	50%	1825 E. Buckeye Road, Phoenix, AZ 85034	$240,012.74
4.	City of Phoenix	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	6/30/2053	McDowell-Bank Ame	50%	1825 E. Buckeye Road, Phoenix, AZ 85034	$240,012.74
5.	City of Phoenix	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	6/30/2053	South Mountain	50%	1825 E. Buckeye Road, Phoenix, AZ 85034	$240,012.74
6.	Gillenwaters Development Inc	GPT GIG BOA PORTFOLIO OWNER LLC (DE)	7/31/2012	South Glenstone-Mn Bldng	50%	2940 S. Glenstone Avenue, Springfield, MO 65804	$50,476.44

[6]	The Percentage Ownership column represents Borrower’s percentage of ownership in each of GPT GIG BOA PORTFOLIO OWNER LLC and GPT GIG BOA PORTFOLIO HFS OWNER LLC.

	GROUND LESSOR	GROUND LESSEE	LEASE EXPIRATION DATE	PROPERTY NAME	PERCENTAGE OWNERSHIP[6]	ADDRESS	CURRENT ANNUAL RENT
7.	Bass Pro Shops Springfield West LLC fna Three Johns Company	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	4/30/2016	West Sunshine-Mn Bldng	50%	710 W. Sunshine Street, Springfield, MO 65807	$6,000
8.	Peter Makaus & MCP Investments	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	12/31/2069	Camelback Uptwn-Mn Bldng	50%	51 E. Camelback Road, Phoenix, AZ 85012	$134,816.40
9.	Hutrack Family Partnership LTD	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	2/28/2062	Clermont - Main Building	50%	690 E. Highway 50, Clermont, FL 34711	$72,685.08
10.	Aberdeen Cemetary Assoc	GPT GIG BOA PORTFOLIO HFS OWNER LLC (DE)	6/30/2022	Aberdeen Bldg/BR	50%	101 E. Market Street, Aberdeen, WA 98520	132,469.80

SCHEDULE 4.13

ENVIRONMENTAL MATTERS

None.

SCHEDULE 4.15

MATERIAL CONTRACTS

1.	Asset Management Services Agreement, dated as of March 30, 2012, by and between KBS Acquisition Sub, LLC and GKK Realty Advisors, LLC, as amended; and

2.	Amended and Restated Master Lease Agreement, dated as of January 1, 2005, by and between Bank of America, N.A. and GPT GIG BOA Portfolio Owner LLC.

SCHEDULE 5.5

INSURANCE

[To be attached on the Closing Date]

SCHEDULE 5.21

POST CLOSING OBLIGATIONS

None.

SCHEDULE 6.1

EXISTING INDEBTEDNESS

BORROWER NAME	CREDIT FACILITY	COLLATERAL SECURING DEBT	RECOURSE OR NON RECOURSE	BALANCE AS OF JUNE 30, 2013	START DATE	MATURITY DATE
GPT GIT BOA Portfolio Owner LLC	KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital as Master Servicer, in trust for Wells Fargo Bank, N.A., as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2013-FL3	All real estate assets and fixtures located at all properties owned or leased by GPT GIT BOA Portfolio Owner LLC as set forth on Schedule 4.12 to the Credit Agreement	Non-recourse except for customary carveouts and guaranties	$200,000,000	12/6/2012	12/9/2014
GPT Greenwood Owner LLC	Northwestern Mutual Life Insurance Co.	All real estate assets and fixtures located at the property described in item 12 of Schedule 4.12 to the Credit Agreement (Greenwood-Indiana)	Non-recourse except for customary carveouts and guaranties	$8,019,000	5/16/2013	6/15/2018

BORROWER NAME	CREDIT FACILITY	COLLATERAL SECURING DEBT	RECOURSE OR NON RECOURSE	BALANCE AS OF JUNE 30, 2013	START DATE	MATURITY DATE
GPT Mt. Comfort Owner LLC	Northwestern Mutual Life Insurance Co.	All real estate assets and fixtures located at the property described in item 13 of Schedule 4.12 to the Credit Agreement (Mt. Comfort – Indiana)	Non-recourse except for customary carveouts and guaranties	$6,481,000	5/16/2013	6/15/2018
GPT Hutchins Owner LLC	Aviva Life and Annuity Co.	All real estate assets and fixtures located at the property described in item 15 of Schedule 4.12 to the Credit Agreement (Adessa Car Lot)	Non-recourse except for customary carveouts and guaranties	$26,322,387	5/20/2011	6/1/2029

BORROWER NAME	CREDIT FACILITY	COLLATERAL SECURING DEBT	RECOURSE OR NON RECOURSE	BALANCE AS OF JUNE 30, 2013	START DATE	MATURITY DATE
GPT Hialeah Gardens Owner LLC	WMN, LLC	All real estate assets and fixtures located at the property described in item 18 of Schedule 4.12 to the Credit Agreement (Preferred Freezer)	Non-recourse except for customary carveouts and guaranties	$4,990,000	5/28/2013	5/31/2014
200 FRANKLIN TRUST	Nomura Credit & Capital, Inc.	All real estate assets and fixtures located at the property described in item 94 of Schedule 4.12 to the Credit Agreement (Philips)	None	$41,000,000	9/1/2005	9/11/2015

SCHEDULE 6.2

EXISTING LIENS

Liens securing the Existing Indebtedness listed on Schedule 6.1 of the Credit Agreement, and encumbering property not owned by any Credit Party.

SCHEDULE 6.5

EXISTING RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS

None.

SCHEDULE 6.9

EXISTING AFFILIATE TRANSACTIONS

None.